                                                                    Exhibit 4.12

                                                                  EXECUTION COPY

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                          TRUST INDENTURE AND MORTGAGE

                          DATED AS OF NOVEMBER 14, 2006

                                     BETWEEN

                           JETBLUE AIRWAYS CORPORATION

                                      OWNER

                                       AND

                            WILMINGTON TRUST COMPANY,
                         NOT IN ITS INDIVIDUAL CAPACITY,
                       EXCEPT AS EXPRESSLY STATED HEREIN,
                            BUT SOLELY AS MORTGAGEE,

                                    MORTGAGEE

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                                        i

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     SECTION 7.03.   No Representations or Warranties as to Pledged Spare Parts or Spare

                                       ii

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     SECTION 12.04.  Trust Indenture for Benefit of Owner, Mortgagee, Note

ANNEX A        Definitions
ANNEX B        Insurance
EXHIBIT A      Form of Trust Indenture Location Supplement
EXHIBIT B      Form of Trust Indenture Collateral Supplement
SCHEDULE I     Designated Locations

                                       iii

                          TRUST INDENTURE AND MORTGAGE

            TRUST INDENTURE AND MORTGAGE, dated as of November 14, 2006 ("TRUST
INDENTURE"), between JETBLUE AIRWAYS, CORPORATION, a Delaware corporation
("OWNER"), and WILMINGTON TRUST COMPANY, a Delaware banking corporation, not in its individual capacity, except as expressly stated herein, but solely as
Mortgagee hereunder (together with its successors hereunder, the "MORTGAGEE").

                               W I T N E S S E T H

            WHEREAS, all capitalized terms used herein shall have the respective meanings set forth or referred to in Article I hereof;

            WHEREAS, the Owner, which is a certificated air carrier under
Section 44705 of title 49 of the U.S. Code as certified by Owner in Section
12.15 herein, and the Mortgagee desire by this Trust Indenture, among other things, (i) to provide for the issuance by the Owner of the Equipment Notes and
(ii) to provide for the assignment, mortgage and pledge by the Owner to the
Mortgagee, as part of the Collateral hereunder, among other things, of all of the Owner's right, title and interest in and to the Pledged Spare Parts and, except as hereinafter expressly provided, all payments and other amounts received hereunder in accordance with the terms hereof, as security for, among other things, the Owner's obligations to the Note Holders and the Indenture
Indemnitees;

            WHEREAS, Schedule I to this Trust Indenture specifically describes the locations at which the Spare Parts and Appliances covered by the security interest of this Trust Indenture may be maintained by or on behalf of the Owner, and Section 4.04(b) of this Trust Indenture provides for the designation of additional locations pursuant to Trust Indenture Location Supplements;

            WHEREAS, all things have been done to make the Equipment Notes, when executed by the Owner and authenticated and delivered by the Mortgagee hereunder, the valid, binding and enforceable obligations of the Owner; and

            WHEREAS, all things necessary to make this Trust Indenture the valid, binding and legal obligation of the Owner for the uses and purposes herein set forth, in accordance with its terms, have been done and performed and have happened;

                                 GRANTING CLAUSE

            NOW, THEREFORE, THIS TRUST INDENTURE AND MORTGAGE WITNESSETH, that, to secure the prompt payment of the Original Amount of, interest on, Break
Amount, if any, Premium, if any, and all other amounts due with respect to, all
Equipment Notes from time to time outstanding hereunder according to their tenor and effect and to secure the performance and observance by the Owner of all the agreements, covenants and provisions contained herein and in the other Operative
Agreements for the benefit of the Note Holders and each of the Indemnitees, and in consideration of the premises and of the covenants herein contained, and of the acceptance of the Equipment Notes by the holders thereof, and for other good and valuable consideration the receipt and adequacy whereof are hereby acknowledged, the Owner has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged and confirmed, and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and confirm, unto the
Mortgagee, its successors in trust and assigns, for the security and benefit of, the Note Holders and each of the Indenture Indemnitees, a first priority security interest and mortgage lien on all right, title and interest of the
Owner in, to and under the following described property, rights and privileges, whether now or hereafter acquired (which, collectively, together with all property hereafter specifically subject to the Lien of this Trust Indenture by the terms hereof or any supplement hereto, are included within, and are referred to as, the "COLLATERAL"), to wit:

            (1)   All Spare Parts and Appliances, first placed in service after
October 22, 1994 and currently owned or hereafter acquired by the Owner that (I)
are appropriate for incorporation in, installation on, attachment or appurtenance to, or use in, (a) one or more Airbus model A320 Aircraft or
Embraer model 190 Aircraft (each a "QUALIFIED AIRCRAFT TYPE"), or (b) any Engine utilized on any such Qualified Aircraft Type, or (c) any other Qualified Spare
Part, or (II) effective on and after the date that the Owner shall have executed and delivered to the Mortgagee a Trust Indenture Supplement are described in such Trust Indenture Supplement ((I) and (II) collectively, "QUALIFIED SPARE
PARTS"), provided; however, that the following shall be excluded from the Lien of this Trust Indenture: (w) any Spare Part or Appliance so long as it is incorporated in, installed on, attached or appurtenant to, or being used in, an
Aircraft, Engine or Qualified Spare Part that is so incorporated, installed, attached, appurtenant or being used; (x) any Spare Part or Appliance that has been incorporated in, installed on, attached or appurtenant to, or used in an
Aircraft, Engine or Qualified Spare Part that has been so incorporated, installed, attached, appurtenant or used, for so long after its removal from such Aircraft or Engine as it remains owned by a lessor or conditional seller of, or subject to a Lien applicable to, such Aircraft or Engine; (y) the
Excluded Parts; and (z) any Spare Part or Appliance leased to, loaned to, or held on consignment by, the Owner (such Qualified Spare Parts, giving effect to such exclusions, the "PLEDGED SPARE PARTS");

            (2)   The rights of the Owner under any warranty or indemnity,
express or implied, regarding title, materials, workmanship, design or patent infringement or related matters in respect of the Pledged Spare Parts (the
"WARRANTIES");

            (3)   All proceeds with respect to the sale or other disposition by the Mortgagee of any Pledged Spare Part or other Collateral pursuant to the terms of this Trust Indenture, and all insurance proceeds with respect to any
Pledged Spare Part, but excluding any insurance maintained by the Owner and not required under Section 4.09;

            (4)   All rents, revenues and other proceeds collected by the
Mortgagee pursuant to Section 5.03(b) and all monies and securities from time to time deposited or required to be deposited with the Mortgagee by or for the account of the Owner pursuant to any terms of this Trust Indenture or the
Collateral Maintenance Agreement held or required to be held by the Mortgagee hereunder, including all Eligible Accounts (including the Securities Account);

                                        2

            (5)   All cash, Investment Securities and other financial assets held in any Eligible Account by the Mortgagee or an Eligible Institution; all
Cash Collateral; and all security entitlements with respect thereto;

            (6)   All repair, maintenance and inventory records, logs, manuals and all other documents and materials similar thereto (including, without limitation, any such records, logs, manuals, documents and materials that are computer print-outs) at any time maintained, created or used by the Owner, and all records, logs, documents and other materials required at any time to be maintained by the Owner pursuant to the FAA or under the Act, in each case with respect to any of the Pledged Spare Parts (the "SPARE PARTS DOCUMENTS");

            (7)   All Pledged Spare Engine Collateral, if any; and

            (8)   All proceeds of the foregoing.

            PROVIDED, HOWEVER, that notwithstanding any of the foregoing provisions, (A) as of the date hereof, the initial Collateral does not include any Spare Engines, or any Qualified Spare Parts relating to Additional Qualified
Aircraft Types, and the same shall not be included in the Collateral unless and until the provisions of Sections 11.01 and 11.02 hereof with respect to such additional Collateral have been satisfied and Owner has executed and delivered to Mortgagee a Trust Indenture Collateral Supplement in respect thereof; and,
(B) so long as no Event of Default shall have occurred and be continuing, (a)
the Mortgagee or any Person claiming by or through the Mortgagee, shall not take or cause to be taken any action contrary to the Owner's rights hereunder, including, without limitation the right to quiet enjoyment of the Pledged Spare
Parts and any Pledged Spare Engine, and to possess, use, retain and control the
Pledged Spare Parts and any Pledged Spare Engine, and all revenues, income and profits derived therefrom, and (b) the Owner shall have the right, to the exclusion of the Mortgagee, with respect to the warranties and indemnities referred to in clause (2) above, to exercise in the Owner's name all rights and powers (other than to amend, modify or waive any of the warranties or indemnities contained therein, except in the exercise of the Owner's reasonable business judgment) and to retain any recovery or benefit resulting from the enforcement of any warranty or indemnity; and provided further that, notwithstanding the occurrence or continuation of an Event of Default, the
Mortgagee shall not enter into any amendment of any such warranty or indemnity which would increase the obligations of the Owner thereunder.

            TO HAVE AND TO HOLD all and singular the aforesaid property unto the
Mortgagee, and its successors and assigns, in trust for the equal and proportionate benefit and security of the Note Holders and the Indenture
Indemnitees, except as provided in Section 2.13 and Article III hereof, without any preference, distinction or priority of any one Equipment Note over any other by reason of priority of time of issue, sale, negotiation, date of maturity thereof or otherwise for any reason whatsoever, and for the uses and purposes and in all cases and as to all property specified in clauses (1) through (8)
inclusive above, subject to the terms and provisions set forth in this Trust
Indenture.

            It is expressly agreed that anything herein contained to the contrary notwithstanding, the Owner shall remain liable under the Indenture
Agreements to perform all of the obligations assumed by it thereunder, except to the extent prohibited or excluded from doing

                                        3

so pursuant to the terms and provisions thereof, and the Mortgagee, the Note
Holders and the Indenture Indemnitees shall have no obligation or liability under the Indenture Agreements by reason of or arising out of the assignment hereunder, nor shall the Mortgagee, the Note Holders or the Indenture
Indemnitees be required or obligated in any manner to perform or fulfill any obligations of the Owner under or pursuant to the Indenture Agreements, or, except as herein expressly provided, to make any payment, to make any inquiry as to the nature or sufficiency of any payment received by it, to present or file any claim, or to take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

            The Owner does hereby constitute the Mortgagee the true and lawful attorney of the Owner, irrevocably, granted for good and valuable consideration and coupled with an interest and with full power of substitution, and with full power (in the name of the Owner or otherwise) to ask for, require, demand, receive, compound and give acquittance for any and all monies and claims for monies (in each case including insurance and requisition proceeds) due and to become due under or arising out of the Indenture Agreements, and all other property which now or hereafter constitutes part of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or to take any action or to institute any proceedings which the
Mortgagee may deem to be necessary or advisable in the premises; provided that the Mortgagee shall not exercise any such rights except upon the occurrence and during the continuance of an Event of Default hereunder.

            The Owner agrees that at any time and from time to time, upon the written request of the Mortgagee, the Owner will promptly and duly execute and deliver or cause to be duly executed and delivered any and all such further instruments and documents (including without limitation UCC continuation statements) as the Mortgagee may reasonably deem necessary to perfect, preserve or protect the mortgage, security interests and assignments created or intended to be created hereby or to obtain for the Mortgagee the full benefits of the assignment hereunder and of the rights and powers herein granted.

            IT IS HEREBY COVENANTED AND AGREED by and between the parties hereto as follows:

                                    ARTICLE I

                                   DEFINITIONS

            Capitalized terms used but not defined herein shall have the respective meanings set forth or incorporated by reference, and shall be construed in the manner described, in Annex A hereto.

                                   ARTICLE II

                               THE EQUIPMENT NOTES

            SECTION 2.01. FORM OF EQUIPMENT NOTES

            The Equipment Notes shall be substantially in the form set forth below:

                                        4

  THIS EQUIPMENT NOTE HAS NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF
     1933, AS AMENDED (THE "ACT"), OR PURSUANT TO THE SECURITIES LAWS OF ANY
      STATE. ACCORDINGLY, THIS EQUIPMENT NOTE MAY NOT BE SOLD UNLESS EITHER
  REGISTERED UNDER THE ACT AND SUCH APPLICABLE STATE LAWS OR AN EXEMPTION FROM
                        SUCH REGISTRATIONS IS AVAILABLE.

                           JETBLUE AIRWAYS CORPORATION

                            SERIES [G/A/B][________]*

                      EQUIPMENT NOTE DUE __________________

No. ____                               Date: [__________, ____]

                                                                   MATURITY DATE

                                                                   _____________

            JETBLUE AIRWAYS CORPORATION, a Delaware corporation ("OWNER"), hereby promises to pay to [__________________], or the registered assignee thereof, the principal sum of $[____________] (the "ORIGINAL AMOUNT"), together with interest on the amount of the Original Amount remaining unpaid from time to time from the date hereof until paid in full at a rate per annum for each
Interest Period equal to the Debt Rate applicable for this Series for such
Interest Period (calculated on the basis of [A YEAR OF 360 DAYS AND ACTUAL DAYS
ELAPSED] during the period for which such amount accrues(1)). The Original
Amount of this Equipment Note shall be paid [______ ______](2) (the "MATURITY
DATE"). Accrued but unpaid interest shall be due and payable in quarterly installments commencing on [JANUARY 2ND, 2007](3)

_______________________

*     The Initial Equipment Notes shall be designated Series G-1 and Series B-1.
      The first Additional Equipment Notes, if any, issued pursuant to Article
      XI shall be designated Series G-2 (or A-2 if the related Certificates of such Series does not have the benefit of a Policy) and/or Series B-2, with any subsequent issuance of Additional Equipment Notes being designated
      Series G-3 (or A-3 if the related Certificates of such Series does not have the benefit of a Policy) and/or B-3, and so forth in chronological number designations with each issuance of Additional Equipment Notes.

(1)   Applicable to the Initial Equipment Notes and any Additional Equipment
      Note bearing a floating Debt Rate. The amount of the interest on any
      Additional Equipment Note bearing a fixed Debt Rate shall be calculated on the basis specified in the applicable Officer's Certificate in respect thereof delivered pursuant to Section 11.03 and set forth in the form of such Additional Equipment Note.

(2)   The Original Amount of the Initial Equipment Notes shall be paid in full on January 2, 2014. The amortization of the Original Amount and maturity thereof for each Additional Equipment Note shall be as specified in the applicable Officer's Certificate in respect thereof delivered pursuant to
      Section 11.03 and set forth in the form of such Additional Equipment Note.

(3)   To be the first installment date for payment of interest on the Initial
      Equipment Notes. The first installment date of payment on any Additional
      Equipment Note shall be as specified in the applicable Officer's
      Certificate in respect thereof delivered pursuant to Section 1.03 and set forth in the form of such Additional Equipment Note.

                                        5

and thereafter on April 2nd, July 2nd, October 2nd and January 2nd, of each year, to and including the Maturity Date. Interest shall be payable with respect to the first but not the last day of each Interest Period. Notwithstanding the foregoing, the final payment made on this Equipment Note shall be in an amount sufficient to discharge in full the unpaid Original Amount and all accrued and unpaid interest on, and any other amounts due under, this Equipment Note.
Notwithstanding anything to the contrary contained herein, if any date on which a payment under this Equipment Note becomes due and payable is not a Business
Day, then such payment shall not be made on such scheduled date but shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest payable.

            For purposes hereof, the term "Trust Indenture" means the Trust
Indenture and Mortgage, dated as of November 14, 2006, between the Owner and
Wilmington Trust Company (the "MORTGAGEE"), as the same may be amended or supplemented from time to time. All other capitalized terms used in this
Equipment Note and not defined herein shall have the respective meanings assigned in the Trust Indenture.

            This Equipment Note shall bear interest, payable on demand, at the
Payment Due Rate applicable for this Series (calculated on the basis of [A YEAR
OF 360 DAYS AND ACTUAL DAYS ELAPSED](4) during the period for which such amount accrues) on any overdue payment of all or a portion of the Original Amount and
(to the extent permitted by applicable Law) any overdue interest and any other amounts payable hereunder which are overdue, in each case for the period the same is overdue. Amounts shall be overdue if not paid when due (whether at stated maturity, by acceleration or otherwise).

            This Equipment Note is subject to redemption as provided herein [IN
SECTION 2.11] and Section 2.12 of the Trust Indenture but not otherwise. In addition, this Equipment Note may be accelerated as provided in Section 5.02 of the Trust Indenture, and the holder by acceptance of this Note agrees to be bound by said provisions. [INSERT APPLICABLE REDEMPTION PROVISION, INCLUDING
REDEMPTION PRICE AND PREMIUM, IF ANY, FOR THE APPLICABLE ADDITIONAL EQUIPMENT
NOTE](5)

            There shall be maintained an Equipment Note Register for the purpose of registering transfers and exchanges of Equipment Notes of each Series at the
Corporate Trust Office of the Mortgagee or at the office of any successor in the manner provided in Section 2.07 of the Trust Indenture.

            The Original Amount and interest and other amounts due hereunder shall be payable in Dollars in immediately available funds at the Corporate
Trust Office of the Mortgagee, or as otherwise provided in the Trust Indenture.
Each such payment shall be made on the date such payment is due and without any presentment or surrender of this Equipment

_______________________

(4)   See footnote #1

(5)   Section 2.11 redemption provisions are applicable to the Initial Equipment
      Notes. The redemption provisions for Additional Equipment Notes, including the no-call period, Redemption Price, Premium (if any), and ability to prepay in whole and/or in part, shall be as specified in the applicable
      Officer's Certificate in respect thereof delivered pursuant to Section
      11.03 and set forth in the form of such Additional Equipment Note.

                                        6

Note, except that in the case of any final payment with respect to this
Equipment Note, the Equipment Note shall be surrendered promptly thereafter to the Mortgagee for cancellation. The Mortgagee shall remit such amounts received by it to the holder hereof as set forth in the Trust Indenture.

            The holder hereof, by its acceptance of this Equipment Note, agrees to the provisions of the Trust Indenture, the Collateral Maintenance Agreement
and the Intercreditor Agreement (including, without limitation, those provisions pertaining to the issuance of Additional Equipment Notes ratably secured by the
Collateral and which may be of the same Series ranking on parity with this
Equipment Note). Without limiting the generality of the foregoing, the holder hereof agrees that, except as provided in the Trust Indenture, each payment of all or a portion of the Original Amount, interest, Break Amount, if any, and
Premium, if any, received by it hereunder shall be applied, first, to the payment of Break Amount, if any, with respect to this Equipment Note, second, to the payment of accrued interest on this Equipment Note (as well as any interest on any overdue payment of all or a portion of the Original Amount, any overdue
Break Amount and Premium, if any, or, to the extent permitted by Law, any overdue interest and other amounts hereunder) to the date of such payment, third, to the payment of all or the portion of the Original Amount of this
Equipment Note then due, fourth, to the payment of Premium, if any, and any other amount due hereunder or under the Trust Indenture, and fifth, the balance, if any, remaining thereafter, to the payment of the Original Amount of this
Equipment Note remaining unpaid.

            This Equipment Note is one of the Equipment Notes referred to in the
Trust Indenture which have been or are to be issued by the Owner pursuant to the terms of the Trust Indenture. The Collateral is held by the Mortgagee as security, in part, for the Equipment Notes of all Series issued under the Trust
Indenture. The provisions of this Equipment Note are subject to the Trust
Indenture. Reference is hereby made to the Trust Indenture for a complete statement of the rights and obligations of the holder of, and the nature and extent of the security for, this Equipment Note and the rights and obligations of the holders of, and the nature and extent of the security for, any other
Equipment Notes executed and delivered under the Trust Indenture, as well as for a statement of the terms and conditions of the Trust created by the Trust
Indenture, to all of which terms and conditions in the Trust Indenture each holder hereof agrees by its acceptance of this Equipment Note.

            As provided in the Trust Indenture and subject to certain
limitations therein set forth, this Equipment Note is exchangeable for a like aggregate Original Amount of Equipment Notes of the same Series of different authorized denominations, as requested by the holder surrendering the same.

            Prior to due presentment for registration of transfer of this
Equipment Note, the Owner and the Mortgagee shall treat the person in whose name this Equipment Note is registered as the owner hereof for all purposes, whether or not this Equipment Note be overdue, and neither the Owner nor the Mortgagee shall be affected by notice to the contrary.

            In no event shall the Debt Rate (including any other relevant amount) hereon at any time exceed the maximum rate of interest permitted under applicable law.

                                        7

            [THE INDEBTEDNESS EVIDENCED BY THIS EQUIPMENT NOTE IS, TO THE EXTENT
AND IN THE MANNER PROVIDED IN THE TRUST INDENTURE, SUBORDINATE AND SUBJECT IN
RIGHT OF PAYMENT TO THE PRIOR PAYMENT IN FULL OF THE SECURED OBLIGATIONS (AS
DEFINED IN THE TRUST INDENTURE) IN RESPECT OF ALL SENIOR EQUIPMENT NOTES AT ANY
TIME ISSUED, AND CERTAIN OTHER SECURED OBLIGATIONS AND THIS EQUIPMENT NOTE IS
ISSUED SUBJECT TO SUCH PROVISIONS. THE NOTE HOLDER OF THIS EQUIPMENT NOTE, BY
ACCEPTING THE SAME, (A) AGREES TO AND SHALL BE BOUND BY SUCH PROVISIONS, (B)
AUTHORIZES AND DIRECTS THE MORTGAGEE ON HIS BEHALF TO TAKE SUCH ACTION AS MAY BE
NECESSARY OR APPROPRIATE TO EFFECTUATE THE SUBORDINATION AS PROVIDED IN THE
TRUST INDENTURE AND (C) APPOINTS THE MORTGAGEE HIS ATTORNEY-IN-FACT FOR SUCH
PURPOSE.](6)

            Unless the certificate of authentication hereon has been executed by or on behalf of the Mortgagee by manual signature, this Equipment Note shall not be entitled to any benefit under the Trust Indenture or be valid or obligatory for any purpose.

            THIS EQUIPMENT NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE
WITH THE LAWS OF THE STATE OF NEW YORK.

                                     *  *  *

_______________________

(6)   To be inserted in the case of any Junior Equipment Note.

                                        8

            IN WITNESS WHEREOF, the Owner has caused this Equipment Note to be executed in its corporate name by its officer thereunto duly authorized on the date hereof.

                                          JETBLUE AIRWAYS CORPORATION

                                          By:___________________________________
                                             Name:
                                             Title:

                                        9

                    MORTGAGEE'S CERTIFICATE OF AUTHENTICATION

            This is one of the Equipment Notes, referred to in the
within-mentioned Trust Indenture.

                                          WILMINGTON TRUST COMPANY, as
                                              Mortgagee

                                          By:___________________________________
                                             Name:
                                             Title:

                                       10

            SECTION 2.02. ISSUANCE AND TERMS OF EQUIPMENT NOTES

            The Initial Equipment Notes shall be dated the Closing Date, shall be issued in two separate series consisting of Series G-1 and Series B-1 in the principal amount of the related secured loan as set forth in Section 2.1 of the
Initial Note Purchase Agreement. On the Closing Date, a Series G-1 Equipment
Note and a Series B-1 Equipment Note shall be issued to the Subordination Agent on behalf of the applicable Pass Through Trustee under the applicable Pass
Through Trust Agreement. Following the Closing Date, Owner may, from time to time, issue Additional Equipment Notes (as defined in and subject to the provisions of Article XI herein).

            The Equipment Notes of each Series shall be issued in registered form only. The Equipment Notes shall be issued in denominations of $1,000 and integral multiples thereof, except that one Equipment Note of each Series may be in an amount that is not an integral multiple of $1,000.

            Each Equipment Note shall bear interest on the unpaid Original
Amount thereof from time to time outstanding from the date thereof until paid in full at the rate per annum for each Interest Period equal to the applicable Debt
Rate for such Series for such Interest Period (calculated on the applicable basis set forth in the form of Equipment Note for such Series). Accrued interest on the Equipment Notes shall be payable in arrears on January 2nd, and on each
April 2nd, July 2nd and October 2nd (each a "PAYMENT DATE") until maturity, commencing on the first Payment Date from and following the issuance of such
Equipment Notes. Interest on the Equipment Notes shall be payable with respect to the first but not the last day of each Interest Period. In no event shall the
Debt Rate (including any other relevant amount) on any Equipment Note at any time exceed the maximum rate of interest permitted under applicable law. The
Original Amount of the Initial Equipment Notes shall be paid in full on January
2, 2014 ("MATURITY DATE" with respect to the Initial Equipment Notes). The
Maturity Date, Original Amount, Debt Rate, Payment Due Rate, Margin, and
redemption provisions of each Series of Additional Equipment Note shall be as certified to the Mortgagee by Owner pursuant to Section 11.03 in connection with the issuance thereof.

            Notwithstanding the foregoing, the final payment made under each
Equipment Note shall be in an amount sufficient to discharge in full the applicable unpaid Original Amount and all accrued and unpaid interest on, and any other amounts due under, such Equipment Note. Each Equipment Note shall bear interest, payable on demand, at the Payment Due Rate applicable for its respective Series (calculated on the basis of a year of 360 days and actual days elapsed during the period for which such amount accrues) on any part of the
Original Amount, and, to the extent permitted by applicable Law, interest and any other amounts payable thereunder not paid when due for any period during which the same shall be overdue, in each case for the period the same is overdue. Amounts under any Equipment Note shall be overdue if not paid when due
(whether at stated maturity, by acceleration or otherwise). Notwithstanding anything to the contrary contained herein, if any date on which a payment under any Equipment Note becomes due and payable is not a Business Day then such payment shall not be made on such scheduled date but shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest payable thereunder.

                                       11

            FOR PURPOSES OF THIS PARAGRAPH, THE TERMS "APPLIED DOWNGRADE
ADVANCE," "APPLIED NON-EXTENSION ADVANCE," "DOWNGRADE ADVANCE," "FINAL ADVANCE,"
"INVESTMENT EARNINGS," "NON-EXTENSION ADVANCE" AND "UNPAID ADVANCE" SHALL HAVE
THE MEANINGS SPECIFIED IN THE APPLICABLE PRIMARY LIQUIDITY FACILITY. The Owner
agrees to pay to the Mortgagee for distribution in accordance with Section 3.04 hereof: (i) an amount equal to the fees payable to the applicable Primary
Liquidity Provider under Section 2.03 of each Primary Liquidity Facility and the related Fee Letter; (ii) the amount equal to interest on any Downgrade Advance
(other than any Applied Downgrade Advance) payable under Section 3.07 of each applicable Primary Liquidity Facility minus Investment Earnings from such
Downgrade Advance thereunder; (iii) an amount equal to interest on any
Non-Extension Advance (other than any Applied Non-Extension Advance) payable under Section 3.07 of each applicable Primary Liquidity Facility minus
Investment Earnings from such Non-Extension Advance(s) thereunder; (iv) if any payment default shall have occurred and be continuing with respect to interest on any Equipment Note, the excess, if any, of (1) an amount equal to interest on any Unpaid Advance, Applied Downgrade Advance or Applied Non-Extension Advance
payable under Section 3.07 of each applicable Primary Liquidity Facility (or, if the applicable Policy Provider, if any, has made a payment equivalent to such an
Advance, as would have been payable under Section 3.07 of the applicable Primary
Liquidity Facility had such Advance been made) over (2) the sum of Investment
Earnings from any Final Advance under such applicable Primary Liquidity Facility plus any amount of interest at the Payment Due Rate actually payable (whether or not in fact paid) by Owner on the overdue scheduled interest on the applicable
Equipment Note; (v) any other amounts owed to the applicable Primary Liquidity
Provider by the Subordination Agent as borrower under each Primary Liquidity
Facility other than amounts due as repayment of advances thereunder or as interest on such advances, except to the extent payable pursuant to clause (ii),
(iii) or (iv) above; (vi) an amount equal to the fees payable to each Policy
Provider under Section 3.02 of the applicable Policy Provider Agreement and all other compensation and reimbursement of expenses and disbursements (but excluding reimbursement of advances) payable to such Policy Provider under such
Policy Provider Agreement (but excluding all such amounts actually paid by the
Owner to such Policy Provider under such Policy Provider Agreement); (vii) all compensation and reimbursement of expenses, disbursements and advances payable by Owner under the Pass Through Trust Agreements; and (viii) all compensation and reimbursement of expenses and disbursements payable to the Subordination
Agent under the Intercreditor Agreement except with respect to any income or franchise taxes incurred by the Subordination Agent in connection with the transactions contemplated by the Intercreditor Agreement.

            The Equipment Notes shall be executed on behalf of the Owner by one of its authorized officers. Equipment Notes bearing the signatures of individuals who were at any time the proper officers of the Owner shall bind the
Owner, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Equipment Notes or did not hold such offices at the respective dates of such Equipment Notes. The
Owner may from time to time execute and deliver Equipment Notes to the Mortgagee for authentication upon original issue and such Equipment Notes shall thereupon be authenticated and delivered by the Mortgagee upon the written request of the
Owner signed by an authorized officer of the Owner. No Equipment Note shall be secured by or entitled to any benefit under this Trust Indenture or be valid or obligatory for any purposes, unless there appears on such Equipment Note a certificate of authentication in the form provided for herein executed by the

                                       12

Mortgagee by the manual signature of one of its authorized officers and such certificate upon any Equipment Notes be conclusive evidence, and the only evidence, that such Equipment Note has been duly authenticated and delivered hereunder.

            The aggregate Original Amount of Equipment Notes under the Indenture is unlimited subject to the provisions of Article XI. The aggregate Original
Amount of the Initial Equipment Notes issued hereunder shall not exceed the sum of the amounts set forth in Section 2.1(a) and (b) of the Initial Note Purchase
Agreement. The aggregate Original Amount of each Series of Additional Equipment
Notes shall not exceed the sum of the amounts set forth in Section 2.1(a) and
(b) of the applicable Note Purchase Agreement relating to such Additional
Equipment Notes.

            SECTION 2.03. [INTENTIONALLY OMITTED.]

            SECTION 2.04. METHOD OF PAYMENT

                  (a)   Each payment of the Original Amount of, interest on,
Break Amount, if any, Premium, if any, and other amounts due under each
Equipment Note or hereunder will be payable in Dollars by wire transfer of immediately available funds not later than 11:30 AM, New York time, on the due date of payment to the Mortgagee at the Corporate Trust Office for distribution among the Note Holders in the manner provided herein. In the event that
Additional Equipment Notes are issued hereunder, each payment by the Owner shall be accompanied (or preceded) by a breakdown to the Mortgagee of the components of such payment on a Series by Series basis. The Owner shall not have any responsibility for the distribution of such payment to any Note Holder.
Notwithstanding the foregoing or any provision in any Equipment Note to the contrary, the Mortgagee will use reasonable efforts to pay or cause to be paid, if so directed in writing by any Note Holder (with a copy to the Owner), all amounts paid by the Owner hereunder and under such holder's Equipment Note or
Equipment Notes to such holder or a nominee therefor (including all amounts distributed pursuant to Article III of this Trust Indenture) by transferring, or causing to be transferred, by wire transfer of immediately available funds in
Dollars, prior to 2:00 p.m., New York City time, on the due date of payment, to an account maintained by such holder with a bank located in the continental
United States the amount to be distributed to such holder, for credit to the account of such holder maintained at such bank. If the Mortgagee shall fail to make any such payment as provided in the immediately foregoing sentence after its receipt of funds at the place and prior to the time specified above, the
Mortgagee, in its individual capacity and not as trustee, agrees to compensate such holders for loss of use of funds at the Debt Rate for the applicable Series until such payment is made and the Mortgagee shall be entitled to any interest earned on such funds until such payment is made. Any payment made by Owner or the Mortgagee hereunder shall be made without any presentment or surrender of any Equipment Note, except that, in the case of the final payment in respect of any Equipment Note, such Equipment Note shall be surrendered to the Mortgagee for cancellation promptly after such payment. Notwithstanding any other provision of this Trust Indenture to the contrary, the Mortgagee shall not be required to make, or cause to be made, wire transfers as aforesaid prior to the first Business Day on which it is practicable for the Mortgagee to do in view of the time of day when the funds to be so transferred were received by it if such funds were received by Mortgagee after 12 PM, New York time, at the place of payment, in which case Mortgagee shall make such required payment

                                       13

on the next immediate Business Day. Prior to the due presentment for registration of transfer of any Equipment Note, the Owner and the Mortgagee shall deem and treat the Person in whose name any Equipment Note is registered on the Equipment Note Register as the absolute owner and holder of such
Equipment Note for the purpose of receiving payment of all amounts payable with respect to such Equipment Note and for all other purposes, and none of the Owner or the Mortgagee shall be affected by any notice to the contrary. So long as any signatory to a Note Purchase Agreement or nominee thereof shall be a registered
Note Holder of the Equipment Notes referenced in such Note Purchase Agreement, all payments to it shall be made to the account of such Note Holder specified in
Schedule 1 to such Note Purchase Agreement and otherwise in the manner provided in or pursuant to such Note Purchase Agreement unless it shall have specified some other account or manner of payment by notice to the Mortgagee consistent with this Section 2.04.

                  (b)   The Mortgagee, as agent for the Owner, shall exclude and
withhold at the appropriate rate from each payment of all or a portion of the
Original Amount of, interest on, Break Amount, if any, Premium, if any, and other amounts due hereunder or under each Equipment Note (and such exclusion and withholding shall constitute payment in respect of such Equipment Note) any and all United States withholding taxes applicable thereto as required by Law. The
Mortgagee agrees to act as such withholding agent and, in connection therewith, whenever any present or future United States taxes or similar charges are required to be withheld with respect to any amounts payable hereunder or in respect of the Equipment Notes, to withhold such amounts and timely pay the same to the appropriate authority in the name of and on behalf of the Note Holders, that it will file any necessary United States withholding tax returns or statements when due, and that as promptly as possible after the payment thereof it will deliver to each Note Holder (with a copy to the Owner) appropriate receipts showing the payment thereof, together with such additional documentary evidence as any such Note Holder may reasonably request from time to time.

            If a Note Holder which is a Non-U.S. Person has furnished to the
Mortgagee a properly completed, accurate and currently effective U.S. Internal
Revenue Service Form W-8BEN (or such successor form or forms as may be required by the United States Treasury Department) that is valid and in effect on the date on which the payment hereunder or under the Equipment Note(s) held by such holder is made and has not notified the Mortgagee of the withdrawal or inaccuracy of such form prior to the date of such payment (and the Mortgagee has no reason to believe that any information set forth in such form is inaccurate), the Mortgagee shall withhold only the amount, if any, required by Law (after taking into account any applicable exemptions properly claimed by the Note
Holder) to be withheld from payments hereunder or under the Equipment Notes held by such holder in respect of United States federal income tax. If a Note Holder
(x) which is a Non-U.S. Person has furnished to the Mortgagee a properly completed, accurate and currently effective U.S. Internal Revenue Service Form
W-8ECI in duplicate (or such successor certificate, form or forms as may be required by the United States Treasury Department as necessary in order to properly avoid withholding of United States federal income tax), in the calendar year in which a payment is made (but prior to the making of any payment for such year) or either of the two preceding calendar years, and has not notified the
Mortgagee of the withdrawal or inaccuracy of such certificate or form prior to the date of such payment (and the Mortgagee has no reason to believe that any information set forth in such form is inaccurate) or (y) which is a U.S. Person has furnished to the Mortgagee a properly completed,

                                       14

accurate and currently effective U.S. Internal Revenue Service Form W-9, if applicable, prior to a payment hereunder or under the Equipment Notes held by such holder, no amount shall be withheld from payments in respect of United
States federal income tax. If any Note Holder has notified the Mortgagee that any of the foregoing forms or certificates is withdrawn or inaccurate, or if such holder has not filed a form claiming an exemption from United States withholding tax or if the Code or the regulations thereunder or the administrative interpretation thereof is at any time after the date hereof amended to require such withholding of United States federal income taxes from payments under the Equipment Notes held by such holder, the Mortgagee agrees to withhold from each payment due to the relevant Note Holder withholding taxes at the appropriate rate under Law and will, on a timely basis as more fully provided above, deposit such amounts with an authorized depository and make such returns, statements, receipts and other documentary evidence in connection therewith as required by Law.

            Owner shall not have any liability for the failure of the Mortgagee to withhold taxes in the manner provided for herein or for any false, inaccurate or untrue evidence provided by any Note Holder hereunder.

            SECTION 2.05. APPLICATION OF PAYMENTS

            Except as otherwise expressly provided herein, each payment of
Original Amount, interest or other amounts due in respect of each Equipment Note shall be distributed by the Mortgagee to the Note Holders thereof ratably, without priority of any one Equipment Note of a Series over any other Equipment
Note of the same Series.

            In the case of each Equipment Note, each payment of all or a portion of the Original Amount, Break Amount, if any, Premium, if any, and interest due thereon shall be applied:

            First: to the payment of Break Amount, if any, with respect to such
Equipment Note and any other amount (other than as covered by any of the following clauses of this Section 2.05) due hereunder or under such Equipment
Note;

            Second: to the payment of accrued interest on such Equipment Note
(as well as any interest on any overdue payment of all or a portion of the
Original Amount, any overdue Premium, if any, and to the extent permitted by
Law, any overdue interest and any other overdue amounts thereunder) to the date of such payment;

            Third: to the payment of the Original Amount of such Equipment Note
(or a portion thereof) then due thereunder;

            Fourth: to the payment of Premium, if any, and any other amount due hereunder or under such Equipment Note; and

            Fifth: the balance, if any, remaining thereafter, to the payment of the Original Amount of such Equipment Note remaining unpaid (provided that the
Initial Equipment Notes shall not be subject to redemption except as provided in
Sections 2.11 and 2.12 hereof, and any Additional Equipment Notes may be subject to redemption in accordance with the terms thereof).

                                       15

            SECTION 2.06. TERMINATION OF INTEREST IN COLLATERAL

            (a)   No Note Holder nor any other Indenture Indemnitee shall, as such, have any further interest in, or other right with respect to, the
Collateral when and if the Original Amount of, Break Amount, if any, Premium, if
any, and interest on and other amounts due under all Equipment Notes held by such Note Holder and all other sums then due and payable to such Note Holder, such Indenture Indemnitee or the Mortgagee hereunder (including, without limitation, under the third paragraph of Section 2.02 hereof and under the other
Operative Agreements by the Owner (collectively, the "SECURED OBLIGATIONS")
shall have been paid in full.

            (b)   Notwithstanding that the Secured Obligations may continue to be outstanding, no Note Holder nor any other Indenture Indemnitee shall, as such, have any further interest in, or other right with respect to, the amount of Cash Collateral or any Pledged Spare Engine Collateral released in accordance with the terms of Section 3.06 herein, or in any other Collateral which ceases for any reason to be Collateral hereunder.

            SECTION 2.07. REGISTRATION TRANSFER AND EXCHANGE OF EQUIPMENT NOTES

            The Mortgagee shall keep a register (the "EQUIPMENT NOTE REGISTER")
in which the Mortgagee shall provide for the registration of Equipment Notes of each Series and the registration of transfers thereof. No such transfer shall be given effect unless and until registration hereunder shall have occurred. The
Equipment Note Register shall be kept at the Corporate Trust Office of the
Mortgagee. The Mortgagee is hereby appointed "EQUIPMENT NOTE REGISTRAR" for the purpose of registering Equipment Notes of each Series and transfers of Equipment
Notes of each Series as herein provided. A holder of any Equipment Note intending to exchange such Equipment Note shall surrender such Equipment Note to the Mortgagee at the Corporate Trust Office, together with a written request from the registered holder thereof for the issuance of a new Equipment Note of the same Series, specifying, in the case of a surrender for transfer, the name and address of the new holder or holders. Upon surrender for registration of transfer of any Equipment Note, the Owner shall execute, and the Mortgagee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Equipment Notes of a like aggregate Original Amount and of the same Series as the Equipment Note so surrendered for transfer. At the option of the Note Holder, Equipment Notes may be exchanged for other Equipment
Notes of any authorized denominations of a like aggregate Original Amount and of the same Series as the Equipment Notes being exchanged, upon surrender of the
Equipment Notes to be exchanged to the Mortgagee at the Corporate Trust Office.
Whenever any Equipment Notes are so surrendered for exchange, the Owner shall execute, and the Mortgagee shall authenticate and deliver, the Equipment Notes which the Note Holder making the exchange is entitled to receive and each such
Equipment Note shall be issued in a principal amount of at least $1,000. All
Equipment Notes issued upon any registration of transfer or exchange of
Equipment Notes (whether under this Section 2.07 or under Section 2.08 hereof or otherwise under this Trust Indenture) shall be the valid obligations of the
Owner evidencing the same respective obligations, and entitled to the same security and benefits under this Trust Indenture, as the Equipment Notes surrendered upon such registration of transfer or exchange. Every Equipment Note presented or surrendered for registration of transfer, shall (if so required by the Mortgagee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Mortgagee duly executed by the Note Holder or such holder's attorney

                                       16

duly authorized in writing, and the Mortgagee shall require evidence satisfactory to it as to the compliance of any such transfer with the Securities
Act, and the securities Laws of any applicable state. The Mortgagee shall make a notation on each new Equipment Note of the amount of all payments of any portion of the Original Amount previously made on the old Equipment Note or Equipment
Notes with respect to which such new Equipment Note is issued and the date to which interest on such old Equipment Note or Equipment Notes has been paid.
Interest shall be deemed to have been paid on such new Equipment Note to the date on which interest shall have been paid on such old Equipment Note, and all payments of any portion of the Original Amount marked on such new Equipment
Note, as provided above, shall be deemed to have been made thereon. The Owner shall not be required to exchange any surrendered Equipment Notes as provided above during the ten (10) day period preceding the due date of any payment on such Equipment Note. The Owner shall in all cases deem the Person in whose name any Equipment Note shall have been issued and registered as the absolute owner and holder of such Equipment Note for the purpose of receiving payment of all amounts payable by the Owner with respect to such Equipment Note and for all purposes until a notice stating otherwise is received from the Mortgagee and such change is reflected on the Equipment Note Register. The Mortgagee will promptly notify the Owner of each registration of a transfer of an Equipment
Note. Any such transferee of an Equipment Note, by its acceptance of an
Equipment Note, agrees to the provisions of this Trust Indenture, the
Intercreditor Agreement, the Collateral Maintenance Agreement, and the Note
Purchase Agreement applicable to such Equipment Note (including Sections 6.3,
6.4 and 9.1 hereof) and shall be deemed to have covenanted to the parties to the applicable Note Purchase Agreement in respect of such Equipment Note as to the matters covenanted by the original Note Holder in such Note Purchase Agreement.
Subject to compliance by the Note Holder and its transferee (if any) of the requirements set forth in this Section 2.07, Mortgagee and Owner shall use all reasonable efforts to issue new Equipment Notes upon transfer or exchange within ten (10) Business Days of the date an Equipment Note is surrendered for transfer or exchange.

            SECTION 2.08. MUTILATED, DESTROYED, LOST OR STOLEN EQUIPMENT NOTES

            If any Equipment Note shall become mutilated, destroyed, lost or stolen, the Owner shall, upon the written request of the holder of such
Equipment Note, execute and the Mortgagee shall authenticate and deliver in replacement thereof a new Equipment Note, payable in the same Original Amount dated the same date and of the same Series. If the Equipment Note being replaced has become mutilated, such Equipment Note shall be surrendered to the Mortgagee and a photocopy thereof shall be furnished to the Owner. If the Equipment Note being replaced has been destroyed, lost or stolen, the holder of such Equipment
Note shall furnish to the Owner and the Mortgagee such security or indemnity as may be required by them to save and hold the Owner and the Mortgagee harmless and to provide evidence satisfactory to the Owner and the Mortgagee of the destruction, loss or theft of such Equipment Note and of the ownership thereof.
If a "qualified institutional buyer" of the type referred to in paragraph
(a)(1)(i)(A), (B), (D) or (E) of Rule 144A under the Securities Act (a "QIB") is the holder of any such destroyed, lost or stolen Equipment Note, then the written indemnity of such QIB, signed by an authorized officer thereof, in favor of, delivered to and in form reasonably satisfactory to the Owner shall be accepted as satisfactory indemnity and security and no further indemnity or security shall be required as a condition to the execution and delivery of such new Equipment Note. Subject to compliance by the Note Holder with the requirements set forth in this Section

                                       17

2.08, Mortgagee and Owner shall use all commercially reasonable efforts to issue new Equipment Notes within ten (10) Business Days of the date of the written request therefor from the Note Holder.

            SECTION 2.09. PAYMENT OF EXPENSES ON TRANSFER; CANCELLATION

                  (a)   No service charge shall be made to a Note Holder for any
registration of transfer or exchange of Equipment Notes, but the Mortgagee, as
Equipment Note Registrar, may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed on Owner and/or Mortgagee in connection with any registration of transfer or exchange of Equipment Notes.

                  (b)   The Mortgagee shall cancel all Equipment Notes
surrendered for replacement, redemption, transfer, exchange, payment or cancellation and shall destroy the canceled Equipment Notes.

            SECTION 2.10. [INTENTIONALLY OMITTED.]

            SECTION 2.11. OPTIONAL REDEMPTIONS OF EQUIPMENT NOTES

            (a)   The Initial Equipment Notes may be redeemed in accordance with
Section 2.12 below at any time in whole or (so long as no Payment Default has occurred and is continuing) in part by the Owner at its sole option (an
"OPTIONAL REDEMPTION") (except that no Initial Equipment Note may be redeemed by the Owner prior to the third (3rd) anniversary of the Issuance Date thereof
(other than in connection with a redemption to satisfy the Collateral Ratio or the Subordinated Collateral Ratio as provided in Section 3.1(a)(v) of the
Collateral Maintenance Agreement or the Rotable Ratio as provided in Section
3.1(b)(iii) of the Collateral Maintenance Agreement or the fleet reduction covenant provided in Section 3.3 of the Collateral Maintenance Agreement) at a
redemption price equal to the sum of the Original Amount (or portion thereof)
subject to such Optional Redemption and accrued and unpaid interest on, and
Premium, if any, and Break Amount, if any, with respect to, such Original
Amount.

            (b)   Additional Equipment Notes of any Series may be redeemed in accordance with the redemption provision specified in the applicable Officer's
Certificate for such Additional Equipment Note delivered pursuant to Section
11.03 and set forth in the form of such Additional Equipment Note for such
Series.

            (c)   Notwithstanding the foregoing, so long as all outstanding
Senior Equipment Notes and the Policy Provider Amounts (other than amounts described in subclause (c) of the definition of "Excess Reimbursement
Obligations" in the Intercreditor Agreement) have not been paid in full, the
Owner shall not make an Optional Redemption of any Junior Equipment Note (i) if
an Event of Default or failure by Owner to pay any amount of principal of or interest on any Equipment Note when due has occurred and is continuing as of the applicable redemption date or (ii) unless (x) the Owner shall have furnished to the Mortgagee (and, if a Policy Provider is then the Controlling Party, to such
Policy Provider) within sixty (60) days prior to the redemption date a certificate of an Officer certifying that, based upon the Pledged Spare Parts and any Pledged Spare Engines included in the Collateral determined as of a date within ten (10) days prior to the date of such certificate valued using the
Appraised Value of

                                       18

such Pledged Spare Parts and the Adjusted Fair Market Value of any Pledged Spare
Engines (but without requiring a new Independent Appraiser's Certificate), the
Collateral Ratio does not exceed the Maximum Collateral Ratio (after giving effect to any scheduled redemption of Equipment Notes on such redemption date)
or (y) all outstanding Senior Equipment Notes shall be redeemed in whole simultaneously with the Optional Redemption of the all outstanding Junior
Equipment Notes, provided that the Controlling Party may, with the consent of each Policy Provider that is not the Controlling Party, if any, waive compliance with the requirements of this sentence.

            SECTION 2.12. REDEMPTIONS; NOTICE OF REDEMPTION

                  (a)   No redemption of any Equipment Note may be made except
to the extent and in the manner expressly permitted by this Trust Indenture. No purchase of any Equipment Note may be made by the Mortgagee.

                  (b)   Notice of redemption with respect to the Equipment Notes
shall be given by the Mortgagee by first-class mail, postage prepaid, mailed not less than twenty (20) nor more than sixty (60) days prior to the applicable redemption date, to each Note Holder of such Equipment Notes to be redeemed, at such Note Holder's address appearing in the Equipment Note Register; provided that such notice shall be revocable by written notice from the Owner to each
Policy Provider and Mortgagee given not later than three (3) Business Days prior to the redemption date. All notices of redemption shall state: (1) the redemption date, (2) the applicable basis for determining the redemption price,
(3) that on the redemption date, the redemption price will become due and payable upon each such Equipment Note, and that, if any such Equipment Notes are then outstanding, interest on such Equipment Notes shall cease to accrue on and after such redemption date, and (4) the place or places where such Equipment
Notes are to be surrendered for payment of the redemption price. The Mortgagee shall promptly provide a copy of any such notice to the Policy Provider.

                  (c)   On or before the redemption date, the Owner (or any
person on behalf of the Owner) shall, to the extent an amount equal to the redemption price for the Equipment Notes to be redeemed on the redemption date shall not then be held by the Mortgagee, deposit or cause to be deposited with the Mortgagee by 12 PM New York time on the redemption date in immediately available funds the redemption price of the Equipment Notes to be redeemed, together with all amounts required to be paid by Owner referred to in Clause
"First" of Section 3.02.

                  (d)   Notice of redemption having been given as aforesaid, the
Equipment Notes to be redeemed shall, on the redemption date, become due and payable at the Corporate Trust Office of the Mortgagee or at any office or agency maintained for such purposes pursuant to Section 2.07, and from and after such redemption date (unless there shall be a default in the payment of the redemption price) any such Equipment Notes then outstanding shall cease to bear interest. Upon surrender of any such Equipment Note for redemption in accordance with said notice, such Equipment Note shall be redeemed at the redemption price.
If any Equipment Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal amount thereof shall, until paid, continue to bear interest from the applicable redemption date at the Debt Rate in effect for such Equipment Note as of such redemption date.

                                       19

If the Mortgagee shall fail to make any such payment as provided after its receipt of funds at its Corporate Trust Office prior to the time specified in
(c) above, then Mortgagee, in its individual capacity and not as trustee, agrees to be liable to such holders for the interest accrued at the applicable Debt
Rate for such Equipment Note from the date such Equipment Note should have been redeemed until the date of redemption thereof.

            SECTION 2.13. SUBORDINATION

                  (a)   The Owner and each Note Holder (by acceptance of its
Equipment Notes of any Series), hereby agree that no payment or distribution shall be made on or in respect of the Secured Obligations owed to such Note
Holder of such Series, including any payment or distribution of cash, property or securities after the commencement of a proceeding of the type referred to in
Section 5.01(v), (vi) or (vii) hereof, except as expressly provided in Article
III hereof.

                  (b)   By the acceptance of its Junior Equipment Notes, each
Junior Equipment Note Holder agrees that in the event it receives, in its capacity as a Note Holder, any payment or distribution on any Secured
Obligations in respect of such Junior Equipment Note which it is not entitled to receive under this Section 2.13 or Article III hereof, it will hold any amount so received in trust for the Note Holders of the Senior Equipment Notes (or other applicable Indenture Indemnitee, as the case may be) and will forthwith turn over such payment to the Mortgagee in the form received to be applied as provided in Article III hereof.

                                   ARTICLE III

                RECEIPT, DISTRIBUTION AND APPLICATION OF PAYMENTS

            SECTION 3.01. BASIC DISTRIBUTIONS

            Except as otherwise provided in Sections 3.02 and 3.03 hereof, each scheduled payment of principal or interest on the Equipment Notes received by the Mortgagee shall be promptly distributed in the following order of priority:

            (i)   so much of such payment as shall be required to pay in full the aggregate amount of the payment or payments of the Original Amount and interest (as well as any interest on any overdue payment of all or any portion of the Original Amount and, to the extent permitted by Law, on any overdue interest) then due under all Senior Equipment Notes shall be distributed to the
Note Holders of such Senior Equipment Notes ratably, without priority of one over the other, in the proportion that the amount of such payment or payments then due under each Senior Equipment Note, bears to the aggregate amount of the payments then due under all Senior Equipment Notes;

            (ii)  after giving effect to paragraph (i) above, so much of such payment remaining as shall be required to pay in full the aggregate amount of the payment or payments of the Original Amount and interest (as well as any interest on any overdue payment of all or any portion of the Original Amount and, to the extent permitted by Law, on any overdue interest) then due under all
Junior Equipment Notes shall be distributed to the Note Holders of such

                                       20

Junior Equipment Notes ratably, without priority of one over the other, in the proportion that the amount of such payment or payments then due under each
Junior Equipment Note bears to the aggregate amount of the payments then due under all Junior Equipment Notes.

            SECTION 3.02. REDEMPTIONS

            Except as otherwise provided in Section 3.03 hereof, any payments received by the Mortgagee pursuant to an Optional Redemption of Equipment Notes in accordance with Section 2.11 hereof shall be applied to redemption of the
Equipment Notes by applying such funds in the following order of priority:

            First: (a) to reimburse the Mortgagee and the Note Holders for any reasonable costs or expenses incurred in connection with such redemption for which they are entitled to reimbursement, or indemnity by Owner, under the
Operative Agreements and then (b) to pay any other Secured Obligations then due
(except as provided in clause "Second" below) to the Mortgagee, the Note Holders and the other Indenture Indemnitees under this Trust Indenture, the Note
Purchase Agreement or the Equipment Notes (other than amounts specified in clause Second below);

            Second: (i)     so much of such payment as shall be required to pay
in full the aggregate amount of the payment or payments of Original Amount and interest (as well as any interest on any overdue payment of all or any portion of the Original Amount and, to the extent permitted by Law, on any overdue interest), Break Amount, if any, and Premium, if any, then due under all outstanding Senior Equipment Notes shall be distributed to the Note Holders of such Senior Equipment Notes ratably, without priority of one over the other, in the proportion that the amount of such payment or payments then due under such
Senior Equipment Note, bears to the aggregate amount of the payments then due under all Senior Equipment Notes;

                    (ii)    after giving effect to paragraph (i) above, so much
of such payment remaining as shall be required to pay in full the aggregate amount of the payment or payments of Original Amount and interest (as well as any interest on any overdue payment of all or any portion of the Original Amount and, to the extent permitted by Law, on any overdue interest), Break Amount, if any, and Premium, if any, then due under all outstanding Junior Equipment Notes shall be distributed to the Note Holders of such Junior Equipment Notes ratably, without priority of one over the other, in the proportion that the amount of such payment or payments then due under such Junior Equipment Note bears to the aggregate amount of the payments then due under all Junior Equipment Notes;

            Third: the balance, if any, shall be distributed to Owner, as provided in clause "Fourth" of Section 3.03 hereof.

            SECTION 3.03. PAYMENTS AFTER EVENT OF DEFAULT

            Except as otherwise provided in Section 3.04 hereof, all payments received and amounts held or realized by the Mortgagee (including any amounts realized by the Mortgagee from the exercise of any remedies pursuant to Article
V hereof) after an Event of Default shall have occurred and be continuing and after the declaration specified in Section 5.02(b) hereof, as

                                       21

well as all payments or amounts then held by the Mortgagee as part of the
Collateral, shall be promptly distributed by the Mortgagee in the following order of priority: First: so much of such payments or amounts as shall be required to (i) reimburse the Mortgagee or WTC for any tax (except to the extent resulting from a failure of the Mortgagee to withhold taxes pursuant to Section
2.04(b) hereof), expense or other loss (including, without limitation, all amounts to be expended at the expense of, or charged upon the rents, revenues, issues, products and profits of, the property included in the Collateral, all such property being herein called the "MORTGAGED PROPERTY" pursuant to Section
5.03(b) hereof) incurred by the Mortgagee or WTC (to the extent not previously reimbursed), the expenses of any sale, or other proceeding, reasonable attorneys' fees and expenses, court costs, and any other expenditures incurred or advances made by the Mortgagee, WTC or the Note Holders in the protection, exercise or enforcement of any right, power or remedy or any damages sustained by the Mortgagee, WTC or any Note Holder, liquidated or otherwise, upon such
Event of Default shall be applied by the Mortgagee as between itself, WTC and the Note Holders in reimbursement of such expenses and any other expenses for which the Mortgagee, WTC or the Note Holders are entitled to reimbursement under any Operative Agreement, and (ii) pay all Secured Obligations payable to the other Indenture Indemnitees hereunder and under the Note Purchase Agreements
(other than amounts specified in clauses Second and Third of this Section 3.03 below), provided that, with respect to any such Secured Obligation the payment of which is specifically addressed in Section 3.2 of the Intercreditor
Agreement, funds available for payment of all such Secured Obligations shall be paid by the Mortgagee to the Subordination Agent for deposit into the Collection
Account (as defined in the Intercreditor Agreement) for distribution pursuant to
Section 3.2 of the Intercreditor Agreement; and in the case the aggregate amount to be so distributed is insufficient to pay as aforesaid in clauses (i) and
(ii), then ratably, without priority of one over the other, in proportion to the amounts owed each hereunder;

            Second: so much of such payments or amounts remaining as shall be required to reimburse the then existing or prior Note Holders for payments made by such Note Holders pursuant to Section 6.03 hereof (to the extent not previously reimbursed) shall be distributed first to such then existing or prior
Senior Equipment Note Holders ratably, without priority of one over the other, and second to such then existing or prior Junior Equipment Note Holders ratably, without priority of one over the other, in all cases in accordance with the amount of the payment or payments made by each such then existing or prior Note
Holder pursuant to said Section 6.03 hereof;

            Third: (i)    so much of such payments or amounts remaining as
shall be required to pay in full the aggregate unpaid Original Amount of all
Senior Equipment Notes, and the accrued but unpaid interest and other amounts due thereon (other than Premium which shall not be due and payable), and Break
Amount, if any, with respect to all Senior Equipment Notes and all other Secured
Obligations in respect of the Senior Equipment Notes (other than Premium) to the date of distribution, shall be distributed to the Note Holders of such Senior
Equipment Notes, and in case the aggregate amount so to be distributed shall be insufficient to pay in full as aforesaid, then ratably, without priority of one over the other, in the proportion that the aggregate unpaid Original Amount of all Senior Equipment Notes held by each holder plus the accrued but unpaid interest and other amounts due hereunder or thereunder (other than Premium, if any) to the date of distribution, bears to the aggregate unpaid Original Amount of all Senior Equipment

                                       22

Notes held by all such holders plus the accrued but unpaid interest and other amounts due thereon (other than Premium) to the date of distribution;

                  (ii)  after giving effect to paragraph (i) above, so much of such payments or amounts remaining as shall be required to pay in full the aggregate unpaid Original Amount of all Junior Equipment Notes, and the accrued but unpaid interest and other amounts due thereon (other than Premium which shall not be due and payable), and Break Amount, if any, with respect to all
Junior Equipment Notes, and all other Secured Obligations in respect of the
Junior Equipment Notes (other than Premium) to the date of distribution, shall be distributed to the Note Holders of such Junior Equipment Notes, and in case the aggregate amount so to be distributed shall be insufficient to pay in full as aforesaid, then ratably, without priority of one over the other, in the proportion that the aggregate unpaid Original Amount of all Junior Equipment
Notes held by each holder plus the accrued but unpaid interest and other amounts due hereunder or thereunder (other than Premium) to the date of distribution, bears to the aggregate unpaid Original Amount of all Junior Equipment Notes held by all such holders plus the accrued but unpaid interest and other amounts due thereon (other than Premium) to the date of distribution;

            Fourth: the balance, if any, of such payments or amounts remaining thereafter shall be distributed to the Owner.

            No Premium shall be due and payable on the Equipment Notes as a consequence of the acceleration of the Equipment Notes as a result of an Event of Default.

            SECTION 3.04. CERTAIN PAYMENTS

                  (a)   Any payments received by the Mortgagee for which no
provision as to the application thereof is made in this Trust Indenture and for which such provision is made in any other Operative Agreement shall be applied forthwith to the purpose for which such payment was made in accordance with the terms of such other Operative Agreement, as the case may be.

                  (b)   Notwithstanding anything to the contrary contained in
this Article III, the Mortgagee will distribute promptly upon receipt any indemnity payment received by it from the Owner in respect of the Mortgagee in its individual capacity, any Note Holder or any other Indenture Indemnitee, in each case whether or not pursuant to Section 8 of the Note Purchase Agreement, directly to the Person entitled thereto. Any payment received by the Mortgagee under the third paragraph of Section 2.02 hereof shall be distributed to the
Subordination Agent in its capacity as Note Holder to be distributed in accordance with the terms of the Intercreditor Agreement.

            SECTION 3.05. OTHER PAYMENTS

            Any payments received by the Mortgagee for which no provision as to the application thereof is made elsewhere in this Trust Indenture or in any other Operative Agreement shall be distributed by the Mortgagee to the extent received or realized at any time, in the order of priority specified in Section
3.01 hereof, and after payment in full of all amounts

                                       23

then due in accordance with Section 3.01 the balance, if any, shall be distributed to the Owner as set forth in clause "Fourth" of Section 3.03 hereof.

            SECTION 3.06. RELEASE OF CASH COLLATERAL; RELEASE OF SPARE ENGINES

                  (a)   Upon written request by the Owner to the Mortgagee after
notice of redemption of Equipment Notes has been given to Note Holders pursuant to Section 2.12 of this Trust Indenture, the Mortgagee shall apply, to the extent specified in such written request, the Cash Collateral to pay amounts due with respect to the Equipment Notes to be redeemed on the applicable redemption date.

                  (b)   If the Collateral Ratio is less than the Maximum
Collateral Ratio, the Subordinated Collateral Ratio is less than the Maximum
Subordinated Collateral Ratio and the Rotable Ratio is greater than the Minimum
Rotable Ratio, in each case as most recently determined pursuant to Article 2 or
Section 3.1 of the Collateral Maintenance Agreement, and the Mortgagee at such time holds any Cash Collateral or is the holder of a security interest in any
Pledged Spare Engine pursuant to Section 11.02 hereof as of the Valuation Date for such Collateral Ratio, Subordinated Collateral Ratio and Rotable Ratio (or
subsequent date as of which such ratio was recalculated pursuant to Section 3.1 of the Collateral Maintenance Agreement), then upon at least five (5) business days prior written notice of the Owner to the Mortgagee and each Policy Provider to and so long as no Event of Default or Special Default has occurred and is continuing the Mortgagee shall distribute to the Owner an amount of the Cash
Collateral, or release the lien on any Pledged Spare Engine valued at an amount, such that the Collateral Ratio would not be greater than the Maximum Collateral
Ratio, the Subordinated Collateral Ratio would not be greater than the Maximum
Subordinated Collateral Ratio and the Rotable Ratio would not be less than the
Minimum Rotable Ratio, giving effect to such payment or such release (but otherwise using the information used as of such most recent determination date to determine such ratio). In connection with the release of any Pledged Spare
Engine hereunder, the Mortgagee shall cooperate with the Owner, at the Owner's cost, to promptly take such actions reasonably necessary to evidence the release of the lien on such Pledged Spare Engine, including, but not limited to, filing a termination of the UCC-1 Financing Statement with respect to such Pledged
Spare Engine, filing a release of the lien on such Pledged Spare Engine under the respective Trust Indenture Collateral Supplement recorded at the FAA and discharging the international interest with respect to such Pledged Spare Engine registered at the International Registry.

                  (c)   Upon the termination of this Trust Indenture pursuant to
Section 12.01 herein, the Mortgagee shall promptly distribute to Owner any Cash
Collateral, Investment Securities, investment earnings thereon, and other property, if any, then remaining in the Securities Account (defined below) and release any Pledged Spare Engine.

            SECTION 3.07. SECURITIES ACCOUNT

            WTC agrees to act as an Eligible Institution under this Trust
Indenture in accordance with the provisions of this Trust Indenture (in such capacity, the "SECURITIES INTERMEDIARY") for the purpose of holding any Cash
Collateral. Except in its capacity as Mortgagee, WTC waives any claim or lien against any Eligible Account it may have, by

                                       24

operation of law or otherwise, for any amount owed to it by Owner. The
Securities Intermediary hereby agrees that, notwithstanding anything to the contrary in the Trust Indenture, (i) any amounts of Cash Collateral to be held by the Mortgagee and any investment earnings thereon or other Investment
Securities will be credited to an Eligible Account (the "SECURITIES ACCOUNT")
for which it is a "securities intermediary" (as defined in Section 8-102(a)(14)
of the NY UCC) and the Mortgagee is the "entitlement holder" (as defined in
Section 8-102(a)(7) of the NY UCC) of the "securities entitlement" (as defined in Section 8-102(a)(17) of the NY UCC) with respect to each "financial asset"
(as defined in Section 8-102(a)(9) of the NY UCC) credited to such Eligible
Account, (ii) all such amounts, Investment Securities and all other property acquired with cash credited to the Securities Account will be credited to the
Securities Account, (iii) all items of property (whether cash, investment property, Investment Securities, other investments, securities, instruments or other property) credited to the Securities Account will be treated as a
"financial asset" under Article 8 of the NY UCC, (iv) its "securities intermediary's jurisdiction" (as defined in Section 8-110(e) of the NY UCC) with respect to the Securities Account is the State of New York, and (v) all
securities, instruments and other property in order or registered from and credited to the Securities Account shall be payable to or to the order of, or registered in the name of, the Securities Intermediary or shall be endorsed to the Securities Intermediary or in blank, and in no case whatsoever shall any financial asset credited to the Securities Account be registered in the name of the Owner, payable to or to the order of the Owner or specially indorsed to the
Owner except to the extent the foregoing have been specially endorsed by the
Owner to the Securities Intermediary or endorsed in blank. The Mortgagee agrees that it will hold (and will indicate clearly in its books and records that it holds) its "securities entitlement" to the "financial assets" credited to the
Securities Account in trust for the benefit of the Note Holders and each of the
Indenture Indemnitees as set forth in the Trust Indenture. The Owner acknowledges that, by reason of the Mortgagee being the "entitlement holder" in respect of the Securities Account as provided above, the Mortgagee shall have the sole right and discretion, subject only to the terms of the Trust Indenture, to give all "entitlement orders" (as defined in Section 8-102(a)(8) of the NY
UCC) with respect to the Securities Account and any and all financial assets and other property credited thereto to the exclusion of the Owner; provided, however, in no event shall the consent of the Owner be required as a condition to WTC complying with any such entitlement order of the Mortgagee.

                                   ARTICLE IV

                                    COVENANTS

            SECTION 4.01. NOTICE OF CHANGE OF LOCATION

            The Owner will give Mortgagee timely written notice (but in any event within thirty (30) days prior to the expiration of the period of time specified under applicable Law to prevent lapse of perfection) of any change in its location (as such term is used in Section 9-307 of the UCC) or legal name and will promptly take any action required by Section 4.06 hereof as a result of such relocation.

                                       25

            SECTION 4.02. LIENS

            The Owner will not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to the Collateral, title to any of the foregoing or any interest of the Owner therein, except Permitted Liens. The
Owner shall promptly, at its own expense, take such action as may be necessary to duly discharge (by bonding or otherwise) any such Lien other than a Permitted
Lien arising at any time.

            SECTION 4.03. MAINTENANCE

            The Owner, at its own cost and expense:

                  (a)   shall maintain, or cause to be maintained, at all times
the Pledged Spare Parts in accordance with all applicable Laws issued by the FAA or any other Governmental Entity having jurisdiction over the Owner or any such
Pledged Spare Parts, including making any modifications, alterations, replacements and additions necessary therefor, and shall utilize, or cause to be utilized, the same manner and standard of maintenance with respect to each model of Spare Part or Appliance included in the Pledged Spare Parts as is utilized for such model of Spare Part or Appliance owned by the Owner and not included in the Pledged Spare Parts;

                  (b)   shall maintain, or cause to be maintained, all records,
logs and other materials required by the FAA or under the Act to be maintained in respect of the Pledged Spare Parts and shall not modify its record retention procedures in respect of the Pledged Spare Parts if such modification would materially diminish the value of the Pledged Spare Parts, taken as a whole; and

                  (c)   shall maintain, or cause to be maintained, the Pledged
Spare Parts in good working order and condition and shall perform all maintenance thereon necessary for that purpose, excluding (i) Pledged Spare
Parts that have become worn out or unfit for use and not reasonably repairable or have become obsolete, (ii) Pledged Spare Parts that are not required for the
Owner's normal operations and (iii) Expendables that have been consumed or used in the Owner's operations.

                  (d)   shall maintain, or cause to be maintained, all Spare
Parts Documents in respect of the Pledged Spare Parts in the English language.

            SECTION 4.04. USE, DESIGNATED LOCATION AND POSSESSION

                  (a)   Subject to the terms of the Collateral Maintenance
Agreement, the Owner shall have the right, at any time and from time to time at its own cost and expense, without any release from or consent by the Mortgagee, to deal with the Pledged Spare Parts (and not, for the avoidance of doubt, any
Pledged Spare Engine, which may be dealt with in a manner set forth in Section
11.02 hereof) in any manner consistent with the Owner's ordinary course of business, including without limitation any of the following:

                        (i)     to incorporate in, install on, attach or make
appurtenant to, or use in, any Aircraft, Engine or Qualified Spare Part leased to or owned

                                       26

by the Owner (whether or not subject to any Lien) any Pledged Spare Part, free from the Lien of this Trust Indenture;

                        (ii)    to dismantle any Pledged Spare Part that has
become worn out or obsolete or unfit for use, and to sell or dispose of any such
Pledged Spare Part or any salvage resulting from such dismantling, free from the
Lien of this Trust Indenture; and

                        (iii)   to transfer any or all of the Pledged Spare
Parts located at one or more Designated Locations to one or more other
Designated Locations or to one or more locations which are not Designated
Locations.

                  (b)   The Owner shall keep the Pledged Spare Parts at one or
more of the Designated Locations, except as otherwise permitted under Sections
4.04(a) or 4.05 of this Trust Indenture or under the Collateral Maintenance
Agreement. If and whenever the Owner shall wish to add a location as a
Designated Location, the Owner will furnish to the Mortgagee the following:

                        (i)     a Trust Indenture Supplement duly executed by
the Owner, identifying each location that is to become a Designated Location and specifically subjecting the Pledged Spare Parts at such location to the Lien of this Trust Indenture;

                        (ii)    an opinion of counsel, dated the date of
execution of said Trust Indenture Supplement, stating that said Trust Indenture
Supplement has been duly filed for recording in accordance with the provisions of the Act, and either: (a) no other filing or recording is required in any other place within the United States in order to perfect the Lien of this Trust
Indenture on the Qualified Spare Parts held at the Designated Locations specified in such Trust Indenture Supplement under the laws of the United
States, or (b) if any such other filing or recording shall be required that said filing or recording has been accomplished in such other manner and places, which shall be specified in such opinion of counsel, as are necessary to perfect the
Lien of this Trust Indenture; and

                        (iii)   An Officer's Certificate stating that in the
opinion of the officer executing such Officer's Certificate, all conditions precedent provided for in this Trust Indenture relating to the subjection of such property to the Lien of this Trust Indenture have been complied with.

                  (c)   Without the prior written consent of the Mortgagee, the
Owner will not sell, lease or otherwise in any manner deliver, transfer or relinquish possession of any Pledged Spare Part to anyone other than the grant of the security interest to the Mortgagee pursuant to this Trust Indenture, except as permitted by the provisions of Section 3.2 of the Collateral
Maintenance Agreement and Sections 4.04 and 4.05 of this Trust Indenture and except that the Owner shall have the right, in the ordinary course of business,
(i) to transfer possession of any Pledged Spare Part to the manufacturer thereof or any other organization for testing, overhaul, repairs, maintenance, alterations or modifications or to any Person for the purpose of

                                       27

transport to any of the foregoing or (ii) to subject any Pledged Spare Part to a pooling, exchange, borrowing or maintenance servicing agreement or arrangement customary in the airline industry and entered into by the Owner in the ordinary course of its business; provided, however, that if the Owner's title to any such
Pledged Spare Part shall be divested under any such agreement or arrangement, such divestiture shall be deemed to be a Sale with respect to such Pledged Spare
Part subject to the provisions of Section 3.2 of the Collateral Maintenance
Agreement.

                  (d)   So long as no Event of Default shall have occurred and
be continuing, the Owner may enter into a lease with respect to any Pledged
Spare Part to any U.S. Air Carrier that is not then subject to any bankruptcy, insolvency, liquidation, reorganization, dissolution or similar proceeding and shall not have substantially all of its property in the possession of any liquidator, trustee, receiver or similar person (a "Permitted Lessee"). In the case of any such lease, the Owner will include in such lease appropriate provisions which (t) make such lease expressly subject and subordinate to all of the terms of this Trust Indenture, including the rights of the Mortgagee to repossess such Pledged Spare Part and avoid such lease in the exercise of its rights to repossession of the Pledged Spare Parts under this Trust Indenture, and the Owner shall remain primarily liable for the performance and observance of all of the terms of this Trust Indenture and all the terms and conditions of this Trust Indenture and the other Operative Agreements shall remain in effect, in each case to the same extent as if such lease or transfer had not occurred;
(u) require the Permitted Lessee to comply with the terms of Section 4.09; and
(v) require that the Pledged Spare Parts subject thereto be used in accordance with the limitations applicable to the Owner's use, possession and location of such Pledged Spare Parts provided in this Trust Indenture (including, without limitation, that such Pledged Spare Parts be kept at one or more Designated
Locations), it being understood that such Permitted Lessee shall be entitled to incorporate in, install on, attach or make appurtenant to, or use in, any
Aircraft, Engine or Appliance leased to, or owned by, such Permitted Lessee
(whether or not subject to any Lien) any Pledged Spare Part subject thereto, free from the Lien of this Trust Indenture. No lease permitted under this
Section shall be entered into unless (w) the Owner shall provide written notice to the Mortgagee and a copy of any such lease (promptly after entering into any such lease); (x) the Owner shall furnish to the Mortgagee evidence reasonably satisfactory to the Mortgagee that the insurance required by Section 4.09(a)
remains in effect; (y) all necessary documents shall have been duly filed, registered or recorded in such public offices as may be required fully to preserve the first priority security interest (subject to Permitted Liens) of
Mortgagee in the Pledged Spare Parts; and (z) the Owner shall reimburse the
Mortgagee for all of its reasonable out-of-pocket fees and expenses, including, without limitation, reasonable fees and disbursements of counsel, incurred by the Mortgagee in connection with any such lease. Except as otherwise provided herein and without in any way relieving the Owner from its primary obligation for the performance of its obligations under this Trust Indenture and the
Collateral Maintenance Agreement, the Owner may in its sole discretion permit a
Permitted Lessee to exercise any or all rights which the Owner would be entitled to exercise under Article IV hereof and Section 3.2 of the Collateral
Maintenance Agreement, and may cause a Permitted Lessee to perform any or all of the Owner's obligations under Article IV hereof and Section 3.2 of the
Collateral Maintenance Agreement, and the Mortgagee agrees to accept actual and full performance thereof by a Permitted Lessee in lieu of performance by the
Owner. No pooling agreement, permitted lease or other relinquishment of possession of any Pledged Spare Part shall in any way discharge or diminish any of the Owner's obligations under this Trust Indenture or constitute a waiver by the Mortgagee or the Policy Provider of any rights or remedies hereunder.

                                       28

            SECTION 4.05. PERMITTED SALE OR DISPOSITIONS

                  (a)   So long as no Event of Default has occurred and is
continuing, the Owner may sell, transfer or dispose of Pledged Spare Parts free from the Lien of the Trust Indenture, subject to the provisions of the
Collateral Maintenance Agreement.

                  (b)   No purchaser in good faith of property purporting to be
transferred pursuant to Section 4.04(a)(ii) or 4.05(a) shall be bound to ascertain or inquire into the authority of the Owner to make any such transfer, free and clear of the Lien of this Trust Indenture. Any instrument of transfer executed by the Owner under Section 4.04(a)(ii) or 4.05 shall be sufficient for the purposes of this Trust Indenture and shall constitute a good and valid release, assignment and transfer of the property therein described free from the
Lien of this Trust Indenture.

            SECTION 4.06. CERTAIN ASSURANCES

                  (a)   The Owner shall duly execute, acknowledge and deliver,
or shall cause to be executed, acknowledged and delivered, all such further agreements, instruments, certificates or documents, and shall do and cause to be done such further acts and things, in any case, as Mortgagee shall reasonably request for accomplishing the purposes of this Trust Indenture, provided that any instrument or other document so executed by the Owner will not expand any obligations or limit or alter any rights of the Owner in respect of the transactions contemplated by any Operative Agreement.

                  (b)   The Owner shall promptly take such action with respect
to the recording, filing, re-recording and refiling of this Trust Indenture and any amendments or supplements hereto, as shall be necessary to continue the perfection and priority of the Lien created by this Trust Indenture.

                  (c)   The Owner, at its sole cost and expense, will cause the
FAA Filed Documents, the Financing Statements and all continuation statements
(and any amendments necessitated by any consolidation or merger of the Owner, any conveyance, transfer or lease of all or substantially all of the assets of the Owner, or any change of the Owner's location as such term is used in Section
9.307 of the UCC) in respect of the Financing Statements to be prepared and, subject only to the execution and delivery thereof by Mortgagee, duly and timely filed and recorded, or filed for recordation, to the extent permitted under the
Act (with respect to the FAA Filed Documents) or the UCC or similar law of any other applicable jurisdiction (with respect to such other documents).

            SECTION 4.07. MERGER OF OWNER

                  (a)   In General. Owner shall not consolidate with or merge
into any other person under circumstances in which Owner is not the surviving corporation, or convey, transfer or lease in one or more transactions all or substantially all of its assets to any other person, unless:

                        (i)     such person is organized, existing and in good
standing under the Laws of the United States, any State of the United States or
the District of Columbia and, upon consummation of such transaction, such person will be a U.S. Air Carrier;

                                       29

                        (ii)    such person executes and delivers to Mortgagee
and the Policy Provider a duly authorized, legal, valid, binding and enforceable agreement, reasonably satisfactory in form and substance to Mortgagee and the
Policy Provider, containing an effective assumption by such person of the due and punctual performance and observance of each covenant, agreement and condition in the Operative Agreements and the Policy Provider Documents to which the Owner is a party to be performed or observed by Owner;

                        (iii)   such person makes such filings and recordings
with the FAA as shall be necessary to evidence such consolidation or merger;

                        (iv)    immediately after giving effect to such
consolidation or merger no Event of Default shall have occurred and be continuing; and

                        (v)     the Owner shall have delivered to the Mortgagee
an officers' certificate and an opinion (or opinions) of counsel, each stating that (a) such consolidation, merger, conveyance, transfer or lease and such supplemental indenture comply with the terms of this Trust Indenture and (ii)
this Trust Indenture, each other Operative Agreement and the Equipment Notes constitute the valid and legally binding obligations of such person.

                  (b)   Effect of Merger. Upon any such consolidation or merger
of Owner with or into, or the conveyance, transfer or lease by Owner of all or substantially all of its assets to, any Person in accordance with this Section
4.07, such Person will succeed to, and be substituted for, and may exercise every right and power of, Owner under the Operative Agreements with the same effect as if such person had been named as "Owner" therein. No such consolidation or merger, or conveyance, transfer or lease, shall have the effect of releasing Owner or such Person from any of the obligations, liabilities, covenants or undertakings of Owner under this Trust Indenture, the other
Operative Agreements and the Policy Provider Documents.

            SECTION 4.08. INDENTURE OBLIGATIONS

            The Owner agrees to perform and observe all of the agreements, covenants and obligations of the Owner set forth in this Trust Indenture, each
Series of Equipment Notes and the other Operative Agreements (it being understood that this Section 4.08 shall not restrict the ability to amend or supplement, or waive compliance with, any Operative Agreement in accordance with its terms).

            SECTION 4.09. INSURANCE

                  (a)   The Owner's Obligation to Insure.

                        (i)     Obligation to Insure. The Owner shall comply
with, or cause to be complied with, each of the provisions of Annex B, which provisions are hereby incorporated by this reference as if set forth in full herein.

                        (ii)    Insurance for Own Account. Nothing in this
Section 4.09(a) shall limit or prohibit (a) the Owner from maintaining the policies of insurance required

                                       30

under Annex B with higher limits than those specified in Annex B or (b) the
Mortgagee or any Additional Insured from obtaining insurance for its own account
(and any proceeds payable under such separate insurance shall be payable as provided in the policy relating thereto); provided, however, that no insurance may be obtained or maintained that would limit or otherwise adversely affect the coverage of any insurance required to be obtained or maintained by the Owner pursuant to this Section 4.09(a) and Annex B.

                  (b)   Application of Insurance Proceeds.

                        (i)     As between the Owner and the Mortgagee, all
insurance proceeds up to the Debt Balance paid under policies required to be maintained by the Owner pursuant to this Trust Indenture as a result of the occurrence of an Event of Loss with respect to any Pledged Spare Parts or any
Pledged Spare Engine involving proceeds in excess of the Threshold Amount will be paid to the Mortgagee. At any time or from time to time after the receipt by the Mortgagee of such insurance proceeds, upon submission to the Mortgagee of an
Officer's Certificate stating that the Owner has after the occurrence of such
Event of Loss purchased additional Qualified Spare Parts that are located at or have been shipped by vendor(s) to a Designated Location or replaced any Spare
Engine pursuant to Section 11.02(f)(ii), and stating the aggregate purchase price for such additional Qualified Spare Parts or the Adjusted Fair Market
Value of such replacement Spare Engine, the Mortgagee shall pay the amount of such purchase price or the Adjusted Fair Market Value of such replacement Spare
Engine, up to the amount of such insurance proceeds not previously disbursed pursuant to this sentence or otherwise distributed under this Trust Indenture to the Owner or its designee.

                        (ii)    All proceeds of insurance required to be
maintained by the Owner in accordance with this Trust Indenture in respect of any property damage or loss (x) involving proceeds of the Threshold Amount or less or (y) not constituting an Event of Loss with respect to any Pledged Spare
Parts or any Pledged Spare Engine and insurance proceeds in excess of the Debt
Balance shall be paid over to, and retained by, the Owner.

                        (iii)   If either the Mortgagee or the Owner receives a
payment of such insurance proceeds in excess of its entitlement pursuant to this
Trust Indenture, it shall promptly pay such excess to the other.

                  (c)   Application of Payments During Existence of a Special
Default or Event of Default. Any amount described in this Section 4.09 that is payable or creditable to, or retainable by, the Owner shall not be paid or credited to, or retained by, the Owner if at the time such payment, credit or retention would otherwise occur a Special Default or Event of Default shall have occurred and be continuing, but shall instead be held by or paid over to the
Mortgagee as security for the obligations of the Owner under this Trust
Indenture and shall be invested pursuant to Section 6.06 hereof. At such time as there shall not be continuing any Special Default or Event of Default, such amount and any gains thereon shall be paid to the Owner to the extent not previously applied in accordance with this Trust Indenture.

                                       31

                                    ARTICLE V

                    EVENTS OF DEFAULT; REMEDIES OF MORTGAGEE

            SECTION 5.01. EVENT OF DEFAULT

            "Event of Default" means any of the following events (whatever the reason for such Event of Default and whether such event shall be voluntary or involuntary or come about or be effected by operation of Law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                        (i)     the failure of the Owner to pay (x) principal
of, interest on, Break Amount, if any, or Premium, if any, under any Equipment
Note when due (including when due in connection with an Optional Redemption), and such failure shall continue unremedied for a period of ten (10) Business
Days, or (y) any other amount payable by it to the Note Holders under this Trust
Indenture or the Note Purchase Agreement when due, and such failure shall continue for a period in excess of ten (10) Business Days after Owner has received written notice from Mortgagee or holder of an Equipment Note of the failure to make such payment when due;

                        (ii)    Owner shall fail (x) to comply with Section 3.1
of the Collateral Maintenance Agreement or (y) to redeem any Equipment Notes when required pursuant to Section 3.3 of the Collateral Maintenance Agreement;

                        (iii)   Owner shall fail to observe or perform (or
caused to be observed and performed) in any material respect any other covenant, agreement or obligation set forth herein, in the Collateral Maintenance
Agreement or in any other Operative Agreement to which Owner is a party and such failure shall continue unremedied for a period of thirty (30) days from and after the date of written notice thereof to Owner from Mortgagee, unless such failure is capable of being corrected and Owner shall be diligently proceeding to correct such failure, in which case there shall be no Event of Default unless and until such failure shall continue unremedied for a period of 270 days after receipt of such notice;

                        (iv)    any representation or warranty made by Owner
herein, in any Note Purchase Agreement, in the Collateral Maintenance Agreement
or in any other Operative Agreement to which Owner is a party (a) shall prove to have been untrue or inaccurate in any material respect as of the date made, (b)
such untrue or inaccurate representation or warranty is material at the time in question, and (c) the same shall remain uncured (to the extent of the adverse impact of such incorrectness on the interest of the Mortgagee) for a period in excess of thirty (30) days from and after the date of written notice thereof from Mortgagee to Owner;

                        (v)     the Owner shall consent to the appointment of or
taking possession by a receiver, trustee or liquidator of itself or of a substantial part of its property, or the Owner shall admit in writing its inability to pay its debts generally as they come due or shall make a general assignment for the benefit of its creditors, or the Owner shall file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization, liquidation or other relief under any bankruptcy laws or insolvency laws (as in effect at such time), or an answer admitting the material allegations of a petition filed against it in any such case, or the

                                       32

Owner shall seek relief by voluntary petition, answer or consent, under the provisions of any other bankruptcy or similar law providing for the reorganization or winding-up of corporations (as in effect at such time), or the
Owner shall seek an agreement, composition, extension or adjustment with its creditors under such laws or the Owner's board of directors shall adopt a resolution authorizing corporate action in furtherance of any of the foregoing;

                        (vi)    an order, judgment or decree shall be entered by
any court of competent jurisdiction appointing, without the consent of the
Owner, a receiver, trustee or liquidator of the Owner or of any substantial part of its property, or any substantial part of the property of the Owner shall be sequestered, or granting any other relief in respect of the Owner as a debtor under any bankruptcy laws or other insolvency laws (as in effect at such time), and any such order, judgment, decree, or decree of appointment or sequestration shall remain in force undismissed, unstayed or unvacated for a period of 90 days after the date of entry thereof;

                        (vii)   a petition against the Owner in a proceeding
under any bankruptcy laws or other insolvency laws (as in effect at such time)
is filed and not withdrawn or dismissed within ninety (90) days thereafter, or if, under the provisions of any law providing for reorganization or winding-up of corporations which may apply to the Owner, any court of competent jurisdiction shall assume jurisdiction, custody or control of the Owner of any substantial part of its property and such jurisdiction, custody or control shall remain in force unrelinquished, unstayed or unterminated for a period of 90 days; or

                        (viii)  the Owner shall fail to carry and maintain, or
cause to be carried and maintained, insurance on and in respect of the Pledged
Spare Parts in accordance with the provisions of Section 4.09 and such failure shall continue unremedied for a period of 30 days;

            SECTION 5.02. REMEDIES

                  (a)   If an Event of Default shall have occurred and be
continuing and so long as the same shall continue unremedied, then and in every such case the Mortgagee may exercise any or all of the rights and powers and pursue any and all of the remedies pursuant to this Article V and shall have and may exercise all of the rights and remedies of a secured party under the Uniform
Commercial Code and may take possession of all or any part of the properties covered or intended to be covered by the Lien created hereby or pursuant hereto and may exclude the Owner and all persons claiming under it wholly or partly therefrom and may sell the Collateral as a whole or from time to time in part;
provided, that the Mortgagee shall give the Owner twenty days' prior written notice of its intention to sell any Collateral. Without limiting any of the foregoing, it is understood and agreed that the Mortgagee may exercise any right of sale, lease or other disposition of any Collateral available to it, even though it shall not have taken possession of such Collateral and shall not have possession thereof at the time of such sale, lease or other disposition.

                  (b)   If an Event of Default shall have occurred and be
continuing, then and in every such case the Mortgagee may (and shall, upon receipt of a written demand therefor from a Majority in Interest of Note
Holders), at any time, by delivery of written notice or notices to the Owner, declare all the Equipment Notes to be due and payable, whereupon the unpaid

                                       33

Original Amount of all Equipment Notes then outstanding, together with accrued but unpaid interest thereon, Break Amount, if any, with respect thereto, and other amounts due thereunder or otherwise payable hereunder, shall immediately become due and payable without presentment, demand, protest or notice, all of which are hereby waived; provided that if an Event of Default referred to in clause (v), (vi) or (vii) of Section 5.01 hereof shall have occurred, then and in every such case the unpaid Original Amount then outstanding, together with accrued but unpaid interest, Break Amount, if any, with respect thereto, and all other amounts due hereunder and under the Equipment Notes shall immediately and without further act become due and payable without presentment, demand, protest or notice, all of which are hereby waived.

            This Section 5.02(b), however, is subject to the condition that if at any time after all or any portion of the Original Amount of the Equipment
Notes shall have become so due and payable, and before any judgment or decree for the payment of the money so due, or any thereof, shall be entered, all overdue payments of interest upon the Equipment Notes and all other amounts payable hereunder or under the Equipment Notes (except the portion of the
Original Amount of the Equipment Notes which by such declaration shall have become payable) shall have been duly paid, and every other Default and Event of
Default with respect to any covenant or provision of this Trust Indenture shall have been cured, then and in every such case, a Majority in Interest of the Note
Holders may (but shall not be obligated to), by written instrument filed with the Mortgagee, rescind or annul the Mortgagee's declaration (or such automatic acceleration) and its consequences; but no such rescission or annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereon.

                  (c)   The Note Holders shall be entitled, at any sale pursuant
to this Section 5.02, to credit against any purchase price bid at such sale by such holder all or any part of the unpaid obligations owing to such Note Holder and secured by the Lien of this Trust Indenture (only to the extent that such purchase price would have been paid to such Note Holder pursuant to Article III hereof if such purchase price were paid in cash and the foregoing provisions of this subsection (c) were not given effect).

                  (d)   In the event of any sale of the Collateral, or any part
thereof, pursuant to any judgment or decree of any court or otherwise in connection with the enforcement of any of the terms of this Trust Indenture, the unpaid Original Amount of all Equipment Notes then outstanding, together with accrued interest thereon, Break Amount, if any, and other amounts due thereunder, shall immediately become due and payable without presentment, demand, protest or notice, all of which are hereby waived.

                  (e)   Notwithstanding anything contained herein, so long as
the Pass Through Trustee under any Pass Through Trust Agreement (or its designee) is a Note Holder, the Mortgagee will not be authorized or empowered to acquire title to any Collateral or take any action with respect to any
Collateral so acquired by it if such acquisition or action would cause any Trust to fail to qualify as a "grantor trust" for federal income tax purposes.

            SECTION 5.03. RETURN OF COLLATERAL, ETC.

                  (a)   If an Event of Default shall have occurred and be
continuing, at the request of the Mortgagee, the Owner shall assemble the
Collateral and make it available to the

                                       34

Mortgagee at the Designated Locations and shall promptly execute and deliver to the Mortgagee such instruments of title and other documents as the Mortgagee may deem necessary or advisable to enable the Mortgagee or an agent or representative designated by the Mortgagee, at such time or times and place or places as the Mortgagee may specify, to obtain possession of all or any part of the Collateral to which the Mortgagee shall at the time be entitled hereunder.
If the Owner shall for any reason fail to execute and deliver such instruments and documents after such request by the Mortgagee, the Mortgagee may (i) obtain a judgment conferring on the Mortgagee the right to immediate possession and requiring the Owner to execute and deliver such instruments and documents to the
Mortgagee, to the entry of which judgment the Owner hereby specifically consents to the fullest extent permitted by Law, and (ii) pursue all or part of such
Collateral wherever it may be found and may enter any of the premises of Owner wherever such Collateral may be or are supposed to be and search for such
Collateral and take possession of and remove such Collateral. All expenses of obtaining such judgment or of pursuing, searching for and taking such property shall, until paid, be secured by the Lien of this Trust Indenture.

                  (b)   Upon every such taking of possession, the Mortgagee may,
from time to time, at the expense of the Collateral, make all such expenditures for maintenance, use, operation, storage, insurance, leasing, control, management, disposition, modifications or alterations to and of the Collateral, as it may deem proper. In each such case, the Mortgagee shall have the right to maintain, use, operate, store, insure, lease, control, manage, dispose of, modify or alter the Collateral and to exercise all rights and powers of the
Owner relating to the Collateral, as the Mortgagee shall deem best, including the right to enter into any and all such agreements with respect to the maintenance, use, operation, storage, insurance, leasing, control, management, disposition, modification or alteration of the Collateral or any part thereof as the Mortgagee may determine, and the Mortgagee shall be entitled to collect and receive directly all rents, revenues and other proceeds of the Collateral and every part thereof, without prejudice, however, to the right of the Mortgagee under any provision of this Trust Indenture to collect and receive all cash held by, or required to be deposited with, the Mortgagee hereunder. Such rents, revenues and other proceeds shall be applied to pay the expenses of the maintenance, use, operation, storage, insurance, leasing, control, management, disposition, improvement, modification or alteration of the Collateral and of conducting the business thereof, and to make all payments which the Mortgagee may be required or may elect to make, if any, for taxes, assessments, insurance or other proper charges upon the Collateral or any part thereof (including the employment of engineers and accountants to examine, inspect and make reports upon the properties and books and records of the Owner), and all other payments which the Mortgagee may be required or authorized to make under any provision of this Trust Indenture, as well as just and reasonable compensation for the services of the Mortgagee, and of all persons properly engaged and employed by the Mortgagee with respect hereto.

            SECTION 5.04. REMEDIES CUMULATIVE

            Each and every right, power and remedy given to the Mortgagee specifically or otherwise in this Trust Indenture shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at Law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Mortgagee, and the exercise or the beginning of the exercise of any

                                       35

power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Mortgagee in the exercise of any right, remedy or power or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Owner or to be an acquiescence therein.

            SECTION 5.05. DISCONTINUANCE OF PROCEEDINGS

            In case the Mortgagee shall have instituted any proceeding to enforce any right, power or remedy under this Trust Indenture by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the
Mortgagee, then and in every such case the Owner and the Mortgagee shall, subject to any determination in such proceedings, be restored to their former positions and rights hereunder with respect to the Collateral, and all rights, remedies and powers of the Owner or the Mortgagee shall continue as if no such proceedings had been instituted.

            SECTION 5.06. WAIVER OF PAST DEFAULTS

            Upon written instruction from a Majority in Interest of Note Holders and the prior written consent of the Policy Provider that is the Controlling
Party, the Mortgagee shall waive any past Default hereunder and its consequences and upon any such waiver such Default shall cease to exist and any Event of
Default arising therefrom shall be deemed to have been cured for every purpose of this Trust Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon; provided, that in the absence of written instructions from all the Note Holders and the prior written consent of each Policy Provider and Liquidity Provider, the Mortgagee shall not waive any Default (i) in the payment of all or any portion of the Original
Amount, Premium, if any, Break Amount, if any, and interest and other amounts due under any Equipment Note then outstanding, or (ii) in respect of a covenant or provision hereof which, under Article X hereof, cannot be modified or amended without the consent of each Note Holder in the case of the Note Holders or each
Policy Provider or Liquidity Provider in the case of the Policy Providers and of the Liquidity Providers, as the case may be.

            SECTION 5.07. APPOINTMENT OF RECEIVER

            The Mortgagee shall, as a matter of right, be entitled to the appointment of a receiver (who may be the Mortgagee or any successor or nominee thereof) for all or any part of the Collateral, whether such receivership be incidental to a proposed sale of the Collateral or the taking of possession thereof or otherwise, and the Owner hereby consents to the appointment of such a receiver and will not oppose any such appointment. Any receiver appointed for all or any part of the Collateral shall be entitled to exercise all the rights and powers of the Mortgagee with respect to the Collateral.

            SECTION 5.08. MORTGAGEE AUTHORIZED TO EXECUTE BILLS OF SALE, ETC.

            The Owner irrevocably appoints, while an Event of Default has occurred and is continuing, the Mortgagee the true and lawful attorney-in-fact of the Owner (which appointment is coupled with an interest) in its name and stead and on its behalf, for the purpose of effectuating any sale, assignment, transfer or delivery for the enforcement of the Lien of this

                                       36

Trust Indenture, whether pursuant to foreclosure or power of sale, assignments and other instruments as may be necessary or appropriate or entering into any agreement described in Section 5.03(b), with full power of substitution, the
Owner hereby ratifying and confirming all that such attorney or any substitute shall do by virtue hereof in accordance with applicable law. Nevertheless, if so requested by the Mortgagee or any purchaser, the Owner shall ratify and confirm any such sale, assignment, transfer or delivery, by executing and delivering to the Mortgagee or such purchaser all bills of sale, assignments, releases and other proper instruments to effect such ratification and confirmation as may be designated in any such request.

            SECTION 5.09. RIGHTS OF NOTE HOLDERS TO RECEIVE PAYMENT

            Notwithstanding any other provision of this Trust Indenture, the right of any Note Holder to receive payment of principal of, and premium, if any, and interest on an Equipment Note on or after the respective due dates expressed in such Equipment Note, or to bring suit for the enforcement of any such payment on or after such respective dates in accordance with the terms hereof, shall not be impaired or affected without the consent of such Note
Holder.

                                   ARTICLE VI

                             DUTIES OF THE MORTGAGEE

            SECTION 6.01. NOTICE OF EVENT OF DEFAULT

            If the Mortgagee shall have Actual Knowledge of an Event of Default or of a Default arising from a failure to pay any installment of principal and interest on any Equipment Note, the Mortgagee shall give prompt written notice thereof to the Policy Provider and each Note Holder. Subject to the terms of
Sections 5.06, 6.02 and 6.03 hereof, the Mortgagee shall take such action, or refrain from taking such action, with respect to such Event of Default or
Default (including with respect to the exercise of any rights or remedies hereunder) as the Mortgagee shall be instructed in writing by a Majority in
Interest of Note Holders. Subject to the provisions of Section 6.03, if the
Mortgagee shall not have received instructions as above provided within twenty
(20) days after mailing notice of such Event of Default to the Note Holders, the
Mortgagee may, subject to instructions thereafter received pursuant to the preceding provisions of this Section 6.01, take such action, or refrain from taking such action, but shall be under no duty to take or refrain from taking any action, with respect to such Event of Default or Default as it shall determine advisable in the best interests of the Note Holders; provided, however, that the Mortgagee may not sell any Pledged Spare Parts without the consent of a Majority in Interest of Note Holders. For all purposes of this
Trust Indenture, in the absence of Actual Knowledge on the part of the
Mortgagee, the Mortgagee shall not be deemed to have knowledge of a Default or an Event of Default (except, the failure of Owner to pay any installment of principal or interest within one (1) Business Day after the same shall become due, which failure shall constitute knowledge of a Default) unless notified in writing by the Owner or one or more Note Holders.

                                       37

            SECTION 6.02. ACTION UPON INSTRUCTIONS; CERTAIN RIGHTS AND
LIMITATIONS

            Subject to the terms of Sections 5.02(a), 5.06, 6.01 and 6.03 hereof, upon the written instructions at any time and from time to time of a
Majority in Interest of Note Holders, the Mortgagee shall, subject to the terms of this Section 6.02, take such of the following actions as may be specified in such instructions: (i) give such notice or direction or exercise such right, remedy or power hereunder or under any other Operative Agreement as shall be specified in such instructions and (ii) give such notice or direction or exercise such right, remedy or power hereunder or under any other Operative
Agreement with respect to any part of the Collateral as shall be specified in such instructions; it being understood that without the written instructions of a Majority in Interest of Note Holders, the Mortgagee shall not, except as provided in Section 6.01, approve any such matter as satisfactory to the
Mortgagee.

            The Mortgagee will execute and the Owner will file such continuation statements with respect to financing statements relating to the security interest created hereunder in the Collateral as may be specified from time to time in written instructions of a Majority in Interest of Note Holders (which instructions shall be accompanied by the form of such continuation statement so to be filed). The Mortgagee will furnish to the Policy Provider and each Note
Holder, promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates and other instruments furnished to the
Mortgagee hereunder.

            SECTION 6.03. INDEMNIFICATION

            The Mortgagee shall not be required to take any action or refrain from taking any action under Section 6.01 (other than the first sentence thereof), 6.02 or Article V hereof unless the Mortgagee shall have been indemnified to its reasonable satisfaction against any liability, cost or expense (including counsel fees) which may be incurred in connection therewith pursuant to a written agreement with one or more Note Holders. The Mortgagee agrees that it shall look solely to the Note Holders for the satisfaction of any indemnity (except expenses for foreclosure of the type referred to in clause
"First" of Section 3.03 hereof) owed to it pursuant to this Section 6.03. The
Mortgagee shall not be under any obligation to take any action under this Trust
Indenture or any other Operative Agreement and nothing herein or therein shall require the Mortgagee to expend or risk its own funds or otherwise incur the risk of any financial liability in the performance of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it (the written indemnity of any Note Holder who is a QIB, signed by an authorized officer thereof, in favor of, delivered to and in form reasonably satisfactory to the Mortgagee shall be accepted as reasonable assurance of adequate indemnity). The Mortgagee shall not be required to take any action under Section 6.01 (other than the first sentence thereof) or 6.02 or Article V hereof, nor shall any other provision of this Trust Indenture or any other
Operative Agreement be deemed to impose a duty on the Mortgagee to take any action, if the Mortgagee shall have been advised by counsel that such action is contrary to the terms hereof or is otherwise contrary to Law.

                                       38

            SECTION 6.04. NO DUTIES EXCEPT AS SPECIFIED IN TRUST INDENTURE OR
INSTRUCTIONS

            The Mortgagee shall not have any duty or obligation to use, operate, store, lease, control, manage, sell, dispose of or otherwise deal with any part of the Collateral, or to otherwise take or refrain from taking any action under, or in connection with, this Trust Indenture or any part of the Collateral, except as expressly provided by the terms of this Trust Indenture or as expressly provided in written instructions from Note Holders as provided in this
Trust Indenture; and no implied duties or obligations shall be read into this
Trust Indenture against the Mortgagee. The Mortgagee agrees that it will in its individual capacity and at its own cost and expense (but without any right of indemnity in respect of any such cost or expense under Section 8.01 hereof), promptly take such action as may be necessary duly to discharge all liens and encumbrances on any part of the Collateral which result from claims against it in its individual capacity not related to the administration of the Collateral or any other transaction pursuant to this Trust Indenture or any document included in the Collateral.

            SECTION 6.05. NO ACTION EXCEPT UNDER TRUST INDENTURE OR INSTRUCTIONS

            The Mortgagee will not use, operate, store, lease, control, manage, sell, dispose of or otherwise deal with any part of the Collateral except in accordance with the powers granted to, or the authority conferred upon the
Mortgagee pursuant to this Trust Indenture and in accordance with the express terms hereof.

            SECTION 6.06. INVESTMENT OF AMOUNTS HELD BY MORTGAGEE

            Any amounts held by the Mortgagee pursuant to Section 3.02, 3.03 or
3.07 or pursuant to any provision of any other Operative Agreement providing for amounts to be held by the Mortgagee which are not distributed pursuant to the other provisions of Article III hereof shall be invested by the Mortgagee from time to time in Investment Securities as directed by the Owner so long as the
Mortgagee may acquire the same using its best efforts. All Investment Securities held by the Mortgagee pursuant to this Section 6.06 shall either be (a)
registered in the name of, payable to the order of, or specially endorsed to, the Mortgagee, or (b) held in an Eligible Account. Unless otherwise expressly provided in this Trust Indenture, any income realized as a result of any such investment, net of the Mortgagee's reasonable fees and expenses in making such investment, shall be held and applied by the Mortgagee in the same manner as the principal amount of such investment is to be applied and any losses, net of earnings and such reasonable fees and expenses, shall be charged against the principal amount invested. The Mortgagee shall not be liable for any loss resulting from any investment required to be made by it under this Trust
Indenture other than by reason of its willful misconduct or gross negligence or negligence in the handling of funds, and any such investment may be sold
(without regard to its maturity) by the Mortgagee without instructions whenever such sale is necessary to make a distribution required by this Trust Indenture.

                                       39

                                   ARTICLE VII

                                  THE MORTGAGEE

            SECTION 7.01. ACCEPTANCE OF TRUSTS AND DUTIES

            The Mortgagee accepts the duties hereby created and applicable to it and agrees to perform the same but only upon the terms of this Trust Indenture and agrees to receive and disburse all monies constituting part of the
Collateral in accordance with the terms hereof. The Mortgagee, in its individual capacity, shall not be answerable or accountable under any circumstances, except
(i) for its own willful misconduct or gross negligence (other than for the handling of funds, for which the standard of accountability shall be willful misconduct or negligence), (ii) as provided in the fourth sentence of Section
2.04(a) hereof, and the last sentence of Sections 2.12 and 6.04 hereof, and
(iii) from the inaccuracy of any representation or warranty of the Mortgagee (in its individual capacity) in the Note Purchase Agreement or expressly made hereunder. For the avoidance of doubt, the Mortgagee shall also be accountable in its capacity as Security Trustee with respect to the Security Account, as set forth in Section 3.07 hereof.

            SECTION 7.02. ABSENCE OF DUTIES

            Except in accordance with written instructions furnished pursuant to
Section 6.01 or 6.02 hereof, and except as provided in, and without limiting the generality of, Sections 6.03, 6.04 and 7.07 hereof the Mortgagee shall have no duty (i) to see to any recording or filing of this Trust Indenture or any other document, or to see to the maintenance of any such recording or filing, (ii) to see to any insurance on any Pledged Spare Parts or to effect or maintain any such insurance, whether or not Owner shall be in default with respect thereto,
(iii) to see to the payment or discharge of any lien or encumbrance of any kind against any part of the Collateral, (iv) to confirm, verify or inquire into the failure to receive any financial statements from Owner, or (v) to inspect the
Collateral at any time or ascertain or inquire as to the performance or observance of any of Owner's covenants herein or any Permitted Lessee's covenants under any assigned Permitted Lease with respect to any Pledged Spare
Parts.

            SECTION 7.03. NO REPRESENTATIONS OR WARRANTIES AS TO PLEDGED SPARE
PARTS OR SPARE PARTS DOCUMENTS

            THE MORTGAGEE IN ITS INDIVIDUAL OR TRUST CAPACITY DOES NOT MAKE AND
SHALL NOT BE DEEMED TO HAVE MADE AND HEREBY EXPRESSLY DISCLAIMS ANY
REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, AIRWORTHINESS,
VALUE, COMPLIANCE WITH SPECIFICATIONS, CONDITION, DESIGN, QUALITY, DURABILITY,
OPERATION, MERCHANTABILITY OR FITNESS FOR USE FOR A PARTICULAR PURPOSE OF ANY
PLEDGED SPARE PARTS, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR
NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK
OR COPYRIGHT, AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT
OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER. The Mortgagee, in its
individual or

                                       40

trust capacities, does not make or shall not be deemed to have made any representation or warranty as to the validity, legality or enforceability of this Trust Indenture, the Note Purchase Agreements, or the Equipment Notes, or
as to the correctness of any statement contained in any thereof, except for the representations and warranties of the Mortgagee in its individual capacity expressly made in this Trust Indenture or in the Note Purchase Agreements. The
Note Holders make no representation or warranty hereunder whatsoever.

            SECTION 7.04. NO SEGREGATION OF MONIES; NO INTEREST

            Except as otherwise provided in Section 3.07 hereof, any monies paid to or retained by the Mortgagee pursuant to any provision hereof and not then required to be distributed to the Note Holders, or the Owner as provided in
Article III or Section 6.06 hereof need not be segregated in any manner except to the extent required by Law or Section 6.06 hereof, and may be deposited under such general conditions as may be prescribed by Law, and the Mortgagee shall not be liable for any interest thereon (except that the Mortgagee shall invest all monies held as directed by Owner so long as no Event of Default has occurred and is continuing (or in the absence of such direction, by the Majority In Interest of Note Holders) in Investment Securities; provided, however, that any payments received, or applied hereunder, by the Mortgagee shall be accounted for by the
Mortgagee so that any portion thereof paid or applied pursuant hereto shall be identifiable as to the source thereof.

            SECTION 7.05. RELIANCE; AGREEMENTS; ADVICE OF COUNSEL

            The Mortgagee shall not incur any liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The
Mortgagee may accept a copy of a resolution of the Board of Directors (or
Executive Committee thereof) of the Owner, certified by the Secretary or an
Assistant Secretary thereof as duly adopted and in full force and effect, as conclusive evidence that such resolution has been duly adopted and that the same is in full force and effect. As to the aggregate unpaid Original Amount of
Equipment Notes outstanding as of any date, the Owner may for all purposes hereof rely on a certificate signed by any Vice President or other authorized corporate trust officer of the Mortgagee. As to any fact or matter relating to the Owner the manner of the ascertainment of which is not specifically described herein, the Mortgagee may for all purposes hereof rely on a certificate, signed by a duly authorized officer of the Owner, as to such fact or matter, and such certificate shall constitute full protection to the Mortgagee for any action taken or omitted to be taken by it in good faith in reliance thereon. In the administration of the trusts hereunder, the Mortgagee may execute any of the trusts or powers hereof and perform its powers and duties hereunder directly or through agents or attorneys and may, at the expense of the Collateral, advise with counsel, accountants and other skilled persons to be selected and retained by it, and the Mortgagee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written advice or written opinion of any such counsel, accountants or other skilled persons.

                                       41

            SECTION 7.06. COMPENSATION

            The Mortgagee shall be entitled to reasonable compensation, including expenses and disbursements (including the reasonable fees and expenses of counsel), for all services rendered hereunder and shall, on and subsequent to an Event of Default hereunder, have a priority claim on the Collateral for the payment of such compensation, to the extent that such compensation shall not be paid by Owner, and shall have the right, on and subsequent to an Event of
Default hereunder, to use or apply any monies held by it hereunder in the
Collateral toward such payments. The Mortgagee agrees that it shall have no right against the Note Holders for any fee as compensation for its services as trustee under this Trust Indenture.

            SECTION 7.07. INSTRUCTIONS FROM NOTE HOLDERS

            In the administration of the trusts created hereunder, the Mortgagee shall have the right to seek instructions from a Majority in Interest of Note
Holders should any provision of this Trust Indenture appear to conflict with any other provision herein or should the Mortgagee's duties or obligations hereunder be unclear, and the Mortgagee shall incur no liability in refraining from acting until it receives such instructions. The Mortgagee shall be fully protected for acting in accordance with any instructions received under this Section 7.07.

                                  ARTICLE VIII

                                 INDEMNIFICATION

            SECTION 8.01. SCOPE OF INDEMNIFICATION

            The Mortgagee shall be indemnified by the Owner to the extent and in the manner provided in Section 8 of the Note Purchase Agreements.

                                   ARTICLE IX

                         SUCCESSOR AND SEPARATE TRUSTEES

            SECTION 9.01. RESIGNATION OF MORTGAGEE; APPOINTMENT OF SUCCESSOR

            (a)   The Mortgagee or any successor thereto may resign at any time without cause by giving at least 30 days' prior written notice to the Owner and each Note Holder, such resignation to be effective upon the acceptance of the trusteeship by a successor Mortgagee. In addition, a Majority in Interest of
Note Holders may at any time (but only with the consent of Owner, which consent shall not be unreasonably withheld, except that such consent shall not be necessary if an Event of Default is continuing) remove the Mortgagee without cause by an instrument in writing delivered to the Owner and the Mortgagee, and the Mortgagee shall promptly notify each Note Holder thereof in writing, such removal to be effective upon the acceptance of the trusteeship by a successor
Mortgagee. In the case of the resignation or removal of the Mortgagee, a
Majority in Interest of Note Holders may appoint a successor Mortgagee by an instrument signed by such holders, which successor, so long as no Event of

                                       42

Default shall have occurred and be continuing, shall be subject to Owner's reasonable approval. If a successor Mortgagee shall not have been appointed within 30 days after such notice of resignation or removal, the Mortgagee, the
Owner or any Note Holder may apply to any court of competent jurisdiction to appoint a successor Mortgagee to act until such time, if any, as a successor shall have been appointed as above provided. The successor Mortgagee so appointed by such court shall immediately and without further act be superseded by any successor Mortgagee appointed as above provided. Owner consents to any change in the identity of the Mortgagee on the International Registry in respect of any Pledged Spare Engine to reflect any successor Mortgagee.

            (b)   Any successor Mortgagee, however appointed, shallexecute and deliver to the Owner and the predecessor Mortgagee an instrument accepting such appointment and assuming the obligations of the Mortgagee arising from and after the time of such appointment, and thereupon such successor Mortgagee, without further act, shall become vested with all the estates, properties, rights, powers and duties of the predecessor Mortgagee hereunder in the trust hereunder applicable to it with like effect as if originally named the Mortgagee herein;
but nevertheless upon the written request of such successor Mortgagee, such predecessor Mortgagee shall execute and deliver an instrument transferring to such successor Mortgagee, upon the trusts herein expressed applicable to it, all the estates, properties, rights and powers of such predecessor Mortgagee, and such predecessor Mortgagee shall duly assign, transfer, deliver and pay over to such successor Mortgagee all monies or other property then held by such predecessor Mortgagee hereunder.

            (c)   Any successor Mortgagee, however appointed, shall be a bank or trust company having its principal place of business in the Borough of
Manhattan, City and State of New York; Chicago, Illinois; Hartford, Connecticut;
Wilmington, Delaware; or Boston, Massachusetts and having (or whose obligations under the Operative Agreements are guaranteed by an affiliated entity having) a combined capital and surplus of at least $100,000,000, if there be such an institution willing, able and legally qualified to perform the duties of the
Mortgagee hereunder upon reasonable or customary terms.

            (d)   Any corporation into which the Mortgagee may be merged or
converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Mortgagee shall be a party, or any corporation to which substantially all the corporate trust business of the Mortgagee may be transferred, shall, subject to the terms of paragraph (c) of this Section 9.01, be a successor Mortgagee and the Mortgagee under this Trust Indenture without further act.

            SECTION 9.02. APPOINTMENT OF ADDITIONAL AND SEPARATE TRUSTEES

            (a)   Whenever (i) the Mortgagee shall deem it necessary or
desirable in order to conform to any Law of any jurisdiction in which all or any part of the Collateral shall be situated or to make any claim or bring any suit with respect to or in connection with the Collateral, this Trust Indenture, any other Indenture Agreement, the Equipment Notes or any of the transactions contemplated by the Note Purchase Agreements, (ii) the Mortgagee shall be advised by counsel satisfactory to it that it is so necessary or prudent in the interests of the Note Holders (and the Mortgagee shall so advise the Owner), or
(iii) the Mortgagee shall have been

                                       43

requested to do so by a Majority in Interest of Note Holders, then in any such case, the Mortgagee and, upon the written request of the Mortgagee, the Owner, shall execute and deliver an indenture supplemental hereto and such other instruments as may from time to time be necessary or advisable either (1) to constitute one or more bank or trust companies or one or more persons approved by the Mortgagee, either to act jointly with the Mortgagee as additional trustee or trustees of all or any part of the Collateral, or to act as separate trustee or trustees of all or any part of the Collateral, in each case with such rights, powers, duties and obligations consistent with this Trust Indenture as may be provided in such supplemental indenture or other instruments as the Mortgagee or a Majority in Interest of Note Holders may deem necessary or advisable, or (2)
to clarify, add to or subtract from the rights, powers, duties and obligations theretofore granted any such additional or separate trustee, subject in each case to the remaining provisions of this Section 9.02. If the Owner shall not have taken any action requested of it under this Section 9.02(a) that is permitted or required by its terms within 15 days after the receipt of a written request from the Mortgagee so to do, or if an Event of Default shall have occurred and be continuing, the Mortgagee may act under the foregoing provisions of this Section 9.02(a) without the concurrence of the Owner, and the Owner hereby irrevocably appoints (which appointment is coupled with an interest) the
Mortgagee, its agent and attorney-in-fact to act for it under the foregoing provisions of this Section 9.02(a) in either of such contingencies. The
Mortgagee may, in such capacity, execute, deliver and perform any such supplemental indenture, or any such instrument, as may be required for the appointment of any such additional or separate trustee or for the clarification of, addition to or subtraction from the rights, powers, duties or obligations theretofore granted to any such additional or separate trustee. In case any additional or separate trustee appointed under this Section 9.02(a) shall die, dissolve, become incapable of acting, resign or be moved, all the assets, property, rights, powers, trusts, duties and obligations of such additional or separate trustee shall revert to the Mortgagee until a successor additional or separate trustee is appointed as provided in this Section 9.02(a).

            (b)   No additional or separate trustee shall be entitled to
exercise any of the rights, powers, duties and obligations conferred upon the
Mortgagee in respect of the custody, investment and payment of monies and all monies received by any such additional or separate trustee from or constituting part of the Collateral or otherwise payable under any Operative Agreement to the
Mortgagee shall be promptly paid over by it to the Mortgagee. All other rights, powers, duties and obligations conferred or imposed upon any additional or separate trustee shall be exercised or performed by the Mortgagee and such additional or separate trustee jointly except to the extent that applicable Law of any jurisdiction in which any particular act is to be performed renders the
Mortgagee incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations (including the holding of title to all or part of the Collateral in any such jurisdiction) shall be exercised and performed by such additional or separate trustee. No additional or separate trustee shall take any discretionary action except on the instructions of the
Mortgagee or a Majority in Interest of Note Holders. No trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder, except that the Mortgagee shall be liable for the consequences of its lack of reasonable care in selecting, and the Mortgagee's own actions in acting with, any additional or separate trustee. Each additional or separate trustee appointed pursuant to this Section 9.02 shall be subject to, and shall have the benefit of Articles V through IX and Article XI hereof insofar as they apply to the Mortgagee. The powers of any additional or separate trustee appointed pursuant to this Section 9.02 shall not in any case exceed those of the
Mortgagee hereunder.

                                       44

            (c)   If at any time the Mortgagee shall deem it no longer necessary or in order to conform to any such Law or take any such action or shall be advised by such counsel that it is no longer so necessary or desirable in the interest of the Note Holders, or in the event that the Mortgagee shall have been requested to do so in writing by a Majority in Interest of Note Holders, the
Mortgagee and, upon the written request of the Mortgagee, the Owner, shall execute and deliver an indenture supplemental hereto and all other instruments and agreements necessary or proper to remove any additional or separate trustee.
The Mortgagee may act on behalf of the Owner under this Section 9.02(c) when and to the extent it could so act under Section 9.02(a) hereof.

                                    ARTICLE X

               SUPPLEMENTS AND AMENDMENTS TO THIS TRUST INDENTURE
                               AND OTHER DOCUMENTS

            SECTION 10.01. INSTRUCTIONS OF MAJORITY; LIMITATIONS

            (a)   The Mortgagee agrees with the Note Holders that it shall not enter into any amendment, waiver or modification of, supplement or consent to this Trust Indenture, or any other Operative Agreement to which it is a party, unless such supplement, amendment, waiver (subject to Section 5.06), modification or consent is consented to in writing by a Majority in Interest of
Note Holders, but upon the written request of a Majority in Interest of Note
Holders, the Mortgagee shall from time to time enter into any such supplement or amendment, or execute and deliver any such waiver, modification or consent, as may be specified in such request and as may be (in the case of any such amendment, supplement or modification), to the extent such agreement is required, agreed to by the Owner; provided, however, that (1) without the consent of each holder of an affected Equipment Note then outstanding, each
Policy Provider and each Liquidity Provider, no such amendment, waiver or modification of the terms of, or consent under, any thereof, shall (i) modify any of the provisions of this Section 10.01, or of Article II or III or Section
5.01, 5.02(c), 5.02(d), or 6.02 hereof, the definitions of "Event of Default,"
"Special Default," "Default," "Majority in Interest of Note Holders," "Break
Amount," "Premium" or "Note Holder," or the percentage of Note Holders required to take or approve any action hereunder, (ii) reduce the amount, or change the time of payment or method of calculation of any amount, of Original Amount,
Break Amount, if any, Premium, if any, or interest with respect to any Equipment
Note, (iii) reduce, modify or amend any indemnities in favor of the Mortgagee or the Note Holders (except that the Mortgagee may consent to any waiver or reduction of an indemnity payable to it), or the other Indenture Indemnitees or
(iv) permit the creation of any Lien on the Collateral or any part thereof other than Permitted Liens or deprive any Note Holder of the benefit of the Lien of this Trust Indenture on the Collateral, except as provided in connection with the exercise of remedies under Article V hereof; and (2) notwithstanding the foregoing, upon the written request of the Required Subordinated Holders, the
Mortgagee shall from time to time enter into an amendment, supplement or waiver of the Subordinated Security Provisions contained in the Collateral Maintenance
Agreement as may be agreed by the Owner. Notwithstanding the foregoing, without the consent of the affected Liquidity Provider or Policy Provider neither the
Owner nor the Mortgagee shall enter into any amendment, waiver or modification of, supplement or consent to this Trust Indenture or the other

                                       45

Operative Agreements which shall reduce, modify or amend any indemnities in favor of or other amounts payable to such Liquidity Provider or Policy Provider.

            (b)   The Owner and the Mortgagee may enter into one or more
agreements supplemental hereto without the consent of any Note Holder for any of the following purposes: (i) (a) to cure any defect or inconsistency herein or in the Equipment Notes, or to make any change not inconsistent with the provisions hereof (provided that such change does not adversely affect the interests of any
Note Holder in its capacity solely as Note Holder) or (b) to cure any ambiguity or correct any mistake; (ii) to evidence the succession of another party as the
Owner in accordance with the terms hereof or to evidence the succession of a new trustee hereunder pursuant hereto, the removal of the trustee hereunder or the appointment of any co-trustee or co-trustees or any separate or additional trustee or trustees; (iii) to convey, transfer, assign, mortgage or pledge any property to or with the Mortgagee or, subject to the consent of each Policy
Provider, to make any other provisions with respect to matters or questions arising hereunder so long as such action shall not adversely affect the interests of the Note Holders in its capacity solely as Note Holder; (iv) to correct or amplify the description of any property at any time subject to the
Lien of this Trust Indenture or better to assure, convey and confirm unto the
Mortgagee any property subject or required to be subject to the Lien of this
Trust Indenture; (v) to add any location as a Designated Location; (vi) to add to the covenants of the Owner for the benefit of the Note Holders, or to surrender any rights or power herein conferred upon the Owner; (vii) to add to the rights of the Note Holders; and (viii) to include on the Equipment Notes any legend as may be required by Law.

            SECTION 10.02. MORTGAGEE PROTECTED

            If, in the opinion of the institution acting as Mortgagee hereunder, any document required to be executed by it pursuant to the terms of Section
10.01 hereof affects any right, duty, immunity or indemnity with respect to such institution under this Trust Indenture, such institution may in its discretion decline to execute such document.

            SECTION 10.03. DOCUMENTS MAILED TO NOTE HOLDERS

            Promptly after the execution by the Owner or the Mortgagee of any document entered into pursuant to Section 10.01 hereof, the Mortgagee shall mail, by first class mail, postage prepaid, a copy thereof to Owner (if not a party thereto), to the Policy Provider and to each Note Holder at its address last set forth in the Equipment Note Register, but the failure of the Mortgagee to mail such copies shall not impair or affect the validity of such document.

            SECTION 10.04. NO REQUEST NECESSARY FOR TRUST INDENTURE SUPPLEMENT

            No written request or consent of the Note Holders pursuant to
Section 10.01 hereof shall be required to enable the Mortgagee to execute and deliver a Trust Indenture Supplement specifically required by the terms hereof.

                                       46

                                   ARTICLE XI

         ADDITIONAL QUALIFIED AIRCRAFT TYPES; ADDITIONAL EQUIPMENT NOTES

            SECTION 11.01. ADDITIONAL QUALIFIED AIRCRAFT TYPES.

            The Owner may from time to time, by written notice to the Mortgagee, designate as Qualified Spare Parts the following: certain Spare Parts and
Appliances first placed in service after October 22, 1994 and owned by Owner that are appropriate for installation on or use in one or more aircraft types of models and/or manufacturers different from the existing Qualified Aircraft Type
(each an "ADDITIONAL QUALIFIED AIRCRAFT TYPE", and collectively with the
Qualified Aircraft Type shall be "ELIGIBLE AIRCRAFT"). The designation of an
Additional Qualified Aircraft Type and the minimum fleet requirements therefor specified in Owner's notice, shall be subject to the approval of each Policy
Provider and the receipt of a Ratings Confirmation with respect to the ratings then in effect for the Pass Through Certificates (with or without regard to any
Policy, as the case may be), only upon the initial inclusion of such Additional
Qualified Aircraft Type. Notwithstanding the foregoing, no consent of any Policy
Provider and no Ratings Confirmation shall be required for the inclusion of the
Airbus model A319 or A321 Aircraft or the Embraer model 195 Aircraft as
Additional Qualified Aircraft Types. In connection with the initial designation of any Additional Qualified Aircraft Type the Owner shall deliver to Mortgagee an Appraised Value of the Collateral (including the Pledged Spare Parts associated with the Additional Qualified Aircraft Type(s)) together with a Trust
Indenture Collateral Supplement in the form of Exhibit B hereto and related documentation reasonably requested by the Mortgagee in connection therewith.
Such designation shall become effective on the tenth (10th) day following delivery of notice to the Mortgagee.

            SECTION 11.02. ADDITIONAL COLLATERAL; SPARE ENGINES.

            (a)   If at any time pursuant to Section 3.1 of the Collateral
Maintenance Agreement Owner elects to pledge one or more Spare Engines as additional Collateral (a "PLEDGED SPARE ENGINE") to maintain compliance with the
Collateral Ratio, Subordinated Collateral Ratio or Minimum Rotable Ratio, as the
case may be, then Owner may pledge such Spare Engine upon satisfaction of the following conditions: (i) the sum of the Adjusted Fair Market Value of such
Pledged Spare Engine (based on a certificate of an independent appraiser) and the aggregate Adjusted Fair Market Value of all other Pledged Spare Engines as of the most recent Valuation Date would not exceed ten percent (10%) of the sum of the Adjusted Fair Market Value of such Pledge Spare Engine to be added plus the aggregate Fair Market Value of all Collateral as of the most recent
Valuation Date; (ii) Owner has furnished one or more legal opinions of counsel satisfactory to the Mortgagee to the effect that in respect of such Spare
Engine, the Mortgagee is entitled to the benefits under Section 1110 and holds a first priority perfected security interest and that each of the security interest and the international interest with respect to such Spare Engine has been perfected by filing at the FAA Aircraft Registry and has been registered at the International Registry and is effective against third parties without any prior registered interests; (iii) Owner has furnished Mortgagee a certificate of an independent appraiser stating its opinion that the Adjusted Fair Market Value of such Spare Engine equals at least the value of the additional Qualified Spare
Parts that would have been necessary to meet the Collateral Ratio, the
Subordinated Collateral Ratio or the Minimum Rotable Ratio, as the case

                                       47

may be; (iv) solely in the case of the initial Pledged Spare Engine pledged as additional Collateral, the Policy Providers acting reasonably, shall have agreed to such pledge and the Owner shall have received a Ratings Confirmation after giving effect to the pledge of such Spare Engine as additional Collateral, with respect to the ratings then in effect for the Pass Through Certificates
(determined without regard to any Policy, as the case may be) and (v) Owner is, at the time of pledging such Spare Engine, a "transactional user entity"
"situated" in the United States as such terms are used under the Cape Town
Convention and the regulations of the International Registry and whose ownership interest in the Pledged Spare Engine is reflected on the International Registry as a contract of sale. In connection with the above conditions for pledging a
Spare Engine, Owner shall, at its own cost and expense, (x) execute and deliver to Mortgagee a Trust Indenture Collateral Supplement in the form of Exhibit B hereto specifying the manufacturer, model and serial number of such Pledged
Spare Engine, (y) register the international interest of the Trust Indenture
Collateral Supplement with the International Registry, and (z) duly file such
Trust Indenture Collateral Supplement with the FAA.

            (b)   The Owner, at its own cost and expense:

                  (i)     shall, or shall cause a Permitted Lessee to, maintain,
service, repair and overhaul each Pledged Spare Engine so as to keep each
Pledged Spare Engine serviceable (except when undergoing overhaul) and in as good operating condition as when initially delivered to the Owner by the engine manufacturer, ordinary wear and tear excepted, and as may be necessary and required under applicable Law, including the Act, airworthiness directives, and other applicable rules, regulations and requirements by any government authority, utilizing, except during any period that a Permitted Lease is in effect, the same manner and standard of maintenance, service, repair or overhaul used by the Owner with respect to engines similar to such Pledged Spare Engine operated by the Owner and utilizing, during any period that a Permitted Lease is in effect, the same manner and standard of maintenance, service, repair or overhaul used by the Permitted Lessee with respect to engines similar to such
Pledged Spare Engine operated by the Permitted Lessee (but in any event not less than required if not leased);

                  (ii)    shall maintain, or cause to be maintained, all
records, logs and other materials required by the FAA or under the Act to be maintained in respect of the Pledged Spare Engine;

                  (iii)   shall maintain, or cause to be maintained, all
documents and records in respect of the Pledged Spare Engine in the English language; and

                  (iv)    shall, unless otherwise set forth herein with respect
to Pledged Spare Parts, promptly replace or cause to be replaced all parts which may from time to time be incorporated or installed in or attached to any Pledged
Spare Engine and which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever, except if a Pledged Spare Engine to which a part relates has suffered an Event of Loss, and all replacement parts shall be free and clear of all Liens (except Permitted Liens and except in the case of replacement property temporarily installed on an emergency basis) and shall be in as good operating condition as, and shall have a value and utility at least equal to, the parts replaced (assuming such replaced parts were in the condition and repair required to be maintained by the terms hereof).

                                       48

            (c)   Except as expressly provided herein, the Owner shall not
without the prior written consent of the Mortgagee, sell, lease or otherwise in any manner deliver, transfer or relinquish possession of any Pledged Spare
Engine, provided that, so long as such action shall not deprive the Mortgagee of the perfected lien of the Trust Indenture on such Pledged Spare Engine, and subject to the Collateral Maintenance Agreement, Owner shall have the right, at any time and from time to time, at its own cost and expense, to deal with a
Pledged Spare Engine in any manner consistent with the Owner's ordinary course of business, including, without limitation, any of the following:

                  (i)     install or permit any Permitted Lessee to install a
Pledged Spare Engine on an airframe owned by the Owner (or such Permitted
Lessee) provided such airframe is free and clear of all Liens, except: (A)
Permitted Liens and those which do not apply to such Pledged Spare Engine and
(B) the rights of third parties under interchange, pooling or borrowing, or similar arrangements which would be permitted under clause (d)(ii) below;

                  (ii)    install or permit any Permitted Lessee (subject to the
requirements of Section (c)(xii) below) to install a Pledged Spare Engine on an airframe leased to the Owner (or such Permitted Lessee) or owned by the Owner
(or such Permitted Lessee) subject to a mortgage, conditional sale or other security agreement covering such airframe; provided that (x) such airframe is free and clear of all Liens, except (A) the rights of the parties to the lease or mortgage, conditional sale or other security agreement covering such airframe, or their assignees and (B) Liens of the type permitted by clause (i)
of this Section 11.02(c), and (y) the Owner or Permitted Lessee, as the case may be, shall have received from the lessor, mortgagee, secured party or conditional seller, in respect of such airframe, a written agreement (which may be a copy of the lease, mortgage, security agreement, conditional sale or other agreement covering such airframe), whereby such Person expressly agrees that neither it nor its successors or assigns will acquire or claim any right, title or interest in, or Lien on, such Pledged Spare Engine by reason of such Pledged Spare Engine being installed on such airframe at any time while such Pledged Spare Engine is subject to the Lien of this Trust Indenture;

                  (iii)   install or permit any Permitted Lessee (subject to the
requirements of Section (c)(xii) below) to install a Pledged Spare Engine on an airframe leased to the Owner (or such Permitted Lessee) or owned by the Owner
(or such Permitted Lessee) subject to a mortgage, conditional sale or other security agreement under circumstances where neither clause (i) nor clause (ii)
of this Section 11.02(c) is applicable, provided that, as of the date of such installation, such installation shall be deemed an Event of Loss with respect to such Pledged Spare Engine and the Owner shall (or shall cause such Permitted
Lessee to) comply with Section 11.02(f) in respect thereof, the Mortgagee not intending hereby to waive any right or interest it may have to or in such
Pledged Spare Engine under applicable Law until compliance by the Owner with
Section 11.02(f);

                  (iv)    transfer (or permit any Permitted Lessee to transfer)
possession of any Pledged Spare Engine to the U.S. Government, so long as the
Owner (or any Permitted Lessee) shall promptly notify the Mortgagee in writing thereof and, in the case of a transfer pursuant to the Civil Reserve Air Fleet
("CRAF") Program, provide the Mortgagee with the name and address of the
Contracting Office Representative for the Air Mobility Command of the

                                       49

United States Air Force or other appropriate person to whom notice must be given and to whom requests or claims must be made to the extent applicable under CRAF;

                  (v)     at any time on at least five (5) Business Days' prior
written notice, terminate the Lien of this Trust Indenture with respect to any
Pledged Spare Engine, provided that, at the time of such termination, the Owner either, (x) replaces such Pledged Spare Engine with a replacement Spare Engine by complying with the terms of Section 11.02(f) below to the same extent as if an Event of Loss had occurred with respect to such Pledged Spare Engine and meets the requirements of Section 11.02(e) or (y) provides Cash Collateral,
Qualified Spare Parts, or redeems a pro-rata share of the aggregate outstanding
Original Amount of the Equipment Notes, in accordance with the terms of Section
11.02(f)(i)(w),(x) or (y), respectively;

                  (vi)    deliver or permit any Permitted Lessee to deliver
possession of any Pledged Spare Engine (A) to the manufacturer thereof or to any third-party maintenance provider for testing, service, repair, maintenance or overhaul work on such Pledged Spare Engine or for alterations or modifications in or additions to such Pledged Spare Engine or (B) to any Person for the purpose of transport to a Person referred to in the preceding clause (A);

                  (vii)   subject any Pledged Spare Engine to normal interchange
and pooling agreements customary in the commercial airline industry and entered into by the Owner in the ordinary course of its business, provided that (A) no such agreement contemplates or requires the transfer of title to such Pledged
Spare Engine and (B) if the Owner's title to any Pledged Spare Engine shall be divested under any such arrangement, it shall be deemed to be an Event of Loss as of the date of such divestiture with respect to such Pledged Spare Engine and the Owner shall promptly comply with Section 11.02(f) in respect thereof, and provided, further, that no interchange or pooling agreement with respect to any
Pledged Spare Engine shall in any way discharge or diminish any of the Owner's obligations under this Trust Indenture or constitute a waiver by the Mortgagee or the Policy Provider of any rights or remedies hereunder;

                  (viii)  enter into a wet lease with respect to an Aircraft to which a Pledged Spare Engine is attached, provided that the Owner's obligations hereunder shall continue in full force and effect notwithstanding any such wet lease; and

                  (ix)    so long as no Event of Default shall have occurred and
be continuing, the Owner may, at any time, enter into a lease with respect to any Pledged Spare Engine with (x) any person approved by the Mortgagee or (y)
any U.S. Air Carrier that is not then subject to any bankruptcy, insolvency, liquidation, reorganization, dissolution or similar proceeding and shall not have substantially all of its property in the possession of any liquidator, trustee, receiver or similar person (a "PERMITTED LESSEE"), provided that (A)
any such Permitted Lease (1) shall include provisions for the maintenance, operation, possession and insurance of the Aircraft that are the same in all material respects as the applicable provisions of this Trust Indenture, (2)
shall provide that such Permitted Lessee may not further sublease the Pledged
Spare Engine subject thereto and (3) shall not permit the Permitted Lessee to take any action with respect to the Pledged Spare Engine subject thereto that
Owner is not permitted to take under this Trust Indenture, and, provided, further, that (A) the rights of any Permitted Lessee or other transferee who receives possession of a Pledged Spare Engine by reason of a transfer permitted by this Section 11.02(c) (other than, upon Owner's compliance with Section
11.02(f),

                                       50

the transfer of a Pledged Spare Engine which is deemed an Event of Loss) shall be subject and subordinate to, and any Permitted Lease shall contain a provision pursuant to which the Permitted Lessee expressly acknowledges that its leasehold interest is subject and subordinate to, all the terms of this Trust Indenture, including the rights of the Mortgagee to repossess such Pledged Spare Engine and avoid such lease in the exercise of its rights to repossession of the Pledged
Spare Engines under this Trust Indenture, and (B) the Owner shall remain primarily liable for the performance and observance of all of the terms of this
Trust Indenture, and all the terms and conditions of this Trust Indenture and the other Operative Agreements shall remain in effect, in each case to the same extent as if such lease or transfer had not occurred.

                  No lease permitted under this Section shall be entered into unless (w) the Owner shall provide written notice to the Mortgagee and a copy of any such lease with a term of more than six (6) months (promptly after entering into any such lease), (x) the Owner shall furnish to the Mortgagee evidence reasonably satisfactory to the Mortgagee that the insurance required by Section
4.09 and Part C of Annex B remains in effect, (y) all necessary documents shall have been duly filed, registered or recorded in such public offices, including with the FAA and the International Registry, as may be required fully to preserve the first priority security interest (subject to Permitted Liens) of the Mortgagee and to perfect and protect Owner's right as Lessor in the Pledged
Spare Engines and (z) the Owner shall reimburse the Mortgagee for all of its reasonable out-of-pocket fees and expenses, including, without limitation, reasonable fees and disbursements of counsel, incurred by the Mortgagee in connection with any such lease. Except as otherwise provided herein and without in any way relieving the Owner from its primary obligation for the performance of its obligations under this Trust Indenture and the Collateral Maintenance
Agreement, the Owner may in its sole discretion permit a Permitted Lessee to exercise any or all rights which the Owner would be entitled to exercise under
Section 11.02(b) hereof, and the Mortgagee agrees to accept actual and full performance thereof by a Permitted Lessee in lieu of performance by the Owner.

                  No pooling arrangement, permitted lease or other
relinquishment of possession of any Pledged Spare Engine shall in any way discharge or diminish any of the Owner's obligations under this Trust Indenture or constitute a waiver by the Mortgagee or the Policy Provider of any rights or remedies hereunder;

            (d)   Solely for purposes of any Pledged Spare Engine, each of the
Owner and Mortgagee agrees that it will take all such action reasonably requested by the Controlling Party in order to make any registrations with the
International Registry, including becoming a transacting user entity and providing consents to any registration with respect to the Pledged Spare Engine pursuant to this Section 11.02.

            (e)   The Owner's right to make a replacement of a Pledged Spare
Engine under Section 11.02(f) or under Section 11.02(c)(v) shall be subject to the fulfillment, at the Owner's cost and expense, of the following conditions precedent:

                  (i)     On the date that such replacement Spare Engine is made
subject to the Lien of this Trust Indenture (the "REPLACEMENT CLOSING DATE"), no
Event of Default shall have occurred and be continuing and an executed counterpart of each of the following shall have been delivered to the Mortgagee:

                                       51

            (A)   a Trust Indenture Collateral Supplement covering such
            Replacement Spare Engine (which shall be filed for recordation pursuant to the Act) and, contemporaneously, the international interest with respect to such Replacement Spare Engine has been registered at the International Registry;

            (B)   such Uniform Commercial Code financing statements covering the
            Lien created by this Trust Indenture as deemed necessary by the
            Mortgagee to protect the security interests of the Mortgagee in such
            Replacement Spare Engine;

            (C)   a certificate of an Independent Appraiser certifying that such
            Replacement Spare Engine has a value, utility and remaining useful life (without regard to hours or cycles) at least equal to the
            Pledged Spare Engine so replaced (assuming that such Pledged Spare
            Engine had been maintained in accordance with the terms hereof);

            (D)   an officer's certificate of the Owner containing a
            representation and warranty of the Owner that the Owner has good and marketable title to such Replacement Spare Engine, free and clear of all Liens other than Permitted Liens; and

            (E)   a copy or other evidence satisfactory to Mortgagee of Owner's registration with the International Registry with respect to its ownership interest in such Replacement Spare Engine;

                  (ii)    The Mortgagee and (so long as no Policy Provider
Default shall have occurred and be continuing) the Policy Provider each shall have received evidence reasonably satisfactory to it as to the due compliance with Section 4.09 and Section 11.02(a) with respect to the Adjusted Fair Market
Value of such Replacement Spare Engine based on an Independent Appraiser's
Certificate confirming that when added to the aggregate Adjusted Fair Market
Value of all other Pledged Spare Engines as of the most recent Valuation Date, the aggregate Adjustable Fair Market Value of all Spare Engines does not exceed ten percent (10%) of the aggregate Fair Market Value of all Collateral as of the most recent Valuation Date plus the Adjusted Fair Market Value of such
Replacement Spare Engine;

                  (iii)   On the Replacement Closing Date, the Owner shall be
the owner of such Replacement Spare Engine and shall cause such Replacement
Spare Engine to be subjected to the Lien of this Trust Indenture, free and clear of Liens (other than Permitted Liens); and

                  (iv)    The Mortgagee shall, at the expense of the Owner, have
received (A) an opinion addressed to the Mortgagee to the effect that (i) such
Replacement Spare Engine has been made subject to the Lien of this Trust
Indenture and (ii) the Mortgagee is entitled to the benefits under Section 1110 and holds a first priority perfected security interest and that each of the security interest and the international interest with respect to such Spare
Engine has been perfected by filing at the FAA Aircraft Registry and has been registered at the International Registry and is effective against third parties without any prior registered interests, to the same extent as available to the
Mortgagee with respect to such Pledged Spare Engine immediately prior to such substitution and (B) an opinion of FAA counsel addressed to the Mortgagee

                                       52

respecting the due filing of the Trust Indenture Supplement with respect to such
Replacement Spare Engine for recordation with the FAA and registration with the
International Registry and the perfection and priority of the Lien of this Trust
Indenture thereon.

            (f)   Upon the occurrence of an Event of Loss with respect to a
Pledged Spare Engine, the Owner shall forthwith (and in any event within fifteen
(15) days after such occurrence) give the Mortgagee and each Policy Provider written notice of such Event of Loss. The Owner shall, within forty-five (45)
days after the occurrence of any Event of Loss with respect to a Pledged Spare
Engine, give the Mortgagee and each Policy Provider written notice of its election to perform one of the following options (it being agreed that, if the
Owner shall not have given notice of such election within such 45-day period, the Owner shall be deemed to have elected the option in clause (i) of this
Section 11.02(f)):

                  (i)     on or prior to the sixtieth (60th) day following the
      Event of Loss, (w) subject to the lien of this Indenture additional
      Qualified Spare Parts with a Fair Market Value as of the most recent
      Valuation Date at least equal to the redemption amount under clause (y)
      below and in accordance with the terms of Section 3.1(a)(i) of the
      Collateral Maintenance Agreement, (x) deposit with the Mortgagee Cash
      Collateral under this Trust Indenture, in accordance with the terms of
      Section 3.1(a)(iv) of the Collateral Maintenance Agreement, in an amount equal to the Adjusted Fair Market Value of the applicable Pledged Spare
      Engine as of the most recent Valuation Date, or (y) redeem a pro rata share of the aggregate outstanding Original Amount of Equipment Notes in accordance with the terms of Section 3.1(a)(v) of the Collateral
      Maintenance Agreement in an amount equal to the Adjusted Fair Market Value as of the most recent valuation date of the Pledged Spare Engine which suffered an Event of Loss, or

                  (ii)    cause to be subjected to the Lien of this Trust
      Indenture in replacement thereof not later than the sixtieth (60th) day following the occurrence of such Event of Loss, another Spare Engine satisfying the conditions of Section 11.02(e)(i)(C) ("REPLACEMENT SPARE
      ENGINE"); provided that if the Owner does not perform its obligation to effect such replacement in accordance with this Section 11.02(f) during the period of time provided herein, then the Owner shall deposit the Cash
      Collateral or redeem the Equipment Notes as contemplated by clause (i)
      above within the period of time specified therein; provided, further, that if the Owner shall have deposited Cash Collateral pursuant to clause (i)
      and then satisfies the condition for a Replacement Engine within thirty
      (30) days thereof, then Mortgagee shall return such Cash Collateral to the
      Owner and, if such action is not taken, on the thirty-first (31st) day after such deposit the Owner shall have irrevocably elected to use such deposited Cash Collateral to effect an Optional Redemption pursuant to clause (i)(y) above. Upon the Owner having provided a Replacement Spare
      Engine as provided for above, the Lien of this Trust Indenture shall attach to such Replacement Spare Engine.

                  Upon the Owner having provided a Replacement Spare Engine, a deposit of Cash Collateral or an Optional Redemption pursuant to this
      Section 11.02(f), the Mortgagee shall, at the cost and expense of the
      Owner, release from the Lien of this Trust Indenture the Pledged Spare
      Engine subject to such Event of Loss and all Pledged Spare Engine
      Collateral related thereto as provided in Section 3.06(b); and provided further,

                                       53

      Mortgagee shall assign without recourse or representation to the Owner all claims it may have against any other Person arising from the Event of Loss in respect of such Pledged Spare Engine and the Owner shall be entitled to receive all insurance proceeds and other proceeds from any award in respect of condemnation, confiscation, seizure or requisition with respect to such released Pledged Spare Engine, including all investment interest thereon, to the extent not previously applied to the purchase price of any
      Replacement Spare Engine.

            (g)   Solely for purposes of any Pledged Spare Engine, each of the
Owner and Mortgagee agrees that it will take all such action reasonably requested by the Controlling Party in order to make any registrations with the
International Registry, including becoming a transacting user entity and providing consents to any registration with respect to the Pledged Spare Engine pursuant to this Section 11.02.

            (h)   Subject to the terms of the Collateral Maintenance Agreement, the Owner shall have the right, at any time and from time to time, at its own cost and expense, without any consent by the Mortgagee, to:

                  (i)     remove in the ordinary course of maintenance, service,
      repair, overhaul or testing, any parts of any Pledged Spare Engine, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use, provided that the Owner (or a Permitted Lessee) will replace such parts as promptly as practicable; and

                  (ii)    make or cause to be made such alterations and
      modifications in and additions to any Pledged Spare Engine as it deems desirable in the proper conduct of its business and to remove parts which it deems to be obsolete or no longer suitable or appropriate for use, provided such alteration, modification, addition or removal does not materially diminish the value, utility or remaining useful life of such
      Pledged Spare Engine below its value, utility or remaining useful life immediately prior to such alteration, modification, addition or removal
      (assuming such Pledged Spare Engine was in the condition required by this
      Trust Indenture immediately prior thereto).

            (i)   On or reasonably promptly after a Pledged Spare Engine
becomes subject to the Lien of this Indenture in accordance with the terms of
Section 11.02(a), the Owner agrees to affix and maintain (or cause to be affixed and maintained), at its expense, on such Pledged Spare Engine a nameplate bearing the inscription:

            "THIS ENGINE IS SUBJECT TO A SECURITY INTEREST IN FAVOR OF
            WILMINGTON TRUST COMPANY, NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY
            AS MORTGAGEE."

(such nameplate to be replaced, if necessary, with a nameplate reflecting the name of any successor Mortgagee). Such nameplate may be removed temporarily in the course of maintenance of such Pledged Spare Engine.

                                       54

            SECTION 11.03. ADDITIONAL EQUIPMENT NOTES.

            (a)   Subject to the terms and conditions of this Section 11.03, the aggregate Original Amount of Equipment Notes outstanding hereunder is unlimited and the Owner may from time to time after the Closing Date, issue additional
Equipment Notes ("ADDITIONAL EQUIPMENT NOTES") ratably secured by the Lien on the Collateral granted hereunder. The Additional Equipment Notes may be issued in one or more offerings in each case either (i) Senior Equipment Notes designated Series G (if the related Pass Through Trust holding such Senior
Equipment Note also holds a Policy for the benefit of the holders of
Certificates issued by such Pass Through Trust) or Series A (if the related Pass
Through Trust does not hold such Policy), and having the same priority of payment as the Series G-1 Equipment Note (together with the Series G-1 Equipment
Note, the "SENIOR EQUIPMENT NOTES") or (ii) two series consisting of a series of
Senior Additional Equipment Note and another series designated Series B and having the same priority of payment as the Series B-1 Equipment Note (together with the Series B-1 Equipment Note, the "JUNIOR EQUIPMENT NOTES"). The sale of each Series of Additional Equipment Notes shall be funded through the issuance and sale of related Pass Through Certificates ("ADDITIONAL CERTIFICATES") issued by related Pass Through Trusts which will evidence fractional undivided ownership interests in the Additional Equipment Note of such Series acquired and held by the related Pass Through Trust. For the avoidance of doubt, all Senior
Equipment Notes rank on a parity basis, regardless if designated Series G or
Series A.

            (b)   If Owner desires to issue Additional Equipment Notes, it shall deliver to the Mortgagee of an Officer's Certificate requesting such issuance and providing the following information with respect to each proposed Series of
Additional Equipment Notes: (i) whether such Equipment Notes are to be designated Series G or A or Series B, (ii) the Original Amount of such Series
(and payment and amortization provision ,if any, thereof); (iii) the Debt Rate
(and any related definitions and calculation provision for determining the Debt
Rate and each component thereof, as applicable), Margin, redemption provisions
(including no-call period, Redemption Price, Premium(if any), and whole and/or partial prepayment), and Payment Due Rate to be applicable for such Series; (iv)
the Maturity Date of such Series; (v) the Issuance Date for such Series; (vi)
the applicable Liquidity Facility Provider(s), if any, the applicable Policy
Provider, if any, for the related Pass Through Certificates; and (vii) such other provisions with respect to the Additional Equipment Notes as the Owner shall specify (and which shall not be in violation of the provisions of this
Indenture).

            (c)   The following conditions must be satisfied in order to issue any Series of Additional Equipment Notes:

                  (i)     except for the Original Amount (and amortization
thereof), Debt Rate (and calculation thereof), Margin, redemption provisions
(including no-call period, Redemption Price and Premium(if any) and whole and/or partial prepayment), Payment Due Rate and Maturity Date, the terms and conditions of each Series of Additional Equipment Note shall be substantially similar to the terms of the Initial Equipment Notes having the same priority of payment as such Series, including being subject to the terms of the
Intercreditor Agreement, the Collateral Maintenance Agreement and this Trust
Indenture;

                                       55

                  (ii)    immediately after and giving effect to such issuance,
the Maximum Collateral Ratio, Subordinated Collateral Ratio and Minimum Rotable
Ratio under Section 3.1 of the Collateral Maintenance Agreement shall be and continue to be in compliance;

                  (iii)   no Default or Event of Default shall have occurred and
be continuing prior to or as a result of the issuance of Additional Equipment
Notes;

                  (iv)    the applicable Note Purchase Agreement for such
Additional Equipment Notes, with the then current Pass Through Trustee as trustee, shall have been duly executed and delivered and all conditions to the purchase of such Additional Equipment Notes thereunder shall have been satisfied; and

                  (v)     the applicable Pass Through Trust(s) purchasing such
Series of Additional Equipment Notes pursuant to the applicable Note Purchase
Agreement shall have been duly formed and the conditions specified in Section
10.2 of the Intercreditor Agreement for the issuance by each such Pass Through
Trust of Additional Certificate(s) in respect of such Additional Equipment Notes shall have been satisfied.

            (c)   In the event that Additional Equipment Notes are issued, (i)
the Maximum Collateral Ratio and the Minimum Rotable Ratio shall apply to all
Senior Equipment Notes on an aggregated basis and (ii) the Maximum Subordinated
Collateral Ratio shall apply to all Equipment Notes and all Additional Equipment
Notes on an aggregated basis. The option to redeem the Series G-1 Equipment
Note, or any Initial Equipment Note, in order to comply with any of the foregoing ratios, will apply to all Senior Equipment Notes collectively, or the
Initial Equipment Notes and all Additional Equipment Notes collectively, as the case may be. The requirement, as a result of a violation of the minimum fleet size covenant, (i) to redeem the Series G-1 Equipment Note will apply to all
Senior Equipment Notes collectively, and (ii) to redeem the Series B-1 Equipment
Note will apply to all Junior Equipment Notes collectively, as the case may be.

                                   ARTICLE XII

                                  MISCELLANEOUS

            SECTION 12.01. TERMINATION OF TRUST INDENTURE

            Upon (or at any time after) payment in full of the Original Amount of, Premium, if any, Break Amount, if any, and interest on and all other amounts due under all Equipment Notes and provided that there shall then be no other
Secured Obligations due to the Indenture Indemnitees, the Note Holders and the
Mortgagee hereunder or under the Note Purchase Agreement, the Collateral
Maintenance Agreement or other Operative Agreement, the Owner shall direct the
Mortgagee to execute and deliver to or as directed in writing by the Owner an appropriate instrument releasing the Pledged Spare Parts and all other
Collateral from the Lien of the Trust Indenture and the Mortgagee shall execute and deliver such instrument as aforesaid; provided, however, that this Trust
Indenture and the trusts created hereby shall earlier terminate and this Trust
Indenture shall be of no further force or effect upon any sale or other final disposition by the Mortgagee of all property constituting part of the Collateral and the final distribution by the Mortgagee of all monies or other property or proceeds constituting part of the

                                       56

Collateral in accordance with the terms hereof. Except as aforesaid otherwise provided, this Trust Indenture and the trusts created hereby shall continue in full force and effect in accordance with the terms hereof.

            SECTION 12.02. NO LEGAL TITLE TO COLLATERAL IN NOTE HOLDERS

            No holder of an Equipment Note shall have legal title to any part of the Collateral. No transfer, by operation of law or otherwise, of any Equipment
Note or other right, title and interest of any Note Holder in and to the
Collateral or hereunder shall operate to terminate this Trust Indenture or entitle such holder or any successor or transferee of such holder to an accounting or to the transfer to it of any legal title to any part of the
Collateral.

            SECTION 12.03. SALE OF COLLATERAL BY MORTGAGEE IS BINDING

            Any sale or other conveyance of the Collateral, or any part thereof
(including any part thereof or interest therein), by the Mortgagee made pursuant to the terms of this Trust Indenture shall bind the Note Holders and shall be effective to transfer or convey all right, title and interest of the Mortgagee, the Owner and such holders in and to such Collateral or part thereof. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by the Mortgagee.

            SECTION 12.04. TRUST INDENTURE FOR BENEFIT OF OWNER, MORTGAGEE, NOTE
HOLDERS AND THE OTHER INDENTURE INDEMNITEES

            Nothing in this Trust Indenture, whether express or implied, shall be construed to give any person other than the Owner, the Mortgagee, the Note
Holders and the other Indenture Indemnitees, any legal or equitable right, remedy or claim under or in respect of this Trust Indenture.

            SECTION 12.05. NOTICES

            Unless otherwise expressly specified or permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents, waivers or documents provided or permitted by this Trust Indenture to be made, given, furnished or filed shall be in writing, personally delivered or mailed by certified mail, postage prepaid, or by facsimile or electronic mail in each case with confirmed receipt and provided such facsimile or electronic notice is also sent by delivery or certified mail as aforementioned, and (i) if to the Owner, addressed to it at 118-29 Queens Boulevard, Forest Hills, New York 11375,
Attention: General Counsel, facsimile number (718) 709-3631, (ii) if to
Mortgagee, addressed to it at its office at Rodney Square North, 1100 North
Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust
Administration, facsimile number (302) 651-8882, (iii) if to any Note Holder or any Indenture Indemnitee, addressed to such party at such address as such party shall have furnished by notice to the Owner and the Mortgagee, or, until an address is so furnished, addressed to the address of such party (if any) set forth on Schedule 1 to the applicable Note Purchase Agreement or in the
Equipment Note Register. Whenever any notice in writing is required to be given by the Owner or the Mortgagee or any Note Holder to any of the other of them, such notice shall be deemed given and such requirement satisfied when such notice is received, or if such notice is

                                       57

mailed by certified mail, postage prepaid, three (3) Business Days after being mailed, addressed as provided above. Any party hereto may change the address to which notices to such party will be sent by giving notice of such change to the other parties to this Trust Indenture.

            SECTION 12.06. SEVERABILITY

            Any provision of this Trust Indenture which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            SECTION 12.07. NO ORAL MODIFICATION OR CONTINUING WAIVERS

            No term or provision of this Trust Indenture or the Equipment Notes may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the Owner and the Mortgagee, in compliance with
Section 10.01 hereof. Any waiver of the terms hereof or of any Equipment Note shall be effective only in the specific instance and for the specific purpose given.

            SECTION 12.08. SUCCESSORS AND ASSIGNS

            All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, each of the parties hereto and the permitted successors and assigns of each, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by any Note Holder shall bind the successors and assigns of such holder. Each Note Holder by its acceptance of an Equipment Note agrees to be bound by this Trust Indenture and the other Operative Agreements applicable to a Note Holder.

            SECTION 12.09. HEADINGS

            The headings of the various Articles and sections herein and in the table of contents hereto are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

            SECTION 12.10. NORMAL COMMERCIAL RELATIONS

            Anything contained in this Trust Indenture to the contrary notwithstanding, Mortgagee may conduct any banking or other financial transactions, and have banking or other commercial relationships, with Owner, fully to the same extent as if this Trust Indenture were not in effect, including without limitation the making of loans or other extensions of credit to Owner for any purpose whatsoever, whether related to any of the transactions contemplated hereby or otherwise.

            SECTION 12.11. GOVERNING LAW; COUNTERPART FORM

            THIS TRUST INDENTURE SHALL IN ALL RESPECTS BE GOVERNED BY, AND
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW

                                       58

YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. THIS
TRUST INDENTURE IS BEING DELIVERED IN THE STATE OF NEW YORK. This Trust
Indenture may be executed by the parties hereto in separate counterparts (or upon separate signature pages bound together into one or more counterparts), each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. EACH
PARTY HEREBY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR
COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS TRUST INDENTURE.

            SECTION 12.12. VOTING BY NOTE HOLDERS

            All votes of the Note Holders shall be governed by a vote of a
Majority in Interest of Note Holders, except as otherwise provided herein.

            SECTION 12.13. BANKRUPTCY

            It is the intention of the parties that the Mortgagee shall be entitled to the benefits of Section 1110 with respect to the right to take possession of the Pledged Spare Parts and any Pledged Spare Engine and to
enforce any of its other rights or remedies as provided herein in the event of a case under Chapter 11 of the Bankruptcy Code in which Owner is a debtor, and in any instance where more than one construction is possible of the terms and conditions hereof or any other pertinent Operative Agreement, each such party agrees that a construction which would preserve such benefits shall control over any construction which would not preserve such benefits.

            SECTION 12.14. AGREEMENT AS TO FAIR MARKET VALUE

            The Owner and the Mortgagee acknowledge that the use of Fair Market
Value (or Adjusted Fair Market Value in the case of any Pledges Spare Engines)
herein or in the other Operative Agreements is strictly and solely for convenience in establishing the amount of Collateral and any substitutions therefor under the Operative Agreements. Accordingly, the Fair Market Value or
Adjusted Fair Market Value, as the case may be, of any Collateral subjected to the Lien of a Collateral Agreement is not an indication of and shall not be deemed an agreement by the parties as the basis for valuation of such Collateral for purposes of determining the value of the Mortgagee's secured claim against the Owner, adequate protection of the Mortgagee's interest in the Collateral or for any other purpose in any bankruptcy, receivership or insolvency proceeding involving the Owner or any remedial action brought by the Mortgagee or
Collateral Agent except to the extent such valuations are mandated by applicable law, or any court with jurisdiction over such proceedings, in either case without regard to the use of the concept of Fair Market Value or Adjusted Fair
Market Value, as the case may be, by the parties hereto.

            SECTION 12.15. AIR CARRIER CERTIFICATION

            The Owner, in compliance with 14 C.F.R. 49.53(a)(1) and (2), certifies that the Owner is an air carrier, certificated by the FAA under 49
U.S.C. 44705, and that the Pledged Spare Parts are maintained by or on behalf the Owner at the Designated Locations.

                                       59

            IN WITNESS WHEREOF, the parties hereto have caused this Trust
Indenture and Mortgage to be duly executed by their respective officers thereof duly authorized as of the day and year first above written.

                                        JETBLUE AIRWAYS CORPORATION

                                        By:_____________________________________
                                           Name:
                                           Title:

                                        WILMINGTON TRUST COMPANY,
                                           as Mortgagee

                                        By:_____________________________________
                                           Name:
                                           Title:

                                       60

                                     ANNEX A

                                   DEFINITIONS

                               GENERAL PROVISIONS

      (a)   In each Operative Agreement, unless otherwise expressly provided, a reference to:

            (i)   each of "Owner," "Mortgagee," "Note Holder" or any other
person includes, without prejudice to the provisions of any Operative Agreement, any successor in interest to it and any permitted transferee, permitted purchaser or permitted assignee of it;

            (ii)  words importing the plural include the singular and words importing the singular include the plural;

            (iii) any agreement, instrument or document, or any annex, schedule or exhibit thereto, or any other part thereof, includes, without prejudice to the provisions of any Operative Agreement, that agreement, instrument or document, or annex, schedule or exhibit, or part, respectively, as amended, modified or supplemented from time to time in accordance with its terms and in accordance with the Operative Agreements, and any agreement, instrument or document entered into in substitution or replacement therefor;

            (iv)  any provision of any Law includes any such provision as amended, modified, supplemented, substituted, reissued or reenacted prior to the
Closing Date, and thereafter from time to time;

            (v)   the words "Agreement," "this Agreement," "hereby," "herein,"
"hereto," "hereof" and "hereunder" and words of similar import when used in any
Operative Agreement refer to such Operative Agreement as a whole and not to any particular provision of such Operative Agreement;

            (vi)  the words "including," "including, without limitation,"
"including, but not limited to," and terms or phrases of similar import when used in any Operative Agreement, with respect to any matter or thing, mean including, without limitation, such matter or thing; and

            (vii) a "Section," an "Exhibit," an "Annex" or a "Schedule" in any
Operative Agreement, or in any annex thereto, is a reference to a section of, or an exhibit, an annex or a schedule to, such Operative Agreement or such annex, respectively.

      (b)   Each exhibit, annex and schedule to each Operative Agreement is incorporated in, and shall be deemed to be a part of, such Operative Agreement.

      (c)   Unless otherwise defined or specified in any Operative Agreement, all accounting terms therein shall be construed and all accounting determinations thereunder shall be made in accordance with GAAP.

      (d)   Headings used in any Operative Agreement are for convenience only and shall not in any way affect the construction of, or be taken into consideration in interpreting, such Operative Agreement.

      (e)   For purposes of each Operative Agreement, the occurrence and continuance of a Default or Event of Default referred to in Section 5.01(v),(vi)
or (vii) shall not be deemed to prohibit the Owner from taking any action or exercising any right that is conditioned on no Special Default, Default or Event of Default having occurred and be continuing if such Special Default, Default or
Event of Default consists of the institution of reorganization proceedings with respect to Owner under Chapter 11 of the Bankruptcy Code and the trustee or debtor-in-possession in such proceedings shall have agreed to perform its obligations under the Trust Indenture with the approval of the applicable court and thereafter shall have continued to perform such obligations in accordance with Section 1110.

                                  DEFINED TERMS

      "Above-Cap Liquidity Agreement" is defined in the Intercreditor Agreement

      "Above-Cap Liquidity Provider" is defined in the Intercreditor Agreement

      "Act" means part A of subtitle VII of title 49, United States Code.

      "Actual Knowledge" means (a) as it applies to Mortgagee, actual knowledge of a responsible officer in the Corporate Trust Office, and (b) as it applies to
Owner, actual knowledge of a Vice President or more senior officer of Owner or any other officer of Owner having responsibility for the transactions contemplated by the Operative Agreements; provided that each of Owner and
Mortgagee shall be deemed to have "Actual Knowledge" of any matter as to which it has received notice from Owner, any Note Holder or Mortgagee, such notice having been given pursuant to Section 11.05 of the Trust Indenture.

      "Additional Equipment Notes" is defined in Section 11.03 of the Trust
Indenture.

      "Additional Insureds" is defined in paragraph (i) of Section C to Annex B of the Trust Indenture.

      "Additional Parts" is defined in Section 3.1(a)(i) of the Collateral
Maintenance Agreement.

      "Additional Qualified Aircraft Type" is defined in Section 11.01 of the
Trust Indenture.

      "Adjusted Fair Market Value" in respect of a Pledged Spare Engine, means the Fair Market Value of such Pledged Spare Engine reflecting the actual technical status and maintenance conditions of such Pledged Spare Engine as based on applicable documentation outlining the maintenance status thereof.

      "Affiliate" is defined in the Intercreditor Agreement.

                                        2

      "Aircraft" means any contrivance invented, used, or designed to navigate, or fly in, the air.

      "Annual Methodology" means, in determining an opinion as to the Fair
Market Value of the Collateral, taking at least the following actions: (i)
reviewing the Parts Inventory Report prepared as of the applicable Valuation
Date; (ii) reviewing the Independent Appraiser's internal value database for values applicable to Qualified Spare Parts included in the Collateral; (iii)
developing a representative sampling of a reasonable number of the different
Qualified Spare Parts included in Collateral for which a market check will be conducted; (iv) checking other sources, such as manufacturers, other airlines,
U.S. government procurement data and airline parts pooling price lists, for current market prices of the sample parts referred to in clause (v); (v)
establishing an assumed ratio of Serviceable Parts to Unserviceable Parts as of the applicable Valuation Date based upon information provided by the Owner and the Independent Appraiser's limited physical review of the Collateral referred to in the following clause (vi); (vi) visiting at least two locations selected by the Independent Appraiser where the Pledged Spare Parts are kept by the Owner
(neither of which was visited for purposes of the last appraisal under Section
2.1 or 2.2 of the Collateral Maintenance Agreement, whichever was most recent), provided that at least one such location shall be one of the top three locations at which the Owner keeps the largest number of Pledged Spare Parts, to conduct a limited physical inspection of the Collateral; (vii) conducting a limited review of the inventory reporting system applicable to the Pledged Spare Parts, including checking information reported in such system against information determined through physical inspection pursuant to the preceding clause (vi);
and (viii) reviewing a sampling of the Spare Parts Documents (including tear-down reports).

      "Annual Valuation Date" is defined in Section 2.1 of the Collateral
Maintenance Agreement.

      "Appliance" means an instrument, equipment, apparatus, a part, an appurtenance, or an accessory used, capable of being used, or intended to be used, in operating or controlling Aircraft in flight, including a parachute, communication equipment, and another mechanism installed in or attached to
Aircraft during flight, and not a part of an Aircraft, Engine, or Propeller.

      "Applicable Margin" means (i) 0.23%, in the case of the Series G-1
Equipment Note and 2.875%, in the case of the Series B-1 Equipment Note; and
(ii) in the case of any Additional Equipment Notes of any Series, means the amount certified to the Mortgagee by the Owner pursuant to Article XI of the
Trust Indenture in connection with the issuance thereof.

      "Applicable Period" is defined in Section 3.2 of the Collateral
Maintenance Agreement.

      "Appraisal Compliance Report" means, as of any date, a report providing information relating to the calculation of the Collateral Ratio, the
Subordinated Collateral Ratio and the Rotable Ratio, which shall be substantially in the form of Appendix I to the Collateral Maintenance Agreement.

      "Appraised Value" means, with respect to any Collateral, the Fair Market
Value of such Collateral as most recently determined pursuant to (i) the report attached as Appendix II to the

                                        3

Prospectus Supplement or (ii) Article 2 and, if applicable, Section 3.1 of the
Collateral Maintenance Agreement or Section 11.01 of the Trust Indenture.

      "Bankruptcy Code" means the United States Bankruptcy Code, 11 U.S.C.
Sections 101 et seq.

      "Beneficial Owner" when used in relation to an Equipment Note means a
Person that, by reason of direct ownership, contract, share ownership or otherwise, has the right to receive or participate in receiving, directly or indirectly, payments of principal, interest or Premium in respect of such
Equipment Note; provided that a Person shall not be deemed to be a Beneficial
Owner of an Equipment Note solely because another Person in which such a Person owns common stock or other equity securities is a registered holder or
Beneficial Owner of such Equipment Note unless such Person is an Affiliate of such other Person.

      "Break Amount" means: (I) in respect to any Additional Equipment Note, the amount determined as set forth in the form of such Additional Equipment Note;
and (II) in respect of the Initial Equipment Notes, as of any date of payment, redemption or acceleration of such Equipment Note (the "Applicable Date"), an amount determined by the Reference Agent on the date that is two (2) Business
Days prior to the Applicable Date pursuant to the formula set forth below;
provided, however, that no Break Amount will be payable (x) if the Break Amount, as calculated pursuant to the formula set forth below, is equal to or less than zero or (y) on or in respect of any Applicable Date that is a Payment Date (or, if such Payment Date is not a Business Day, the next succeeding Business Day).

      Break Amount = Z-Y

      Where:

            X   =    with respect to any applicable Interest Period, the sum of
      (i) the amount of the outstanding principal amount of such Equipment Note as of the first day of the then applicable Interest Period plus (ii)
      interest payable thereon during such entire Interest Period at then effective LIBOR.

            Y   =    X, discounted to present value from the last day of the
      then applicable Interest Period to the Applicable Date, using then effective LIBOR as the discount rate.

            Z   =    X, discounted to present value from the last day of the
      then applicable Interest Period to the Applicable Date, using a rate equal to the applicable London interbank offered rate for a period commencing on the Applicable Date and ending on the last day of the then applicable
      Interest Period, determined by the Reference Agent as of two Business Days prior to the Applicable Date as the discount rate.

      "Business Day" is defined in the Intercreditor Agreement.

      "Cape Town Convention" means the official English language texts of the
Convention on International Interests in Mobile Equipment and the Protocol to
the Convention on International

                                        4

Interests in Mobile Equipment on Matters Specific to Aircraft Equipment which were signed in Cape Town, South Africa on November 16, 2001.

      "Capped Interest Rate" is defined in the Intercreditor Agreement.

      "Cash Collateral" means cash and/or Investment Securities deposited or to be deposited with the Securities Intermediary in accordance with the provisions of Section 3.07 of the Trust Indenture.

      "Citizen of the United States" is defined in 49 U.S.C. ss. 40102(a)(15).

      "Closing" means the closing of the transactions contemplated by the Note
Purchase Agreement for the Initial Equipment Notes.

      "Closing Date" means the date on which the Closing occurs.

      "Code" means the Internal Revenue Code of 1986, as amended; provided that, when used in relation to a Plan, "Code" shall mean the Internal Revenue Code of
1986 and any regulations and rulings issued thereunder, all as amended and in effect from time to time.

      "Collateral" is defined in the Granting Clause of the Trust Indenture.

      "Collateral Agent" means the Mortgagee and each other Person acting as agent on behalf of the Note Holders under any other Collateral Agreement.

      "Collateral Agreement" means the Trust Indenture and any other agreement under which a security interest has been granted pursuant to Section 3.1(a)(ii)
of the Collateral Maintenance Agreement.

      "Collateral Maintenance Agreement" means the Collateral Maintenance
Agreement, dated as of the Issuance Date, among the Owner, the Mortgagee and the
Policy Provider.

      "Collateral Ratio" shall mean a percentage determined by dividing (i) the aggregate outstanding Original Amount of all Senior Equipment Notes minus the sum of the Cash Collateral held by the Securities Intermediary by (ii) the Fair
Market Value of all Collateral (excluding any Cash Collateral), as set forth in the most recent Independent Appraiser's Certificate delivered by the Owner pursuant to Article 2 of the Collateral Maintenance Agreement, as supplemented pursuant to Section 3.1 of the Collateral Maintenance Agreement, if applicable.

      "Controlling Party" is defined in the Intercreditor Agreement.

      "Corporate Trust Office" means the principal office of Mortgagee located at Mortgagee's address for notices under the Note Purchase Agreement or such other office at which Mortgagee's corporate trust business shall be administered which Mortgagee shall have specified by notice in writing to Owner and each Note
Holder.

                                        5

      "Debt Balance" means 110% of the aggregate Original Amount of all
Equipment Notes outstanding, from time to time;

      "Debt Rate" means (i) for purposes of interest on the Initial Equipment
Notes, in the case of the first Interest Period, the Initial Period Debt Rate
(as defined in Schedule 2 to the Note Purchase Agreement) and, in the case of any subsequent Interest Period, a rate per annum of LIBOR for such Interest
Period, as determined pursuant to the Reference Agency Agreement, plus the
Applicable Margin, provided that, if a Payment Default has occurred and is continuing on any Payment Date and continues through the applicable Interest
Period, the Debt Rate on the Series G-1 Equipment Note for the Interest Period
commencing on such Payment Date shall not exceed the Capped Interest Rate, (ii)
for purposes of interest on any Additional Equipment Notes, the rate of interest specified in the applicable Officer's Certificate in respect of such Additional
Equipment Notes pursuant to Section 11.03 of the Trust Indenture in connection with the issuance thereof and (iii) for any other purpose, with respect to any period, the weighted average interest rate per annum during such period borne by the outstanding Equipment Notes, excluding any interest payable at the Payment
Due Rate.

      "Default" means any event or condition that with the giving of notice or the lapse of time or both would become an Event of Default.

      "Designated Locations" means the locations in the U.S. designated from time to time by the Owner at which the Pledged Spare Parts may be maintained by or on behalf of the Owner, which initially shall be the locations set forth on
Schedule I to the Trust Indenture and shall include the additional locations designated by the Owner pursuant to Section 4.04(b) of the Trust Indenture.

      "Dollars," "United States Dollars" or "$" means the lawful currency of the
United States.

      "DOT" means the Department of Transportation of the United States or any
Government Entity succeeding to the functions of such Department of
Transportation.

      "Eligible Account" means an account established by and with an Eligible
Institution at the request of the Mortgagee, which institution agrees, for all purposes of the New York UCC including Article 8 thereof, that (a) such account shall be a "securities account" (as defined in Section 8-501 of the New York
UCC), (b) such institution is a "securities intermediary" (as defined in Section
8-102(a)(14) of the New York UCC), (c) all property (other than cash) credited to such account shall be treated as a "financial asset" (as defined in Section
8-102(9) of the New York UCC), (d) the Mortgagee shall be the "entitlement holder" (as defined in Section 8-102(7) of the New York UCC) in respect of such account, (e) it will comply with all entitlement orders issued by the Mortgagee to the exclusion of the Owner, (f) it will waive or subordinate in favor of the
Mortgagee all claims (including without limitation, claims by way of security interest, lien or right of set-off or right of recoupment), and (g) the
"securities intermediary jurisdiction" (under Section 8-110(e) of the New York
UCC) shall be the State of New York.

      "Eligible Aircraft" means any Qualified Aircraft Type and any Additional
Qualified Aircraft Type constituting Collateral subject to Section 11.02(a) of the Trust Indenture.

                                        6

      "Eligible Institution" means the corporate trust department of (a)
Wilmington Trust Company, acting solely in its capacity as a "securities intermediary" (as defined in Section 8-102(a)(14) of the UCC), or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any U.S. branch of a foreign bank), which has a long-term unsecured debt rating from Moody's and
Standard & Poor's of at least A-3 or its equivalent.

      "Engine" means an engine used, or intended to be used, to propel an
Aircraft, including a part, appurtenance, and accessory of the Engine, except a
Propeller.

      "Equipment Note Register" is defined in Section 2.07 of the Trust
Indenture.

      "Equipment Notes" means and includes any equipment notes issued under the
Trust Indenture in the form specified in Section 2.01 thereof (as such form may be varied pursuant to the terms of the Trust Indenture, including without limitation pursuant to any certification delivered to the Mortgagee by the Owner pursuant to Article XI of the Trust Indenture in connection with the issuance of any Series of Additional Equipment Notes), and any Equipment Note or Additional
Equipment Note issued under the Trust Indenture in exchange for or replacement thereof.

      "ERISA" means the Employee Retirement Income Security Act of 1974, and any
regulations and rulings issued thereunder all as amended and in effect from time to time.

      "Event of Default" is defined in Section 5.01 of the Trust Indenture.

      "Event of Loss" means with respect to any Pledged Spare Part or Pledged
Spare Engine constituting part of the Collateral (together, for purposes of this definition "Collateral"), (i) the loss of, or any prohibition of use thereof due to destruction, damage beyond economic repair or rendition of any of the
Collateral permanently unfit for normal use by Owner for any reason whatsoever
(other than the use of Expendables in the Owner's operations); (ii) any damage to any of the Collateral which results in the receipt of insurance proceeds with respect to such Collateral on the basis of an actual or constructive loss; (iii)
the loss of possession of any of the Collateral by the Owner for ninety (90)
consecutive days (or, if earlier, the date on which the Owner has confirmed to the Mortgagee in writing that the Owner cannot recover such Collateral as a result of the theft, hijacking or disappearance of such Collateral); (iv) any seizure, condemnation, confiscation, taking or requisition (including loss of title), or any prohibition of use, of any of the Collateral by any Government
Entity or purported Government Entity (other than a requisition of use by the
U.S. Government) or any law, rule, regulation or order thereof or other action thereby for a period exceeding one-hundred eighty (180) consecutive days; (v)
the return of any Collateral to the Manufacturer or Seller or either of their agents pursuant to any warranty settlement or patent indemnity settlement; or
(vi) in respect of any Pledged Spare Engine, any event treated as an Event of
Loss under Section 11.02(c)(iii) or (vii) of the Trust Indenture.

      "Excluded Parts" means Spare Parts and Appliances held by the Owner at a location that is not a Designated Location.

      "Expendables" means Qualified Spare Parts, other than Rotables.

                                        7

      "Expenses" means any and all liabilities, obligations, losses, damages, settlements, penalties, claims, actions, suits, costs, expenses and disbursements (including, without limitation, reasonable fees and disbursements of legal counsel, accountants, appraisers, inspectors or other professionals, and costs of investigation).

      "FAA" means the Federal Aviation Administration of the United States or
any Government Entity succeeding to the functions of such Federal Aviation
Administration.

      "FAA Filed Documents" means the Trust Indenture and any Trust Indenture
Supplement.

      "FAA Regulations" means the Federal Aviation Regulations issued or promulgated pursuant to the Act from time to time.

      "Fair Market Value" means, with respect to any Collateral, its fair market value determined on the basis of a hypothetical sale negotiated in an arm's length free market transaction between a willing and able seller and a willing and able buyer, neither of whom is under undue pressure to complete the transaction, under then current market conditions, provided that cash shall be valued at its Dollar amount. With respect to any Pledged Spare Engine, "Fair
Market Value" assumes that such Pledged Spare Engine's physical condition is average for an Engine of its type and age, and its maintenance time status is at mid-life, mid-time (or benefiting from an above-average maintenance status if its new or nearly new); provided that, where Fair Market Value is used in reference to all Collateral, it will refer to the Adjusted Fair Market Value of any Pledged Spare Engines in the Collateral.

      "Financing Statements" means, collectively, (a) UCC-1 (and, where appropriate, UCC-3) financing statements covering the Collateral, by Owner, as debtor, showing Mortgagee as secured party, for filing in Delaware and each other jurisdiction that, in the opinion of Mortgagee, is necessary to perfect its Lien on the Collateral, and (b) UCC-3 financing statements evidencing termination of the Lien on any released Pledged Spare Engine.

      "GAAP" means generally accepted accounting principles as set forth in the statements of financial accounting standards issued by the Financial Accounting
Standards Board of the American Institute of Certified Public Accountants, as
such principles may at any time or from time to time be varied by any applicable financial accounting rules or regulations issued by the SEC and, with respect to any person, shall mean such principles applied on a basis consistent with prior periods except as may be disclosed in such person's financial statements.

      "Government Entity" means (a) any federal, state, provincial or similar government, and any body, board, department, commission, court, tribunal, authority, agency or other instrumentality of any such government or otherwise exercising any executive, legislative, judicial, administrative or regulatory functions of such government or (b) any other government entity having jurisdiction over any matter contemplated by the Operative Agreements or relating to the observance or performance of the obligations of any of the parties to the Operative Agreements.

      "Indemnitee" means (i) WTC and Mortgagee, (ii) each separate or additional trustee appointed pursuant to the Trust Indenture, (iii) the Subordination
Agent, (iv) the Liquidity Providers, the Liquidity Guarantor(s) and the Policy
Provider(s), (v) the Pass Through Trustees,

                                        8

(vi) each Affiliate of the persons described in clauses (i) and (ii), (vii) each
Affiliate of the persons described in clauses (iii), (iv) and (v), (viii) the respective directors, officers, employees, agents and servants of each of the persons described in clauses (i), (ii) and (vi), (ix) the respective directors, officers, employees, agents and servants of each of the persons described in clauses (iii), (iv), (v) and (vii), (x) the successors and permitted assigns of the persons described in clauses (i), (ii) and (viii), and (xi) the successors and permitted assigns of the persons described in clauses (iii), (iv), (v) and
(ix); provided that the persons described in clauses (iii), (iv), (v), (vii),
(ix) and (xi) are Indemnitees only for purposes of Section 8.1 of the Note
Purchase Agreement.

      "Indenture Agreements" means any contract, agreement or instrument from time to time assigned or pledged under the Trust Indenture.

      "Indenture Indemnitee" means (i) WTC and the Mortgagee, (ii) each separate or additional trustee appointed pursuant to the Trust Indenture, (iii) the
Subordination Agent, (iv) the Liquidity Provider(s), any Liquidity Guarantor(s)
and the Policy Provider(s), (v) each Pass Through Trustee and (vi) each of the respective directors, officers, employees, agents and servants of each of the persons described in clauses (i) through (v) inclusive above.

      "Independent Appraiser" means Simat, Helliesen & Eichner, Inc. or any other Person certified by ISTAT (or any successor organization thereto) selected by the Owner and approved by the Policy Provider (so long as the Policy Provider is the Controlling Party), such approval not to be unreasonably withheld or delayed, (i) engaged in a business which includes appraising Aircraft and assets relating to the operation and maintenance of Aircraft from time to time and (ii)
who does not have any material financial interest in the Owner and is not connected with the Owner or any of its Affiliates as an officer, director, employee, promoter, underwriter, partner or person performing similar functions.

      "Independent Appraiser's Certificate" means a certificate signed by an
Independent Appraiser and attached as Appendix II to the Prospectus Supplement or delivered thereafter pursuant to Article 2 or Section 3.1 of the Collateral
Maintenance Agreement or Section 11.02(e) of the Trust Indenture.

      "Initial Equipment Notes" means the Series G-1 Equipment Note and the
Series B-1 Equipment Note.

      "Initial Policy Provider" means MBIA Insurance Corporation, its successors and assigns.

      "Intercreditor Agreement" means that certain Intercreditor Agreement among the Pass Through Trustees, the Liquidity Providers, the Policy Providers and the
Subordination Agent, dated as of the Issuance Date, provided that, for purposes of any obligation of Owner, no amendment, modification or supplement to, or substitution or replacement of, such Intercreditor Agreement shall be effective unless consented to by Owner.

      "Interest Period" means (i) in the case of the first Interest Period, the period commencing on (and including) the Issuance Date and ending on (but excluding) the first Payment Date following the Issuance Date and (ii) in the case of each subsequent Interest Period, the period

                                        9

commencing on (and including) the last day of the immediately preceding Interest
Period, and ending on (but excluding) the next Payment Date.

      "Interest Rate Determination Date" means, (i) with respect to any Interest
Period applicable to the Initial Equipment Notes, the second Business Day prior to the first day of such Interest Period, and (ii) with respect to any Interest
Period applicable to any Additional Equipment Notes, the date specified in the applicable Officer's Certificate delivered pursuant to Section 11.03 of the
Trust Indenture.

      "international interest" is defined in the Cape Town Convention.

      "International Registry" is defined in the Cape Town Convention.

      "Investment Security" means (a) any bond, note or other obligation which is a direct obligation of or guaranteed by the U.S. or any agency thereof; (b)
any obligation which is a direct obligation of or guaranteed by any state of the
U.S. or any subdivision thereof or any agency of any such state or subdivision, and which has the highest rating published by Moody's or Standard & Poor's; (c)
any commercial paper issued by a U.S. obligor and rated at least P-1 by Moody's or A-1 by Standard & Poor's; (d) any money market investment instrument relying upon the credit and backing of any bank or trust company which is a member of the Federal Reserve System and which has a combined capital (including capital reserves to the extent not included in capital) and surplus and undivided profits of not less than $250,000,000 (including the Mortgagee and its
Affiliates if such requirements as to Federal Reserve System membership and combined capital and surplus and undivided profits are satisfied), including, without limitation, certificates of deposit, time and other interest-bearing deposits, bankers' acceptances, commercial paper, loan and mortgage participation certificates and documented discount notes accompanied by irrevocable letters of credit and money market fund investing solely in securities backed by the full faith and credit of the United States; or (e)
repurchase agreements collateralized by any of the foregoing.

      "IRS" means the Internal Revenue Service of the United States or any
Government Entity succeeding to the functions of such Internal Revenue Service.

      "Issuance Date" means the "Closing Date" as defined in the Intercreditor
Agreement.

      "JetBlue Cash Balance" means the sum of (a) the amount of cash and cash equivalents that would have been shown on the balance sheet of JetBlue and its consolidated subsidiaries prepared in accordance with GAAP as of any Valuation
Date, plus (b) the amount of marketable securities that would have been reflected on such balance sheet which had, as of such Valuation Date, a maturity of less than one year and which, but for their maturity, would have qualified to be reflected on such balance sheet as cash equivalents.

      "Junior Equipment Note" is defined in Section 11.03(a) of the Trust
Indenture.

      "Law" means (a) any constitution, treaty, statute, law, decree, regulation, order, rule or directive of any Government Entity, and (b) any judicial or administrative interpretation or application of, or decision under, any of the foregoing.

                                       10

      "Leading Policy Provider" is defined in the Intercreditor Agreement.

      "LIBOR" is defined in the Intercreditor Agreement.

      "Lien" is defined in the Intercreditor Agreement.

      "Liquidity Facility" and "Liquidity Facilities" are defined in the
Intercreditor Agreement.

      "Liquidity Guarantor" is defined in the Intercreditor Agreement.

      "Liquidity Provider" and "Liquidity Providers" are defined in the
Intercreditor Agreement.

      "Loans" is defined in Section 3.2 of the Collateral Maintenance Agreement.

      "Majority in Interest of Note Holders" means as of a particular date of determination, the holders of a majority in aggregate unpaid Original Amount of all Series of Equipment Notes outstanding as of such date (excluding any
Equipment Notes held by Owner or any of its Affiliates, unless all Equipment
Notes then outstanding shall be held by Owner or any Affiliate of Owner);
provided that for the purposes of directing any action or casting any vote or giving any consent, waiver or instruction hereunder, any Note Holder of an
Equipment Note or Equipment Notes may allocate, in such Note Holder's sole discretion, any fractional portion of the principal amount of such Equipment
Note or Equipment Notes in favor of or in opposition to any such action, vote, consent, waiver or instruction.

      "Material Adverse Change" means, with respect to any person, any event, condition or circumstance that materially and adversely affects such person's business or consolidated financial condition or its ability to observe or perform its obligations, liabilities and agreements under the Operative
Agreements.

      "Maturity Date" means January 2, 2014 with respect to the Initial
Equipment Notes and, with respect to any Additional Equipment Note shall be as defined in the form of such Additional Equipment Note.

      "Maximum Collateral Ratio" means forty-five percent (45%).

      "Maximum Subordinated Collateral Ratio" means seventy-five percent (75%).

      "Minimum Rotable Ratio" means one-hundred fifty percent (150%).

      "Moody's" means Moody's Investors Service, Inc.

      "Mortgaged Property" is defined in Section 3.03 of the Trust Indenture.

      "Mortgagee" means Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity but solely as mortgagee under the
Trust Indenture.

      "Moves" is defined in Section 3.2 of the Collateral Maintenance Agreement.

                                       11

      "Net Worth" means, for any person, the excess of its total assets over its total liabilities.

      "Non-U.S. Person" means any Person other than a United States person, as defined in Section 7701(a)(30) of the Code.

      "Nonappraisal Compliance Report" means a report providing information relating to compliance by the Owner with Section 2.3 of the Collateral
Maintenance Agreement, which shall be substantially in the form of Appendix II to the Collateral Maintenance Agreement.

      "Note Holder" means at any time each registered holder of one or more
Equipment Notes of any Series.

      "Note Purchase Agreement" is defined in the Intercreditor Agreement.

      "NY UCC" means the UCC as in effect on the date of determination in the
State of New York.

      "Officer's Certificate" means, in respect of any party to the Note
Purchase Agreement, a certificate signed by the Chairman, the President, any
Vice President (including those with varying ranks such as Executive, Senior,
Assistant or Staff Vice President), the Treasurer or the Secretary of such party.

      "Operative Agreements" means, collectively, the Note Purchase Agreements, the Policy Provider Documents, the Collateral Maintenance Agreement, the Trust
Indenture, all Trust Indenture Supplements and the Equipment Notes, including any Additional Equipment Notes.

      "Optional Redemption" is defined in Section 2.11 of the Trust Indenture.

      "Original Amount," with respect to an Equipment Note of any Series, means the stated original principal amount of such Equipment Note and, with respect to all Equipment Notes of all Series, means the aggregate stated original principal amounts of all Equipment Notes of all such Series.

      "Owner" is defined in the first paragraph of the Trust Indenture.

      "Owner Person" means Owner, any lessee, assignee, successor or other user or person in possession of any Pledged Spare Part with or without color of right, or any Affiliate of any of the foregoing (excluding any Tax Indemnitee or any related Tax Indemnitee with respect thereto, or any person using or claiming any rights with respect to a Pledged Spare Part directly by or through any of the persons in this parenthetical).

      "Parts Inventory Report" means, as of any date, a list identifying the
Pledged Spare Parts by manufacturer's part number and brief description and stating the quantity of each such part included in the Pledged Spare Parts as of such specified date.

      "Pass Through Certificates" has the meaning ascribed to "Certificates" in the Intercreditor Agreement.

                                       12

      "Pass Through Trust" means each "Senior Trust" and "Junior Trust" (as such terms are defined in the Intercreditor Agreement).

      "Pass Through Trust Agreement" means each Junior Trust Agreement and
Senior Trust Agreement (as such terms are defined in the Intercreditor
Agreement).

      "Pass Through Trustee" means Wilmington Trust Company, a Delaware banking corporation, in its capacity as trustee under each Pass Through Trust Agreement.

      "Pass Through Trustee Agreements" means the Pass Through Trust Agreements, the Note Purchase Agreements, and the Intercreditor Agreement.

      "Payment Date" means each January 2nd, April 2nd, July 2nd and October
2nd, and with respect to the Initial Equipment Notes, commencing on January 2nd,
2007.

      "Payment Default" means a Default under Section 5.01(i) of the Trust
Indenture.

      "Payment Due Rate" means (a) with respect to (i) any payment made to a
Note Holder under any Series of Equipment Notes, the Debt Rate applicable to such Series plus 2% and (ii) any other payment made under any Operative
Agreement to any other Person, the Debt Rate applicable to such payment plus 2%
or, if less, (b) the maximum rate permitted by applicable law.

      "Permitted Days" is defined in Section 2.1 of the Collateral Maintenance
Agreement.

      "Permitted Lease" means a lease permitted under Section 4.04(d) of the
Trust Indenture.

      "Permitted Lessee" with respect to a Pledged Spare Part is defined in
Section 4.04(d) of the Trust Indenture, and with respect to a Pledged Spare
Engine is defined in Section 11.02(c)(ix) of the Trust Indenture..

      "Permitted Lien" means (a) the rights of Mortgagee under the Operative
Agreements, or of any Permitted Lessee under any Permitted Lease; (b) Liens attributable to Mortgagee (both in its capacity as trustee under the Trust
Indenture and in its individual capacity); (c) the rights of others under agreements or arrangements to the extent expressly permitted by the terms of
Section 4.04 or 4.05 of the Trust Indenture; (d) Liens for Taxes of Owner (and
its U.S. federal tax law consolidated group), or Liens for Taxes of any Tax
Indemnitee (and its U.S. federal tax law consolidated group) for which Owner is obligated to indemnify such Tax Indemnitee under any of the Operative
Agreements, in any such case either not yet due or being contested in good faith by appropriate proceedings so long as such Liens and such proceedings do not involve any material risk of the sale, forfeiture or loss of the Pledged Spare
Parts or Pledged Spare Engines or the interest of Mortgagee therein or impair the Lien of the Trust Indenture; (e) materialmen's, mechanics', workers', repairers', employees' or other like Liens arising in the ordinary course of business for amounts the payment of which is either not yet delinquent for more than sixty (60) days or is being contested in good faith by appropriate proceedings, so long as such Liens and such proceedings do not involve any material risk of the sale, forfeiture or loss of the Pledged Spare Parts or
Pledged Spare Engines or the interest of Mortgagee therein or impair the Lien of the Trust Indenture; (f) Liens arising out of any judgment or award against
Owner (or any

                                       13

Permitted Lessee), so long as such judgment shall, within sixty (60) days after the entry thereof, have been discharged or vacated, or execution thereof stayed pending appeal or shall have been discharged, vacated or reversed within 60 days after the expiration of such stay, and so long as during any such sixty (60) day period there is not, or any such judgment or award does not involve, any material risk of the sale, forfeiture or loss of the Pledged Spare Parts or
Pledged Spare Engines or the interest of Mortgagee therein or impair the Lien of the Trust Indenture; (g) insurer's salvage rights, (h) any ownership or other registrable interest of Owner permitted or required under the Operative
Documents and registered on the International Registry in respect of any Pledged
Spare Engine, and (i) any other Lien with respect to which Owner (or any
Permitted Lessee) shall have provided a bond, cash collateral or other security adequate in the reasonable opinion of Mortgagee.

      "Persons" or "persons" means individuals, firms, partnerships, joint ventures, trusts, trustees, Government Entities, organizations, associations, corporations, limited liability companies, government agencies, committees, departments, authorities and other bodies, corporate or incorporate, whether having distinct legal status or not, or any member of any of the same.

      "Plan" means any employee benefit plan within the meaning of Section 3(3)
of ERISA, or any plan within the meaning of Section 4975(e)(1) of the Code.

      "Pledged Spare Engine" has the meaning set forth in Section 11.02(a) of the Trust Indenture.

      "Pledged Spare Engine Collateral" means a Pledged Spare Engine together with all of Owner's rights of warranty or indemnity in respect thereof, all related Pledged Spare Engine Documents, and all proceeds of the foregoing.

      "Pledged Spare Engine Documents" means all repair, maintenance and technical records, logs, manuals, engine disc sheets and all other documents and materials similar thereto (including, without limitation, any such records, logs, manuals, documents and materials that are computer print-outs) at any time maintained, created or used by the Owner pursuant to the FAA or under the Act, with respect to any Pledged Spare Engine.

      "Pledged Spare Parts" has the meaning set forth in clause (1) of the
Granting Clause of the Trust Indenture.

      "Policy" is defined in the Intercreditor Agreement.

      "Policy Provider", "Policy Provider Agreement","Policy Provider Amounts",
"Policy Provider Documents" and "Policy Provider Obligations" are defined in the
Intercreditor Agreement.

      "Premium" means (i) with respect to the Series B-1 Equipment Note redeemed pursuant to Section 2.11 of the Trust Indenture, the following percentage of the principal amount of such Series B-1 Equipment Note: (x) if redeemed on or after the third anniversary of the Issuance Date and before the fourth anniversary of the Issuance Date, 4%; and (y) if redeemed on or after such fourth anniversary and before the fifth anniversary of the Issuance Date, 2%; provided that

                                       14

no Premium shall be payable under this clause (i) in connection with a redemption of any Equipment Note made by the Owner to satisfy the Maximum
Collateral Ratio, Maximum Subordinated Collateral Ratio or Minimum Rotable Ratio
requirement pursuant to Section 3.1 of the Collateral Maintenance Agreement or
in connection with a redemption required under Section 3.3 of the Collateral
Maintenance Agreement; (ii) with respect to the Series G-1 Equipment Note redeemed pursuant to Section 3.3 of the Collateral Maintenance Agreement prior to the third anniversary of the Issuance Date, 1% of the principal amount of such Series G-1 Equipment Note , (iii) with respect to any Series B-1 Equipment
Note redeemed pursuant to Section 3.3 of the Collateral Maintenance Agreement
(x) prior to the fourth anniversary of the Issuance Date, 4% of the principal amount of such Series B-1 Equipment Note or (y) on or after such fourth anniversary and before the fifth anniversary of the Issuance Date, 2% of the principal amount of such Series B-1 Equipment Note; and (iii) with respect to any Additional Equipment Note, the percentage specified in the applicable
Officer's Certificate in respect thereof delivered pursuant to Section 11.03 of the Trust Indenture and set forth in the form of such Additional Equipment Note.

      "Primary Liquidity Facility" is defined in the Intercreditor Agreement.

      "Primary Liquidity Provider" is defined in the Intercreditor Agreement

      "Propeller" includes a part, appurtenance, and accessory of a propeller.

      "Prospectus Supplement" means the final Prospectus Supplement, dated
November 7, 2006, to the Prospectus, dated June 30, 2006, of the Owner relating to the offering of the Pass Through Certificates.

      "QIB" is defined in Section 2.08 of the Trust Indenture.

      "Qualified Aircraft Type" means any Airbus model A320 aircraft and Embraer model 190 aircraft.

      "Qualified Spare Parts" has the meaning provided in clause (1) of the
Granting Clause of the Trust Indenture.

      "Rating Agencies" is defined in the Intercreditor Agreement.

      "Ratings Confirmation" is defined in the Intercreditor Agreement.

      "Redemption Action" means the sending of a notice of redemption pursuant to Section 2.12 of the Trust Indenture with respect to an Optional Redemption of any Series of Equipment Notes and the deposit of funds sufficient to pay the redemption price in full (including accrued interest and Premium, if any, but excluding Break Amount, if any, which shall be deposited on or prior to the scheduled redemption date) for such Optional Redemption.

      "Redemption Price" is defined in Schedule 2 to the applicable Note
Purchase Agreement.

      "Reference Agency Agreement" means the Reference Agency Agreement dated as of the Issuance Date among WTC, as reference agent thereunder, the Subordination
Agent and Owner.

                                       15

      "Reference Agent" is defined in the Reference Agency Agreement.

      "Replacement Closing Date" is defined in Section 11.02(f)(i) of the Trust
Indenture.

      "Replacement Spare Engine" is defined in Section 11.02(f)(ii) of the Trust
Indenture.

      "Required Subordinated Holders" means the holders of a majority of the outstanding Original Amount of Junior Equipment Notes.

      "Rotable" means a Qualified Spare Part that wears over time and can be repeatedly restored to a serviceable condition over a period approximating the life of the flight equipment to which it relates.

      "Rotable Part" means a Spare Part or Appliance that wears over time and can be repeatedly restored to a serviceable condition over a period approximating the life of the flight equipment to which it relates.

      "Rotable Ratio" shall mean a percentage determined by dividing (i) the
Fair Market Value of the Rotables, as set forth in the most recent Independent
Appraiser's Certificate delivered by the Owner pursuant to Article 2 of the
Collateral Maintenance Agreement, as supplemented pursuant to Section 3.1 of the
Collateral Maintenance Agreement, if applicable, by (ii) the aggregate principal amount of all outstanding Senior Equipment Notes minus the sum of the Cash
Collateral held by the Mortgagee.

      "Sales" is defined in Section 3.2 of the Collateral Maintenance Agreement.

      "SEC" means the Securities and Exchange Commission of the United States,
or any Government Entity succeeding to the functions of such Securities and
Exchange Commission.

      "Section 1110" means 11 U.S.C. Section 1110 of the Bankruptcy Code or any successor or analogous section of the federal bankruptcy law in effect from time to time.

      "Section 1110 Period" means the continuous period of (i) 60 days specified in Section 1110(a)(2)(A) of the Bankruptcy Code (or such longer period, if any, agreed to under Section 1110(b) of the Bankruptcy Code), plus (ii) an additional period, if any, commencing with the trustee or debtor-in-possession in such proceeding entering into an agreement of the kind described in Section
1110(a)(2)(A) of the Bankruptcy Code and continuing until such time as such trustee or debtor-in-possession fails to perform its obligations thereunder such that the Mortgagee is entitled to take possession of the Pledged Spare Parts or any Pledged Spare Engine pursuant to the Trust Indenture.

      "Secured Obligations" is defined in Section 2.06 of the Trust Indenture.

      "Securities Account" is defined in Section 3.07 of the Trust Indenture.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Securities Intermediary" is defined in Section 3.07 of the Trust
Indenture.

                                       16

      "Security" means a "security" as defined in Section 2(l) of the Securities
Act.

      "Semiannual Methodology" means the Annual Methodology, excluding actions referred to in clauses (iii) and (iv) of the definition of Annual Methodology.

      "Semiannual Valuation Date" is defined in Section 2.2 of the Collateral
Maintenance Agreement.

      "Senior Equipment Note" is defined in Section 11.03(a) of the Trust
Indenture.

      "Series" means any series of Equipment Note issued under this Indenture.

      "Series B-1 Equipment Note" means the Equipment Note issued on the Closing
Date under the Trust Indenture and designated "Series B".

      "Series G-1 Equipment Note" means the Equipment Note issued on the Closing
Date under the Trust Indenture and designated Series G.

      "Serviceable Parts" means Pledged Spare Parts in condition satisfactory for incorporation in, installation on, attachment or appurtenance to or use in an Aircraft, Engine or other Qualified Spare Part.

      "Spare Engine" shall mean any Engine first placed in service after October
22, 1994, that is owned by Owner and appropriate for installation on an Eligible
Aircraft, whether or not actually installed thereon.

      "Spare Part" means an accessory, appurtenance, or part of an Aircraft
(except an Engine or Propeller), Engine (except a Propeller), Propeller, or
Appliance, that is to be installed at a later time in an Aircraft, Engine,
Propeller or Appliance.

      "Spare Parts Documents" has the meaning set forth in clause (6) of the
Granting Clause of the Trust Indenture.

      "Special Default" means (i) the failure by Owner to pay any amount of principal of or interest on any Equipment Note when due or (ii) the occurrence of any Default or Event of Default referred to in Section 5.01(v), (vi) or (vii)
of the Trust Indenture.

      "Special Valuation Date" is defined in Section 2.4 of the Collateral
Maintenance Agreement.

      "Standard & Poor's" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

      "Subordinated Collateral Ratio" shall mean a percentage determined by dividing (i) the aggregate unpaid Original Amount of all Equipment Notes minus the sum of the Cash Collateral held by the Securities Intermediary by (ii) the
Fair Market Value of all Collateral (excluding any Cash Collateral), as set forth in the most recent Independent Appraiser's Certificate delivered by

                                       17

the Owner pursuant to Article 2 of the Collateral Maintenance Agreement, as
supplemented pursuant to Section 3.1 of the Collateral Maintenance Agreement, if
applicable.

      "Subordinated Security Provisions" is defined in Section 4.1 of the
Collateral Maintenance Agreement.

      "Subordination Agent" means Wilmington Trust Company, as subordination agent under the Intercreditor Agreement, or any successor thereto.

      "Subordination Agent Agreements" means the Note Purchase Agreements, the
Policy Provider Documents, the Primary Liquidity Facilities, the Reference
Agency Agreement, the Above-Cap Liquidity Agreements and the Intercreditor
Agreement.

      "Tax Indemnitee" means (a) WTC and Mortgagee, (b) each separate or additional trustee appointed pursuant to the Trust Indenture, (c) each Note
Holder, (d) each Policy Provider, (e) the Subordination Agent, and (f) the
respective successors, assigns, agents and servants of the foregoing.

      "Taxes" means all license, recording, documentary, registration and other similar fees and all taxes, levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever imposed by any Taxing Authority, together with any penalties, additions to tax, fines or interest thereon or additions thereto.

      "Taxing Authority" means any federal, state or local government or other taxing authority in the United States, any foreign government or any political subdivision or taxing authority thereof, any international taxing authority or any territory or possession of the United States or any taxing authority thereof.

      "Temporary Cash Collateral" is defined in Section 3.1(e) of the Collateral
Maintenance Agreement.

      "Threshold Amount" means $2,000,000.

      "Transaction Expenses" means all costs and expenses reasonably incurred by
Mortgagee in connection with (a) the preparation, execution and delivery of the
Operative Agreements and the recording or filing of any documents, certificates or instruments in accordance with any Operative Agreement, including, without limitation, the FAA Filed Documents and the Financing Statements, (b) the
initial fee of Mortgagee under the Trust Indenture and (c) the reasonable fees and disbursements of counsel for Mortgagee and special counsel in Oklahoma City,
Oklahoma, in each case, in connection with the Closing.

      "Transactions" means the transactions contemplated by the Note Purchase
Agreements.

      "Transfer" means the transfer, sale, assignment or other conveyance of all or any interest in any property, right or interest.

                                       18

      "Transferee" means a person to which any Note Holder purports or intends to Transfer any or all of its right, title or interest in any Equipment Note, as described in Section 9 of the applicable Note Purchase Agreement.

      "Trust Indenture" or "Indenture" means this Trust Indenture and Mortgage, dated as of November 14, 2006, between Owner and Mortgagee.

      "Trust Indenture Collateral Supplement" means a Trust Indenture and
Mortgage Collateral Supplement, substantially in the form of Exhibit B to the
Trust Indenture, with appropriate modifications to reflect the purpose for which it is being used.

      "Trust Indenture Location Supplement" means a Trust Indenture and Mortgage
Location Supplement, substantially in the form of Exhibit A to the Trust
Indenture, with appropriate modifications to reflect the purpose for which it is being used.

      "Trust Indenture Supplement" means a Trust Indenture Collateral Supplement or a Trust Indenture Location Supplement.

      "UCC" means the Uniform Commercial Code as in effect in any applicable jurisdiction.

      "Underwriter" is defined in the Intercreditor Agreement.

      "Underwriting Agreement" means (i) with respect to the Certificates issued in connection with the Initial Equipment Notes, the Underwriting Agreement dated
November 7, 2006 between Owner and Morgan Stanley & Co. Incorporated, as representative of the several underwriters, and (ii) with respect to the
Certificates issued in connection with any Additional Equipment Notes, any underwriting agreement, private placement or analogous agreement pursuant to which the initial offering and sale of the applicable Certificates is effected, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

      "United States" or "U.S." means the United States of America; provided that for geographic purposes, "United States" means, in aggregate, the 50 states and the District of Columbia of the United States of America.

      "Unserviceable Parts" means Pledged Spare Parts that are not Serviceable
Parts.

      "U.S. Air Carrier" means any United States air carrier that is a Citizen of the United States holding an air carrier operating certificate issued pursuant to chapter 447 of title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6000 pounds or more of cargo, and as to which there is in force an air carrier operating certificate issued pursuant to Part 121 of the FAA Regulations, or which may operate as an air carrier by certification or otherwise under any successor or substitute provisions therefor or in the absence thereof.

      "U.S. Government" means the federal government of the United States, or any instrumentality or agency thereof the obligations of which are guaranteed by the full faith and credit of the federal government of the United States.

                                       19

      "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of
America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the option of the issuer thereof.

      "U.S. Person" means any Person described in Section 7701 (a)(30) of the
Code.

      "Valuation Dates" is defined in Section 2.4 of the Collateral Maintenance
Agreement.

      "Warranties" is defined in clause (2) of the Granting Clause of the Trust
Indenture.

      "WTC" means Wilmington Trust Company, a Delaware banking corporation, not in its capacity as Mortgagee under the Trust Indenture, but in its individual capacity.

                                       20

                                                 -------------------------------
                                                       ANNEX B - INSURANCE
                                                         TRUST INDENTURE
                                                 -------------------------------

                                     ANNEX B

                                    INSURANCE

      Capitalized terms used but not defined herein shall have the respective meanings set forth or incorporated by reference in Annex A to the Trust
Indenture.

      A.    LIABILITY INSURANCE

            The Owner will carry or cause to be carried at all times, at no expense to any Additional Insured (as defined below), third party liability insurance with respect to the Pledged Spare Parts, which is (i) of an amount and scope as may be customarily maintained by the Owner for equipment similar to the
Pledged Spare Parts and (ii) maintained in effect with insurers of nationally or internationally recognized responsibility (such insurers being referred to herein as "Approved Insurers").

      B.    PROPERTY INSURANCE

            The Owner will carry or cause to be carried at all times, at no expense to any Additional Insured, with Approved Insurers insurance covering physical damage to the Pledged Spare Parts providing for the reimbursement of the actual expenditure incurred in repairing or replacing any damaged or destroyed Pledged Spare Part or, if not repaired or replaced, for the payment of the amount it would cost to repair or replace such Pledged Spare Part, on the date of loss, with proper deduction for obsolescence and physical depreciation.

            Any policies of insurance carried in accordance with this Annex B covering the Pledged Spare Parts and any policies taken out in substitution or replacement for any such policies shall provide that (A) all insurance proceeds up to the Debt Balance paid under such policies as a result of the occurrence of an Event of Loss with respect to any Pledged Spare Parts involving proceeds in excess of the Threshold Amount will be paid to the Mortgagee, it being agreed that the Mortgagee shall pay the amount of such proceeds to the Owner or its order to the extent required under Section 4.09(b) of the Trust Indenture, and
(B) the entire amount of any insurance proceeds not involving an Event of Loss with respect to any Pledged Spare Parts or involving proceeds of the Threshold
Amount or less and the amount of insurance proceeds in excess of the Debt
Balance shall be paid to the Owner or its order; provided that if a Special
Default or Event of Default shall have occurred and be continuing and the insurers have been notified thereof by the Mortgagee or the Policy Provider, the amount of any proceeds of any loss with respect to the Pledged Spare Parts shall be paid to the Mortgagee.

      C.    PLEDGED SPARE ENGINES

            (a)   In connection with any Pledged Spare Engine, the Owner shall also maintain or cause to be maintained, at no expense to any Additional
Insured, in respect of such Pledged Spare Engine the following insurances:

                  (i)   Liability: Airline liability insurance, including third
party and passenger legal liability, bodily injury liability, war risk and allied perils liability ("LIABILITY WAR RISK INSURANCE"), property damage liability, and contractual liability (exclusive of manufacturer's product liability insurance) with respect to the Pledged Spare Engine (x) in such amount as is customarily maintained by Owner in respect of Engines similar to the
Pledged Spare Engine and (y) with Approved Insurers.

            During any period that a Pledged Spare Engine is on the ground and not in operation, Owner may carry or cause to be carried, in lieu of the insurance required by the above paragraph, insurance otherwise conforming to the provisions of the paragraph above except that (A) the amounts of coverage shall not be required to exceed the amounts of bodily injury liability and property damage liability insurance from time to time applicable to the same or similar type of engines owned or leased by other U.S. Air Carriers which are on the ground and not in operation, and (B) the scope of risks covered and the type of insurance shall be consistent with industry practice from time to time applicable to the same or similar type of engines owned or lease by similarly-situated U.S. Air Carriers and which are on the ground and not in operation.

                  (ii)  Property: (A) "All-Risk" ground and flight aircraft hull insurance covering each Aircraft on which any Pledged Spare Engine is installed and such Pledged Spare Engine while so installed thereon and all-risk property damage insurance covering such Pledged Spare Engine (with flight, taxiing and ingestion coverages), (B) fire, transit and extended coverage of Engines while removed from any airframe, and (C) war risk and allied perils insurance, including government confiscation and expropriation and hijacking insurance
(collectively, "HULL WAR RISK INSURANCE", and collectively, with Liability War
Risk Insurance, "WAR RISK INSURANCE") at all times in an aggregate amount applicable to all of the Pledged Spare Engines not less than one hundred ten percent (110%) of the Adjusted Fair Market Value as of the most recent Valuation
Date; provided that, in the case of Hull War Risk Insurance, such insurance shall be maintained by Owner if and to the extent that a majority of similarly-situated U.S. Air Carriers operating similarly-sized equipment on similar routes maintain such insurance.

                                        2

            (b)   Notwithstanding any provisions of this Annex B Section C, the
Mortgagee agrees to accept, in lieu of any insurance against any risk with respect to a Pledged Spare Engine, indemnification from, or insurance provided by, the government of the United States or any instrumentality thereof the obligations of which are supported by the full faith and credit of the U.S.
government (including by the FAA, under a war risk and allied perils policy of a scope contained in the policy commonly known as "Amendment No. 7" [or any later iteration thereof]) which policy as it relates to the Owner is the FAA's Policy number [P5-WR-090105-B6] as the same may be replaced or revised. Any notice provision required by the insurances pursuant to Section E (iii) below, shall be deemed satisfied in respect of any U.S. Government indemnification program
(including the aforementioned FAA policy) if the U.S. Government is obligated to publish notice of any cancellation, reduction, change or lapse described therein in the Federal Register; provided Owner notifies each Additional Insured
(defined below) of any such published notice.

            (c)   As between the Owner and the Mortgagee, all insurance proceeds received as a result of the occurrence of an Event of Loss with respect to any
Pledged Spare Engine under policies required to be maintained by the Owner pursuant to the Trust Indenture will be applied in accordance with Section
4.09(b) of this Trust Indenture. All proceeds of insurance required to be maintained by the Owner in respect of any property damage or loss not constituting an Event of Loss with respect to any Pledged Spare Engine will be applied in payment (or to reimburse the Owner) for repairs or for replacement property, and any balance remaining after such repairs or replacement with respect to such damage or loss shall, subject to Section 4.09(c), be paid over to, or retained by, the Owner.

      D.    GENERAL PROVISIONS

            Any policies of insurance carried in accordance with Sections A, B, and C including any policies taken out in substitution or replacement for such policies:

            (i)     shall name the Mortgagee, the Trustee, the Liquidity
Providers, Liquidity Guarantor, and Policy Providers as additional insureds
(collectively, the "Additional Insureds"), as their respective interests may appear;

            (ii)    shall provide that, in respect of the interests of the
Additional Insureds in such policies, the insurance shall not be invalidated or impaired by any act or omission (including misrepresentation and nondisclosure)
by the Owner (or any Permitted Lessee) or any other Person and shall insure the
Additional Insureds regardless of any breach or violation of any representation, warranty, declaration, term or condition contained in such policies by the Owner
(or any Permitted Lessee);

            (iii)   shall provide that, if such insurance is cancelled for any reason whatsoever, or if the same is allowed to lapse for nonpayment of premium, or if any material change is made in the insurance which adversely affects the interest of any of the Additional Insureds, such cancellation, lapse or change shall not be effective as to the Additional Insureds for 30 days (10 days for nonpayment of premiums or cancellation by the Owner; 7 days in the case of War
Risk Insurance) after receipt by the Additional Insureds of written notice by such insurers of such cancellation, lapse or change, provided that if any notice period specified above

                                        3

is not reasonably obtainable, such policies shall provide for as long a period of prior notice as shall then be reasonably obtainable;

            (iv)    shall waive any right of recourse, subrogation, setoff,
recoupment, counterclaim or other deduction against any Additional Insured;

            (v)     shall be primary without right of contribution from any
other insurance that may be available to any Additional Insured;

            (vi)    shall provide that all of the liability insurance provisions thereof, except the limits of liability, shall operate in all respects as if a separate policy had been issued covering each party insured thereunder;

            (vii)   shall provide that none of the Additional Insureds shall be liable for any insurance premium; and

            (viii)  in respect of insurances covering Pledged Spare Engines,
Owner may procure endorsements to the relevant insurance policies required to be maintained pursuant to Section 4.09 and Section C of this Annex B so as to incorporate the terms of AVN67B, or any successor provision, into such policies, in which event, to the extent that any provision of any such AVN67B endorsement conflicts or is otherwise inconsistent with the requirements of Section 4.09 or
Annex B (including Sections C and D), then such endorsement shall be deemed to satisfy such requirements to the extent covered by such endorsement. If the terms of AVN67B are incorporated into such policies, Owner will cause its insurance broker to issue an undertaking letter to the Additional Insureds confirming that the insurance broker will promptly advise the Additional
Insureds upon becoming aware of the cancellation of or any material change in such insurance policies.

      E.    REPORTS AND CERTIFICATES; OTHER INFORMATION

            On or prior to the Closing Date and on or prior to each renewal date of the insurance policies required hereunder, the Owner will furnish or cause to be furnished to the Mortgagee and the Policy Provider insurance certificates describing in reasonable detail the insurance maintained by the Owner or any
Permitted Lessee hereunder and a report, signed by the Owner's regularly retained independent insurance broker (the "Insurance Broker"), stating the opinion of such Insurance Broker that all premiums in connection with the insurance then due have been paid and that the insurance terms are in compliance with the requirements of this Annex B. The Owner will request the Insurance
Broker to agree to advise the Mortgagee in writing of any default in the payment of any premium and of any other act or omission on the part of the Owner or any
Permitted Lessee of which it has knowledge and which might invalidate or render unenforceable, in whole or in part, any insurance on the Pledged Spare Parts or
Pledged Spare Engines, if applicable, or cause the cancellation, termination or interruption of such insurance; and, if the Insurance Broker does not so agree, the Owner shall advise the Mortgagee in writing of any such default in payment at least 30 days (7 days in the case of War Risk Insurance and 10 days in the case of nonpayment of premium) prior to the cancellation lapse, or material adverse change of any insurance maintained pursuant to this Annex B).

                                        4

      F.    RIGHT TO PAY PREMIUMS

            None of the Mortgagee and the other Additional Insureds shall have any obligation to pay any premium, commission, assessment or call due on any such insurance (including reinsurance). Notwithstanding the foregoing, in the event of cancellation of any insurance due to the nonpayment of premiums, the
Policy Provider or the Mortgagee shall have the option, in its sole discretion, to pay any such premium in respect of the Pledged Spare Parts or Pledged Spare
Engine, if applicable, that is due in respect of the coverage pursuant to the
Trust Indenture and to maintain such coverage, as the Policy Provider or the
Mortgagee may require, until the scheduled expiry date of such insurance and, in such event, the Owner shall, upon demand, reimburse the Policy Provider or the
Mortgagee for amounts so paid by it.

      G.    DEDUCTIBLES; SELF-INSURANCE

            The Owner may self-insure by way of deductible, premium adjustment or franchise provisions or otherwise in the insurance covering the risks required to be insured against pursuant to this Annex B in such amounts as shall be consistent with normal industry practice for similarly-situated U.S. Air
Carriers.

                                        5

                                                                       EXHIBIT A
                                                                              TO
                                                    TRUST INDENTURE AND MORTGAGE

           TRUST INDENTURE AND MORTGAGE LOCATION SUPPLEMENT NO. ______

            This TRUST INDENTURE AND MORTGAGE LOCATION SUPPLEMENT NO. _______,
dated [____________ ___, ____] (herein called this "TRUST INDENTURE SUPPLEMENT")
of JETBLUE AIRWAYS, CORPORATION, as Owner (the "OWNER").

                              W I T N E S S E T H:

            WHEREAS, the Owner and Wilmington Trust Company, as Mortgagee (the
"MORTGAGEE"), have heretofore executed and delivered a Trust Indenture and
Mortgage, dated as of November 14, 2006(the "TRUST INDENTURE"), and terms defined in the Trust Indenture and used herein have such defined meanings unless otherwise defined herein;

            WHEREAS, the Trust Indenture grants a Lien on, among other things, certain Spare Parts and Appliances to secure (subject to the provisions of the
Trust Indenture), among other things, the Owner's obligations to the Note
Holders and the Indenture Indemnities;

            WHEREAS, the Owner has previously designated the locations at which the Pledged Spare Parts may be maintained by or on behalf of the Owner in the
Trust Indenture [AND IN TRUST INDENTURE LOCATION SUPPLEMENT NO. __];

            WHEREAS, the Trust Indenture [AND THE TRUST INDENTURE SUPPLEMENTS]
has [HAVE] been duly recorded with the Federal Aviation Administration at
Oklahoma City, Oklahoma, pursuant to the Act on the following date as a document or conveyance bearing the following number:

                                               DATE OF            DOCUMENT OR
                                              RECORDING          CONVEYANCE NO.
            Trust Indenture..........

            WHEREAS, the Owner, as provided in the Trust Indenture, is hereby executing and delivering to the Mortgagee this Trust Indenture Location
Supplement for the purposes of adding locations at which the Pledged Spare Parts may be maintained by or on behalf of the Owner; and

            WHEREAS, all things necessary to make this Trust Indenture Location
Supplement the valid, binding and legal obligation of the Owner, including all proper corporate action on the part of the Owner, have been done and performed and have happened;

            NOW, THEREFORE, THIS TRUST INDENTURE LOCATION SUPPLEMENT WITNESSETH,
that the locations listed on Schedule 1 hereto shall be Designated Locations for purposes of the Trust Indenture at which Pledged Spare Parts may be maintained by or on behalf

of the Owner, and all Pledged Spare Parts at such Designated Locations shall be subjected to the Lien of the Trust Indenture.

            This Trust Indenture Location Supplement shall be construed as supplemental to the Trust Indenture and shall form a part thereof, and the Trust
Indenture is hereby incorporated by reference herein and is hereby ratified, approved and confirmed.

            THIS TRUST INDENTURE LOCATION SUPPLEMENT IS DELIVERED IN THE STATE
OF NEW YORK. THIS TRUST INDENTURE LOCATION SUPPLEMENT SHALL BE GOVERNED BY, AND
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            The Owner, in compliance with 14 C.F.R. 49.53(a)(1) and (2), certifies that the Owners is an air carrier, certificated by the FAA under 49
U.S.C. 44705, and that the Pledged Spare Parts are maintained by or on behalf the Owner at the Designated Locations.

            Delivery of an executed counterpart of a signature page to this
Trust Indenture Location Supplement by telecopier shall be effective as delivery of an original executed counterpart of this Trust Indenture Supplement.

                                      * * *

                                        2

            IN WITNESS WHEREOF, the Owner has caused this Trust Indenture
Location Supplement to be duly executed by one of its officers, thereunto duly authorized, on the day and year first above written.

                                        JETBLUE AIRWAYS CORPORATION

                                        By:_____________________________________
                                           Name:
                                           Title:

                                        3

                             SCHEDULE I TO EXHIBIT A
                             TO THE TRUST INDENTURE
                     [LIST OF ADDED DESIGNATED LOCATION(S)]

                                        4

                        SCHEDULE I TO THE TRUST INDENTURE

                              DESIGNATED LOCATIONS
                               (INCLUDING ADDRESS)

----------------------------------------------------------------------
BLUECITIES                                             AIRPORT \ CODE
----------------------------------------------------------------------

Corporate Headquarters                                      FHH1
118-29 Queens Blvd
Forest Hills, NY 11375
----------------------------------------------------------------------

Stores Dept
JFK International Airport                                   JFK1
Terminal 6
Jamaica, NY 11430
----------------------------------------------------------------------

JFK International Airport                                   JFK2
Building 141
Jamaica, NY 11430
----------------------------------------------------------------------

PROVISIONING WAREHOUSE
JFK International Airport                                   JFK3
Building 81
Jamaica, NY 11430
----------------------------------------------------------------------

19 Old Kings Highway South                                  DAR1
Suite 23
Darien, CT 06820
----------------------------------------------------------------------

Reservations Center
6322 South 3000 East                                        RES1
Suite G10
Salt Lake City, UT 84121
----------------------------------------------------------------------

Orlando Support Campus                                      OSC1
8265 Hanger Blvd
Orlando, FL 32827
----------------------------------------------------------------------

LiveTV-Hanger                                               MCO2
8900 Hanger Road
Orlando, FL 32827
----------------------------------------------------------------------

LiveTV-Headquarters
1333 Gateway Drive                                          MCO3
Suite 1007
Melborne, FL 32901
----------------------------------------------------------------------

                           Trust Indenture & Mortgage [JetBlue Spare Parts 2006]

----------------------------------------------------------------------
BLUECITIES                                             AIRPORT \ CODE
----------------------------------------------------------------------

Greater Rochester International Airport                     ROC1
1200 Brooks Avenue
Rochester, NY 14624
----------------------------------------------------------------------

Burlington International Airport                            BTV1
1200 Airport Drive #1
South Burlington, VT 05403
----------------------------------------------------------------------

Oakland International Airport                               OAK1
#1 Airport Drive, B6 Ticket Counter
Oakland, CA 94621
----------------------------------------------------------------------

PROVISIONING WAREHOUSE & MX AREA
Building M                                                  OAK2
130 Alan Shepard Way
Oakland, CA 94621
----------------------------------------------------------------------

Ontario International Airport                               ONT1
2500 East Airport Drive
Ontario, CA 91761-7628
----------------------------------------------------------------------

Buffalo-Niagara International Airport                       BUF1
4200 Genesee Street
Buffalo, NY 14225
----------------------------------------------------------------------

Orlando International Airport                               MCO1
9001 Airport Blvd #H
Orlando, FL 32827
----------------------------------------------------------------------

Tampa International Aiport                                  TPA1
Landslide Terminal, Level Two, Blue Side
Tampa, FL 33607
----------------------------------------------------------------------

Fort Lauderdale Hollywood Int'l Airport                     FLL1
50 Terminal Drive, Terminal 1
Fort Lauderdale, FL 33315
----------------------------------------------------------------------

Palm Beach International Airport                            PBI1
1000 PBIA, Suite 116
West Palm Beach, FL 33406
----------------------------------------------------------------------

S.W. Florida International Airport                          RSW1
16000 Chamberlin Parkway S.E.
Fort Myers, FL 33913
----------------------------------------------------------------------

                           Trust Indenture & Mortgage [JetBlue Spare Parts 2006]

----------------------------------------------------------------------
BLUECITIES                                             AIRPORT \ CODE
----------------------------------------------------------------------

Salt Lake City International Airport                        SLC1
776 North Terminal Drive
Salt Lake City, UT 84116
----------------------------------------------------------------------

Seattle-Tacoma International Airport
Room MT 6025                                                SEA1
17801 Pacific Highway So.
Seattle, WA 98158
----------------------------------------------------------------------

Syracuse Hancock International Airport
1000 Col. Eileen Collins Boulevard                          SYR1
Room ST103.1
Syracuse, NY 13212
----------------------------------------------------------------------

Denver International Airport
Concourse A, Room A1035                                     DEN1
8700 Pena Blvd
Denver, Colorado 80249-6340
----------------------------------------------------------------------

New Orleans International Airport                           MSY1
900 Airline Drive
Kenner, LA 70062
----------------------------------------------------------------------

Long Beach Airport                                          LGB1
4225 Donald Douglas Drive
Long Beach, CA 90808
----------------------------------------------------------------------

PROVISIONING WAREHOUSE                                      LGB2
4225 Donald Douglas Drive
Long Beach, C 90808
----------------------------------------------------------------------

Washington Dulles Int'l Airport                             IAD1
Main Terminal Room MO258
Dulles, VA  20166
----------------------------------------------------------------------

PROVISIONING WAREHOUSE
Washington Dulles                                           IAD2
23941 Cargo Dr. Door 42
Dulles, VA 20166
----------------------------------------------------------------------

McCarran Airport                                            LAS1
5757 Wayne Newton Blvd
Las Vegas, NV  89111-1706
----------------------------------------------------------------------

LMM International Airport                                   SJU1
Concourse B - Office 16
Carolina, Puerto Rico 00983
----------------------------------------------------------------------

                           Trust Indenture & Mortgage [JetBlue Spare Parts 2006]

----------------------------------------------------------------------
BLUECITIES                                             AIRPORT \ CODE
----------------------------------------------------------------------

San Diego International Airport
3835 North Harbor Drive                                     SAN1
Terminal 2
San Deigo, CA 92101
----------------------------------------------------------------------

Logan International Airport                                 BOS1
500 Terminal E
Boston, MA 02128-2015
----------------------------------------------------------------------

PROVISIONING WAREHOUSE
88 Black Falcon Avenue                                      BOS2
Suite 129
Boston, MA 02128
----------------------------------------------------------------------

Sacramento International Airport                            SMF1
6850 Airport Blvd
Sacramento, CA 95837
----------------------------------------------------------------------

San Jose International Airport
1661 Airport Blvd                                           SJC1
San Jose, CA 95110
----------------------------------------------------------------------

Rafael Hernandez Airport                                    BQN1
Hanger 405
Aguadilla, Ramey Puerto Rico 00604
----------------------------------------------------------------------

LaGuardia Airport                                           LGA1
Central Terminal Bldg
Flushing, NY 11371
----------------------------------------------------------------------

PROVISIONING WAREHOUSE
LSGSC                                                       LGA2
Hanger 7 North
Flushing, NY 11371
----------------------------------------------------------------------

Phoenix International Airport                               PHX1
3400 E. Sky Harbor Blvd
Phoenix, AZ 85034
----------------------------------------------------------------------

Portland International Airport                              PDX1
7000 N.E. Airport Way-2376
Portland, OR 97218
----------------------------------------------------------------------

Bob Hope Airport                                            BUR1
2627 Hollywood Way
Burbank, CA 91505
----------------------------------------------------------------------

                           Trust Indenture & Mortgage [JetBlue Spare Parts 2006]

----------------------------------------------------------------------
BLUECITIES                                             AIRPORT \ CODE
----------------------------------------------------------------------

Ponce Mercedita Airport                                     PSE1
Main Terminal
Mercedita, PR 00731
----------------------------------------------------------------------

Newark Liberty Int'l Airport
Terminal A                                                  EWR1
Newark, NJ 07114
----------------------------------------------------------------------

PROVISIONING WAREHOUSE
Concord Road  Bldg 157                                      EWR2
Newark Liberty Airport
Newark, NJ 07114
----------------------------------------------------------------------

Austin Bergstrom Int'l Airport                              AUS1
3600 Presidental Blvd
Austin, TX 78719
----------------------------------------------------------------------

Richmond International Airport
Suite 122                                                   RIC1
1 Richard E. Byrd Terminal Drive
Richmond International Airport, VA  23250
----------------------------------------------------------------------

Portland International Jetport                              PWM1
1001 Westbrook St.
Portland, Maine 04102
----------------------------------------------------------------------

Jacksonville Intl Airport                                   JAX1
2400 Yankee Clipper Drive
Jacksonville, FL  32218
----------------------------------------------------------------------

Pittsburgh Int'l Airport                                    PIT1
Landside Terminal
Pittsburgh, PA 15231-0370
----------------------------------------------------------------------

Charlotte Douglas Int'l Airport                             CLT1
5501 Josh Birmingham Parkway
Charlotte, NC 28208
----------------------------------------------------------------------

Raleigh-Durham Int'l Airport                                RDU1
1000 Trade Drive
Raleigh, NC 27623
----------------------------------------------------------------------

Nashville International Airport                             BNA1
1 Terminal Drive
Nashville, TN 37214
----------------------------------------------------------------------

                           Trust Indenture & Mortgage [JetBlue Spare Parts 2006]

----------------------------------------------------------------------
BLUECITIES                                             AIRPORT \ CODE
----------------------------------------------------------------------

William P. Hobby Airport                                    HOU1
7800 Airport Blvd
Houston, TX 77061
----------------------------------------------------------------------

Sarasota Bradenton Int'l Airport                            SRQ1
6000 Airport Circle
Sarasota, FL 34243
----------------------------------------------------------------------

Tucson Int'l Airport                                        TUS1
7250 S. Tucson Blvd
Tucson, AZ 85706
----------------------------------------------------------------------

Port Columbus Int'l Airport                                 CMH1
4600 International Gateway
Columbus, OH 43219
----------------------------------------------------------------------

SDV (USA) Inc.                                              SDV9
150-10 132nd Ave
Jamaica, NY 11434
----------------------------------------------------------------------

                           Trust Indenture & Mortgage [JetBlue Spare Parts 2006]

                                                                       EXHIBIT B
                                                                              TO
                                                    TRUST INDENTURE AND MORTGAGE

          TRUST INDENTURE AND MORTGAGE COLLATERAL SUPPLEMENT NO. _____

            This TRUST INDENTURE AND MORTGAGE COLLATERAL SUPPLEMENT NO. _______,
dated [___________ ___, ____] (herein called this "TRUST INDENTURE SUPPLEMENT")
of JETBLUE AIRWAYS, CORPORATION, as Owner (the "OWNER").

                              W I T N E S S E T H:

            WHEREAS, the Owner and Wilmington Trust Company, as Mortgagee (the
"MORTGAGEE"), have heretofore executed and delivered a Trust Indenture and
Mortgage, dated as of November 14, 2006 (the "TRUST INDENTURE"), and terms defined in the Trust Indenture and used herein have such defined meanings unless otherwise defined herein;

            WHEREAS, the Trust Indenture grants a Lien on, among other things, certain Spare Parts and Appliances to secure (subject to the provisions of the
Trust Indenture), among other things, the Owner's obligations to the Note
Holders and the Indenture Indemnities;

            WHEREAS, the Trust Indenture [AND THE TRUST INDENTURE SUPPLEMENTS]
has [HAVE] been duly recorded with the Federal Aviation Administration at
Oklahoma City, Oklahoma, pursuant to the Act on the following date as a document or conveyance bearing the following number:

                                               DATE OF          DOCUMENT OR
                                              RECORDING        CONVEYANCE NO.
            Trust Indenture..........

            WHEREAS, the Owner, as provided in the Trust Indenture, is hereby executing and delivering to the Mortgagee this Trust Indenture Collateral
Supplement for the purposes of adding [certain additional Spare Parts and
Appliances to the Pledged Spare Parts][the Spare Engine] described below to the
Collateral:

            Engine Manufacturer:
            Engine Model:
            Serial No:                                                  ; and]

            WHEREAS, all things necessary to make this Trust Indenture
Collateral Supplement the valid, binding and legal obligation of the Owner, including all proper corporate action on the part of the Owner, have been done and performed and have happened;

            NOW, THEREFORE, THIS TRUST INDENTURE COLLATERAL SUPPLEMENT
WITNESSETH, that Owner hereby confirms that the following shall be included as
[Qualified Spare Parts for purposes of subclause (1)] [Pledged Spare Engine
Collateral for purposes of subclause (7)] of the Granting Clause of the Trust
Indenture and shall

be subject to the Lien of the Trust Indenture to the same extent as other
[Qualified Spare Parts][Collateral] (but subject to the exclusions set forth in the Trust Indenture): all [SPARE PARTS AND APPLIANCES] [ROTABLE PARTS] first placed in service after October 22, 1994 and currently owned or hereafter acquired by the Owner that are appropriate for incorporation in, installation on, attachment or appurtenance to, or use in, a Airbus Model A320 or Embraer
Model 190 Aircraft [or other Eligible Aircraft models] or any Engine, or other
Spare Part or Appliance utilized on any such Aircraft.

            TO HAVE AND TO HOLD all and singular the aforesaid property unto the
Mortgagee, and its successors and assigns, in trust for the equal and proportionate benefit and security of the Note Holders and the Indenture
Indemnitees, except as provided in Section 2.13 and Article II of the Trust
Indenture, without any preference, distinction or priority of any one Equipment
Note over any other by reason of priority of time of issue, sale, negotiation, date of maturity thereof or otherwise for any reason whatsoever, and for the uses and purposes set forth in the Trust Indenture.

            This Trust Indenture Collateral Supplement shall be construed as supplemental to the Trust Indenture and shall form a part thereof, and the Trust
Indenture is hereby incorporated by reference herein and is hereby ratified, approved and confirmed.

            THIS TRUST INDENTURE COLLATERAL SUPPLEMENT IS DELIVERED IN THE STATE
OF NEW YORK. THIS TRUST INDENTURE COLLATERAL SUPPLEMENT SHALL BE GOVERNED BY,
AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            [The Owner, in compliance with 14 C.F.R. 49.53(a)(1) and (2), certifies that the Owners is an air carrier, certificated by the FAA under 49
U.S.C. 44705, and that the Pledged Spare Parts are maintained by or on behalf the Owner at the Designated Locations.]

            Delivery of an executed counterpart of a signature page to this
Trust Indenture Collateral Supplement by telecopier shall be effective as delivery of an original executed counterpart of this Trust Indenture Supplement.

                                      * * *

            IN WITNESS WHEREOF, the Owner has caused this Trust Indenture
Collateral Supplement to be duly executed by one of its officers, thereunto duly authorized, on the day and year first above written.

                                        JETBLUE AIRWAYS CORPORATION

                                        By:_____________________________________
                                           Name:
                                           Title:

                        SCHEDULE I TO THE TRUST INDENTURE

                              DESIGNATED LOCATIONS
                               (INCLUDING ADDRESS)